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                                                                    EXHIBIT 10.8

                              AMENDED AND RESTATED

                           LOAN AND SECURITY AGREEMENT

                              DATED ______________

                                     BETWEEN

       GLOBAL SIGNAL ACQUISITIONS LLC, GLOBAL SIGNAL ACQUISITIONS II LLC,
          AND ANY OTHER BORROWER OR BORROWERS THAT ARE OR MAY BECOME A
                                  PARTY HERETO,
                                  AS BORROWERS

                                       AND

           MORGAN STANLEY ASSET FUNDING INC., AS ADMINISTRATIVE AGENT
                AND COLLATERAL AGENT, AND FOR THE BENEFIT OF ANY
              SUCCESSOR ADMINISTRATIVE AGENT AND COLLATERAL AGENT,
                                    AS LENDER

                                   ----------

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

   Section 4.1   Organization, Powers, Capitalization, Good Standing,

   Section 5.5   Operation and Maintenance of the Properties;

   Section 6.1   Security Interest in Reserves; Other Matters Pertaining
                 to Reserves.............................................     69
   Section 6.2   Funds Deposited with Lender.............................     69

                                       ii

ARTICLE IX SINGLE-PURPOSE, BANKRUPTCY-REMOTE REPRESENTATIONS,

ARTICLE XI RESTRICTIONS ON LIENS, TRANSFERS; ASSUMABILITY;

                                       iii

   Section 14.13 Sophisticated Parties, Reasonable Terms, No Fiduciary

   Section 14.25 Cross-Default; Cross-Collateralization; Waiver of
                 Marshalling of Assets...................................    106

                                       iv

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

          This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "LOAN
AGREEMENT") is dated as of [___________], 2005, and entered into by and between
GLOBAL SIGNAL ACQUISITIONS LLC, a Delaware limited liability company
("ACQUISITIONS I"), Global Signal Acquisitions II LLC, a Delaware limited liability company ("ACQUISITIONS II") and the other BORROWER OR BORROWERS signatory hereto or that may become a party hereto (collectively, "BORROWERS", and individually, each a "BORROWER"), and ______________________, a Delaware limited liability company (together with its successors and assigns, "LENDER").

                                    RECITALS

          WHEREAS, Acquisitions I entered into that certain Acquisition Credit
Agreement with Morgan Stanley Asset Funding Inc., as Administrative Agent and
Collateral Agent, and the lenders set forth therein (collectively, the
"ACQUISITIONS I LENDERS"), dated as of April 22, 2005 (as amended through the date hereof, the "ACQUISITIONS I CREDIT AGREEMENT") pursuant to the terms of which the Acquisitions I Lenders advanced certain funds (the "ACQUISITIONS I
INDEBTEDNESS") to Acquisitions I;

          WHEREAS, certain subsidiaries of Acquisitions I (the "Existing
Subsidiaries") have become obligated as guarantors under the Acquisitions I
Credit Agreement and have delivered mortgages, deeds of trust, and/or deeds to secure debt as additional security for the obligations of Acquisitions I under the Acquisitions I Credit Agreement;

          WHEREAS, Acquisitions II entered into that certain Bridge Loan and
Override Agreement with Bank of America, N.A., as Co-Administrative Agent and
Calculation Agent, and Morgan Stanley Asset Funding Inc., as Co-Administrative
Agent and Collateral Agent, and the lenders set forth therein (collectively, the
"ACQUISITIONS II LENDERS"), dated as of May 26, 2005 (as amended through the date hereof, the "ACQUISITIONS II CREDIT Agreement") pursuant to the terms of which the Acquisitions II Lenders advanced certain funds (the "ACQUISITIONS II
INDEBTEDNESS") to Acquisitions II;

          WHEREAS, Acquisitions II has delivered mortgages, deeds of trust, and/or deeds to secure debt as additional security for the obligations of
Acquisitions II under the Acquisitions II Credit Agreement;

          WHEREAS, Lender has (i) succeeded to the rights and obligations of the
Acquisitions I Lenders under the Acquisitions I Credit Agreement, (ii) succeeded to the rights and obligations of the Acquisitions II Lenders under the
Acquisitions II Credit Agreement (the Acquisitions I Credit Agreement and the
Acquisitions II Credit Agreement being collectively referred to herein as the
"EXISTING CREDIT AGREEMENTS"), and (ii) has become the sole Administrative
Agent, Collateral Agent, and Calculation Agent and the sole lender thereunder, all pursuant to the terms of the Existing Credit Agreements;

          WHEREAS, the Existing Subsidiaries, Acquisitions I, Acquisitions II,
and Lender have agreed to (i) combine and consolidate the Acquisitions I
Indebtedness and the

Acquisitions II Indebtedness (collectively, the "EXISTING INDEBTEDNESS"), (ii)
modify the terms and conditions of the Existing Indebtedness, (iii) include the
Existing Subsidiaries, Acquisitions I and Acquisitions II as "BORROWERS"
hereunder and under the Loan, and (iv) provide for one additional advance in an amount (the "INCREASED INDEBTEDNESS") such that the Principal Amount of the Loan outstanding as of the Closing Date will be $[______________] pursuant to the terms hereof;

          WHEREAS, to secure the additional obligations under the Increased
Indebtedness, the Borrowers have agreed to deliver certain additional collateral to Lender pursuant to the terms hereof;

          WHEREAS, the Borrowers and Lender intend these recitals to be a material part of this Agreement;

          WHEREAS, all things necessary to make this Agreement the valid and legally binding obligation of the Borrowers in accordance with its terms, for the uses and purposes herein set forth, have been done and performed.

          NOW THEREFORE, to evidence and secure the payment of the principal of,
Yield Maintenance (if any) and interest on the Existing Indebtedness under the
Existing Credit Agreements and the Increased Indebtedness and all other obligations, liabilities or sums due or to become due pursuant to the Loan
Documents, the Borrowers and Lender have executed and delivered this Agreement and the Borrowers and Lender by these presents and by the execution and delivery hereof do hereby irrevocably agree as follows:

          The terms, covenants and provisions of the Existing Credit Agreements as herein consolidated, modified, amended and restated are hereby consolidated, modified, ratified and confirmed in all respects by the Borrowers and the terms, covenants and provisions of the Existing Credit Agreements are hereby consolidated, modified, amended and restated so that henceforth, the terms, covenants and provisions of this Agreement shall supersede the terms, covenants and provisions of the Existing Credit Agreements and the terms, covenants and provisions of the Existing Credit Agreements shall read the same as the following text:

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrowers and Lender agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1 CERTAIN DEFINED TERMS. The terms defined below are used in this Loan
Agreement as so defined. Terms defined in the preamble and recitals to this Loan
Agreement are used in this Loan Agreement as so defined.

     "ACCEPTABLE MANAGER" means Global Signal Services LLC or, upon receipt of a
Rating Confirmation, another reputable management company reasonably acceptable to Lender with experience managing properties similar to the Properties.

     "ACCOUNT COLLATERAL" means all of the Borrowers' right, title and interest in and to the Accounts, the Reserves, all monies and amounts which may from time to time be on deposit therein, all monies, checks, notes, instruments, documents, deposits, and credits from time to time in the possession of Lender representing or evidencing such Accounts and Reserves and all earnings and investments held therein and proceeds thereof.

     "ACCOUNTS" means, collectively, the Deposit Account, the Lock Box Account, the Sub-Accounts thereof, the Acquisition Reserve and any other accounts pledged to Lender pursuant to this Loan Agreement or any other Loan Document.

     "ACQUISITION" means any acquisition by the Borrowers of (i) Towers, (ii)
all of the Capital Stock of any Person that holds Towers as a principal asset, and/or (iii) a fee, easement, or long term ground lease interest in real property upon which wireless communications towers are, or are to be, located.

     "ACQUISITION DATE" has the meaning set forth in Section 6.5.

     "ACQUISITIONS I CREDIT AGREEMENT" has the meaning set forth in the
Recitals.

     "ACQUISITIONS II CREDIT AGREEMENT" has the meaning set forth in the
Recitals.

     "ACQUISITIONS I INDEBTEDNESS" has the meaning set forth in the Recitals.

     "ACQUISITIONS II INDEBTEDNESS" has the meaning set forth in the Recitals.

     "ACQUISITIONS I LENDERS" has the meaning set forth in the Recitals.

     "ACQUISITIONS II LENDERS" has the meaning set forth in the Recitals.

     "ACQUISITION PERIOD" means the period commencing as of the Closing Date and ending on the earlier of (x) the date that the Acquisition Reserve is terminated by the Borrowers in accordance with Section 6.5 and (y) the Business Day immediately prior to the _______ Payment Date.

     "ACQUISITION PROPERTY" means any Tower that is subject to an Acquisition pursuant to Section 6.5.

     "ACQUISITION RESERVE" has the meaning set forth in Section 6.5.

     "ADDITIONAL PLEDGED PROPERTIES" means initially, all the properties
(including land and Improvements) described in EXHIBIT A, and all related facilities, owned by the Borrowers and pledged as additional Collateral for the
Loan; provided that, following (w) an Additional Pledged Property Substitution,
"ADDITIONAL PLEDGED PROPERTIES" shall include the Replacement Additional Pledged
Property and shall exclude the Substituted Additional Pledged Property, (x) an
Acquisition, "ADDITIONAL PLEDGED PROPERTIES" shall include all Acquisition
Properties that are not Mortgaged Properties, (y) a Conversion, "ADDITIONAL
PLEDGED PROPERTIES" shall exclude the applicable Conversion Property, and (z)
delivery of the required Deeds of Trust, "ADDITIONAL PLEDGED PROPERTY" shall exclude the applicable Mortgaged Property.

     "ADDITIONAL PLEDGED PROPERTY SUBSTITUTION" has the meaning set forth in
Section 11.6.

     "ADVANCE RENTS RESERVE DEPOSIT" has the meaning set forth in the Cash
Management Agreement.

     "ADVANCE RENTS RESERVE SUB-ACCOUNT" has the meaning set forth in Section
6.4.

     "AFFILIATE" means in relation to any Person, any other Person: (i) directly or indirectly controlling, controlled by, or under common control with, the first Person; (ii) directly or indirectly owning or holding fifty percent (50%)
or more of the voting stock or other equity interest in the first Person; or
(iii) fifty percent (50%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the first Person. For purposes of this definition, "CONTROL" (including with correlative meanings, the terms
"CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Where expressions such as "[name of party] or any Affiliate" are used, the same shall refer to the named party and any Affiliate of the named party. Further, the Affiliates of any Person that is an entity shall include all natural persons who are officers, agents, directors, members, partners, or employees of the entity Person.

     "ALLOCATED LOAN AMOUNT" means the portion of the Loan allocated to each
Property calculated as the Cash Purchase Price for the applicable Properties multiplied by the quotient (expressed as a percentage) of (x) Net Tower Cash
Flow of the applicable Property divided by (y) Net Tower Cash Flow of all
Properties.

     "ALLOCATED PURCHASE PRICE" means with respect to a particular Property, the amount designated on EXHIBIT A as the "ALLOCABLE VALUE" for such Property.

     "AMENDED DEED OF TRUST" means an amendment to the Deed of Trust originally encumbering the Mortgaged Property for which an Amended Easement or an Amended
Ground Lease has been executed, the effect of which spreads the lien of the existing Deed of Trust to encumber the existing Mortgaged Property and the additional property (including land and improvements) subject to the Amended
Easement or Amended Ground Lease, as applicable.

     "AMENDED EASEMENT" has the meaning set forth in Section 5.24.

     "AMENDED GROUND LEASE" has the meaning set forth in Section 5.23.

     "ANNUAL ADVANCE RENTS RESERVE DEPOSIT" has the meaning set forth in the
Cash Management Agreement.

     "APPROVED ACCOUNTING FIRM" means any "Big Four" accounting firm, consisting of Ernst & Young, PricewaterhouseCoopers, Deloitte & Touche or KPMG LLP or any
successor entity.

     "ASSIGNMENT OF MANAGEMENT AGREEMENT" means the Collateral Assignment of
Management Agreement of even date herewith executed by each of the Borrowers and the

Manager, constituting an Assignment of the Management Agreement as Collateral
for the Loan, as same may be amended or modified from time to time.

     "AVAILABILITY" means an amount equal to the lesser of (x) the amount remaining in the Acquisition Reserve, (y) one hundred (100%) of the Cash
Purchase Price for the applicable Acquisition, and (z) an amount which would cause the Yield after consideration of the applicable Acquisition to be not less than ______________________________________________________.

     "BANKRUPTCY CODE" means Title 11 of the United States Code, as amended from time to time, and all rules and regulations promulgated thereunder.

     "BORROWER" and "BORROWERS" have the meanings set forth in the preamble;
provided that, following a Release, "BORROWERS" shall mean each of the Borrowers remaining as a party to the Loan Documents, and whose Properties remain encumbered by the Loan Documents as Collateral for the Loan and "BORROWER" shall mean any of such remaining parties, as each of such terms may be modified pursuant to the terms of Section 2.3 in connection with an Acquisition.

     "BORROWER PARTY" and "BORROWER PARTIES" means, individually or collectively, the Borrowers and Guarantor.

     "BORROWER PARTY SECRETARY" has the meaning set forth in Section 3.1.

     "BUSINESS DAY" means any day excluding (i) Saturday, (ii) Sunday, (iii) any day which is a legal holiday in the State of New York, the State of Florida, the state where the primary servicing office of the Servicer is located, or the state in which the corporate trust office of the trustee in connection with any
Securitization is located, and (iv) any day on which banking institutions located in such state are generally not open for the conduct of regular business.

     "CAPEX BUDGET" means the annual budget covering the planned Capital
Expenditures for the period covered by such budget. The CapEx Budget shall not include Capital Expenditures consisting of discretionary expenditures made to acquire fee or easement interests with respect to any Ground Leased Property, or non-recurring expenditures made to enhance the Operating Revenues of a Property.

     "CAPITAL EXPENDITURES" means expenditures for Capital Improvements.

     "CAPITAL IMPROVEMENTS" means capital improvements, repairs or alterations, fixtures, equipment and other capital items (whether paid in cash or property or accrued as liabilities) made by the Borrowers that, in conformity with GAAP, would not be included in the Borrowers' annual financial statements as an operating expense of the Properties.

     "CAPITAL STOCK" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

     "CASH MANAGEMENT AGREEMENT" means the Cash Management Agreement of even date herewith among Acquisitions II (and any other Borrower that may become a party hereto), Lender, Manager, and Lock Box Account Bank.

     "CASH PURCHASE PRICE" means the aggregate cash consideration required to be paid by the Borrowers for any Properties (after giving effect to any purchase price adjustments, including any earnouts, holdbacks or prepaids which are required to be paid (or put into escrow pursuant to the applicable purchase agreement) by the Borrowers at or prior to such time in settlement of the final purchase price therefor), together with reasonable and customary transaction costs (including commissions, accountant costs and audits), the reasonable fees and expenses of counsel to the Borrowers for services rendered in connection with the transaction and the amount of taxes that are payable by the Borrowers as a result of such transaction.

     "CASH TRAP DSCR" means ________________.

     "CASH TRAP EVENT" has the meaning set forth in Section 6.8.

     "CASH TRAP RESERVE" has the meaning set forth in Section 6.8.

     "CLAIMS" has the meaning set forth in Section 5.3.

     "CLOSING" means the funding of the Loan and the consummation of the other transactions contemplated by this Loan Agreement.

     "CLOSING DATE" means the date on which the Closing occurs.

     "COLLATERAL" means rights, interests, and property of every kind, real and personal, tangible and intangible, which is granted, pledged, liened, or encumbered as security for the Loan or any of the other Obligations under this
Loan Agreement, the Deeds of Trust, the Cash Management Agreement, the Guaranty,
the Pledge Agreement or other Loan Documents, including without limitation the
Properties and the Account Collateral.

     "COLLOCATION AGREEMENT" means an agreement pursuant to which a Contributor rents a third party space at any wireless communication site, including all amendments, modifications, supplements, assignments, guaranties and side letters related thereto.

     "COMPLIANCE CERTIFICATE" has the meaning set forth in Section 5.1.

     "COMPONENT" has the meaning set forth in the Note.

     "COMPONENT RATE" means, for any Component, the rate per annum set forth in the Note for such Component.

     "CONDEMNATION PROCEEDS" means, collectively, the proceeds of any condemnation or taking pursuant to the exercise of the power of eminent domain or purchase in lieu thereof, in all instances to the extent required to be paid to the Borrowers.

     "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (A) with respect to any indebtedness, lease, dividend or other obligation of another if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected
(in whole or in part) against loss with respect thereto; (B) with respect to any letter of credit issued for the account of that Person or as to which that
Person is otherwise liable for reimbursement of drawings; (C) under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates; or (D) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values. Contingent
Obligations shall include (i) the direct or indirect guaranty, endorsement
(other than for collection or deposit in the ordinary course of business), co-making (other than the Loan), discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

     "CONTRIBUTOR" has the meaning set forth in the Sprint Contribution
Agreement.

     "CONVERSION" means (x) with respect to Pre-Lease Sites, the conversion of a
Pre-Lease Site to a Master Lease Site and (y) with respect to Non-Contributable
Sites, a Non-Contributable Site Conversion where the site will directly become a
Master Lease Site, in accordance with the terms of the Sprint Contribution
Agreement on the applicable Conversion Closing Date.

     "CONVERSION CLOSING DATE" has the meaning set forth in the Sprint
Acquisition Documents.

     "CONVERSION PROPERTY" means, as of the applicable Conversion Closing Date, any Pre-Lease Site or Non-Contributable Site under the Sprint Contribution
Agreement that is converted to a Master Lease Site.

     "CONTRACTUAL OBLIGATION", as applied to any Person, means any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, other than the Loan Documents.

     "DEBT SERVICE COVERAGE RATIO" or "DSCR" means, at any time of determination, Net Tower Cash Flow divided by the amount of interest that the
Borrowers will be required to pay over the succeeding twelve (12) months on the
Principal Amount of the Loan; provided that in calculating the DSCR during the
Acquisition Period, the Principal Amount of the Loan (and debt service with respect thereto calculated at the average weighted Component Rate across all Components) shall be deemed to be equal to ____% of the Cash Purchase
Price of all Properties owned as of the date of determination.

     "DEBT SERVICE SUB-ACCOUNT" has the meaning set forth in Section 7.1.

     "DEEDS OF TRUST" means, collectively, (i) the Deeds of Trust, Assignments,
Security Agreements and Financing Statements, (ii) the Mortgages, Assignments,
Security Agreements and Financing Statements, and (iii) the Deeds to Secure
Debt, Assignments, Security Agreements and Financing Statements from the
Borrowers, constituting Liens on their respective Mortgaged Properties as
Collateral for the Loan as same have been, or may be, assigned, modified or amended from time to time.

     "DEFAULT" means any breach or default under any of the Loan Documents, whether or not the same is an Event of Default, and also any condition or event that, after notice or lapse of time or both, would constitute an Event of
Default if that condition or event were not cured or removed within any applicable grace or cure period.

     "DEFAULT RATE" has the meaning set forth in Section 2.2.

     "DEFEASED NOTE" has the meaning set forth in Section 11.3.

     "DEPOSIT ACCOUNT" has the meaning set forth in Section 7.1.

     "DEPOSIT ACCOUNT AGREEMENT" has the meaning set forth in Section 7.1.

     "DEPOSIT BANK" has the meaning set forth in Section 7.1.

     "DISTRIBUTION DATE" shall mean the fifteenth (15th) day of each calendar month or, if any such fifteenth (15th) day is not a Business Day, the next succeeding Business Day, beginning in [__________] 2005.

     "DOLLARS" and the sign "$" mean the lawful money of the United States of
America.

     "EASEMENT" means, individually and collectively, the easement interests granted to the Borrowers by the owner of the applicable fee interest in the
Properties described on SCHEDULE 4.26 attached hereto, which such easement interests have been, or may be in the future, subjected to a Deed of Trust as
Collateral for the Loan; provided that, (i) following termination of an Easement pursuant to Section 5.24, "EASEMENT" shall mean each of the Properties that remain subject to an Easement, (ii) following a Substitution with respect to a
Property that will be subject to an Easement, "EASEMENT" shall include the
Replacement Property and shall exclude the Substituted Property, and (iii) with respect to, or following, an Acquisition, "EASEMENT" shall include all
Acquisition Properties acquired by the purchase of an easement for the property located under one or more Towers.

     "EASEMENT DEFAULT" has the meaning set forth in Section 4.26.

     "ELIGIBLE ACCOUNT" means a separate and identifiable account from all other funds held by the holding institution, which account is either (i) an account maintained with an Eligible Bank or (ii) a segregated trust account maintained by a corporate trust department of a federal depository institution or a state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section
9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity or is otherwise acceptable to the Rating Agencies.

     "ELIGIBLE BANK" means a bank that satisfies the Rating Criteria.

     "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA (including any Multiemployer Plan) which is subject to
Title IV of ERISA or to Section 412 of the Code and (i) which is maintained for employees of any of the Borrowers or any ERISA Affiliate, (ii) which has at any time within the preceding six (6) years been maintained for the employees of any of the Borrowers or any current or former ERISA Affiliate or (iii) for which any of the Borrowers or any ERISA Affiliate has any liability, including contingent liability.

     "ENVIRONMENTAL INDEMNITY" means the Environmental Indemnity of even date herewith from the Borrowers to Lender, as same may be amended or modified from time to time.

     "ENVIRONMENTAL LAWS" means all present and future local, state, federal or other governmental authority, statutes, ordinances, codes, orders, decrees, laws, rules or regulations pertaining to or imposing liability or standards of conduct concerning environmental regulation (including, without limitation, regulations concerning health and safety), contamination or clean-up or the handling, generation, release or storage of Hazardous Material affecting the
Properties including, without limitation, the Comprehensive Environmental
Response, Compensation and Liability Act of 1980, as amended, the Resource
Conservation and Recovery Act, as amended, the Emergency Planning and Community
Right-to-Know Act of 1986, as amended, the Hazardous Substances Transportation
Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substances Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and
Health Act, as amended, any state superlien and environmental clean-up statutes and all regulations adopted in respect of the foregoing laws whether now or hereafter in effect, but excluding any local, state, federal, or other governmental historic preservation or similar laws relating to historical resources and historic preservation not related to (i) protection of health or the environment or (iii) Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and all
rules and regulations promulgated thereunder.

     "ERISA AFFILIATE" means, in relation to any Person, any other Person under common control with the first Person, within the meaning of Section 4001(a)(14)
of ERISA.

     "ESTOPPEL" has the meaning set forth in Section 4.25(A).

     "EVENT OF DEFAULT" has the meaning set forth in Section 8.1.

     "EXCESS CASH FLOW" means all funds remaining in the Lock Box Account after distributions and allocations of all amounts required to be allocated or distributed pursuant to Section 3.3(a)(i) - (v) of the Cash Management
Agreement.

     "EXCESS INTEREST" has the meaning set forth in Section 2.2.

     "EXCULPATED PARTIES" has the meaning set forth in Section 12.2.

     "EXISTING CREDIT AGREEMENTS" has the meaning set forth in the Recitals.

     "EXISTING INDEBTEDNESS" has the meaning set forth in the Recitals.

     "EXISTING LENDERS" has the meaning set forth in the Recitals.

     "EXISTING SUBSIDIARIES" has the meaning set forth in the Recitals.

     "EXTRAORDINARY EXPENSES" means Capital Expenditures and other operating expenses not set forth in either the annual CapEx Budget or the Operating
Budget.

     "FEDERAL OBLIGATIONS" means non-callable direct obligations of, or obligations fully guaranteed as to payment of principal and interest by, the
United States of America or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States of
America as chosen by the Borrowers, subject to the approval of Lender.

     "FINANCIAL STATEMENTS" means statements of operations and retained earnings, statements of cash flow and balance sheets.

     "FINANCING STATEMENTS" means the Uniform Commercial Code Financing
Statements naming the applicable Borrower Parties as debtor, and Lender as secured party, required under applicable state law to perfect the security interests created hereunder or under the other Loan Documents.

     "FIRST INTEREST ACCRUAL PERIOD" means the period commencing on the Closing
Date and ending on the last day of [______________] 2005.

     "FITCH" means Fitch, Inc.

     "FORCE MAJEURE" means acts of god, governmental restrictions, stays, judgments, orders, decrees, enemy actions, civil commotion, fire, casualty, strikes or work stoppages which are industry-wide and not aimed at the Borrowers or their Affiliates, or other causes beyond the reasonable control of the
Borrowers and/or their Affiliates, but the Borrowers' lack of funds in and of itself shall not be deemed a cause beyond the control of the Borrowers.

     "GAAP" means generally accepted accounting principles as set forth in
Statement on Auditing Standards No. 69 entitled "The Meaning of Presenting
Fairly in Conformity with Generally Accepted Accounting Principles in the
Independent Auditor's Report" issued by the Auditing Standards Board of the
Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board to the extent such principles are applicable to the facts and circumstances as of the date of determination.

     "GOVERNMENTAL AUTHORITY" means, with respect to any Person, any federal or state government or other political subdivision thereof and any entity, including any regulatory or administrative authority or court, exercising executive, legislative, judicial, regulatory or administrative or quasi-administrative functions of or pertaining to government, and any arbitration board or tribunal in each case having jurisdiction over such applicable Person or such Person's property, and any stock exchange on which shares of capital stock of such Person are listed or admitted for trading.

     "GOVERNMENTAL LEASES" means Leases with any federal or state government or other political subdivision thereof for space on a Tower located on a Property, provided that such lease (by way of a lease, purchase order, request for proposal, or similar requisition system) does not contain any provision that would materially and adversely affect Lender's Collateral or the priority of any
Deed of Trust.

     "GROUND LEASE DEFAULT" has the meaning set forth in Section 4.25

     "GROUND LEASED PROPERTY" and "GROUND LEASED PROPERTIES" means, collectively or individually, the Master Lease Sites and Properties subject to the Ground
Leases as described on SCHEDULE 4.25 attached hereto; provided that, (i)
following termination of a Ground Lease pursuant to Section 5.23, "GROUND LEASED
PROPERTIES" shall mean each of the Properties that remain subject to a Ground
Lease, (ii) following a Substitution with respect to a Property that will be subject to a Ground Lease, "GROUND LEASED PROPERTIES" shall include the
Replacement Property and shall exclude the Substituted Property, (iii) with respect to, or following, an Acquisition, "GROUND LEASED PROPERTIES" shall include all Acquisition Properties which are subject to a Ground Lease, and (iv)
with respect to, or following, a Conversion, "GROUND LEASED PROPERTIES" shall include all Conversion Properties.

     "GROUND LEASES" means each Master Lease Agreement, the Prime Ground Leases, and, following an Acquisition, any future ground leases with respect to
Replacement Properties and Acquisition Properties; provided that "GROUND LEASES"
shall not refer to any ground lease where any of the Borrowers is the landlord under such lease.

     "GROUND LESSORS" means the landlords under the Ground Leases.

     "GSI" has the meaning set forth in Section 5.1.

     "GUARANTOR" means ______________________, a Delaware limited liability company.

     "GUARANTY" means collectively, the Environmental Indemnity and the Parent
Guaranty.

     "HAZARDOUS MATERIAL" means all or any of the following: (A) substances, materials, compounds, wastes, products, emissions and vapors that are defined or listed in, regulated by, or otherwise classified pursuant to, any applicable
Environmental Laws, including any so defined, listed, regulated or classified as
"hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances", "pollutants", "contaminants", or any other formulation intended to regulate, define, list or classify substances by reason of deleterious, harmful or dangerous properties; (B) waste oil, oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (C)
any flammable substances or explosives or any radioactive materials; (D)
asbestos in any form; (E) electrical or hydraulic equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (F) radon; (G)
mold; or (H) urea formaldehyde, provided, however, such definition shall not include (i) cleaning materials and other substances commonly used in the ordinary course of the Borrowers' business, which materials exist only in reasonable quantities and are stored, contained, transported, used, released, and disposed of in accordance with all applicable Environmental Laws, or (ii)
cleaning materials and other substances commonly used in the ordinary course of the Borrowers' tenant's, or any of their respective agent's, business, which materials exist only in reasonable quantities and are stored, contained, transported, used, released, and disposed of in accordance with all applicable
Environmental Laws.

     "IMPOSITIONS" means (i) all real estate and personal property taxes, and vault charges and all other taxes, levies, assessments and other similar charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever (including any payments in lieu of taxes), which at any time prior to, at or after the execution hereof may be assessed, levied or imposed by, in each case, a governmental authority upon any of the Properties or the rents relating thereto or upon the ownership, use, occupancy or enjoyment thereof, and any interest, cost or penalties imposed by such governmental authority with respect to any of the foregoing and (ii) all rent and other amounts payable by the Borrowers under each of the Ground Leases.
Impositions shall not include (x) any sales or use taxes payable by the
Borrowers, (y) taxes payable by tenants or guests occupying any portions of the
Properties, or (z) taxes or other charges payable by any Manager unless such taxes are being paid on behalf of the Borrowers.

     "IMPOSITIONS AND INSURANCE RESERVE" means the reserve established pursuant to Section 6.3.

     "IMPROVEMENTS" means all buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements of every kind and nature now or hereafter located on the Properties and owned by any of the Borrowers.

     "INCREASED INDEBTEDNESS" has the meaning set forth in the Recitals.

     "INDEBTEDNESS" or "INDEBTEDNESS", means, for any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit (unless secured in full by Dollars), or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests but not any preferred return or special dividend paid solely from, and to the extent of, excess cash flow after the payment of all operating expenses, capital improvements and debt service on all Indebtedness, (iv) all obligations under leases that constitute capital leases for which such Person is liable, and (v) all obligations of such
Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

     "INDEMNIFIED LIABILITIES" has the meaning set forth in Section 14.2.

     "INDEMNITEES" has the meaning set forth in Section 14.2.

     "INDEPENDENT DIRECTOR" means, with respect to any entity, an individual who shall not have been at the time of such individual's appointment or at any time while serving as a director of such entity, and shall not have been at any time during the preceding five years (i) a stockholder, director (other than as an independent director/member), officer, employee, partner, attorney or counsel of such entity or any of its Affiliates (except that such individual may be an independent director of any of its Affiliates) or a direct or indirect legal or beneficial owner in such entity or any of its Affiliates, (ii) a customer, creditor, manager, contractor, supplier or other Person who derives any of its purchases or revenues from its activities with such entity or any of its
Affiliates (other than a company that provides professional independent directors and which also may provide other ancillary corporate, partnership, company or trust services to such entity or any of its Affiliates in the ordinary course of their business), (iii) a Person or other entity controlling, directly or indirectly, or under common control with such entity or any of its
Affiliates or stockholder, creditor, manager, contractor, partner, customer, employee, officer, director, supplier or other such Person, or (iv) a member of the immediate family of such entity or any of its Affiliates or stockholder, director, officer, employee, partner, customer, creditor, manager, contractor, supplier or other such Person. As used in this definition, the term "control"
means the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.

     "INSURANCE POLICIES" has the meaning set forth in Section 5.4.

     "INSURANCE PREMIUMS" means the annual insurance premiums for the insurance policies required to be maintained by the Borrowers with respect to the
Properties under Section 5.4.

     "INSURANCE PROCEEDS" means all of the proceeds received by the Borrowers under the Insurance Policies.

     "INTEREST ACCRUAL PERIOD" means the First Interest Accrual Period and, thereafter, each one (1) month period which shall be a calendar month.

     "INVOLUNTARY BORROWER BANKRUPTCY" has the meaning set forth in Section
5.20.

     "IRC" means the Internal Revenue Code of 1986, and any rule or regulation promulgated thereunder from time to time, in each case as amended from time to time.

     "IRS" means the Internal Revenue Service or any successor thereto.

     "KNOWLEDGE" whenever in this Loan Agreement or any of the Loan Documents, or in any document or certificate executed on behalf of any Borrower Party pursuant to this Loan Agreement or any of the Loan Documents, reference is made to the knowledge of the Borrowers or any other Borrower Party (whether by use of the words "knowledge" or "known", or other words of similar meaning, and whether or not the same are capitalized), such shall be deemed to refer to the knowledge
(without independent investigation unless otherwise specified) (i) of the individuals who have significant responsibility for any policy making, major decisions or financial affairs of the applicable entity; and (ii) also to the knowledge of the person signing such document or certificate.

     "LEASE" means any lease, tenancy, license, assignment and/or other rental or occupancy agreement or other agreement or arrangement (including, without limitation, any and all guaranties of any of the foregoing) heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Properties or any portion thereof, including any extensions, renewals, modifications or amendments thereof, and including (i) any ground lease where any of the Borrowers is the landlord thereunder, and (ii) the Master Lease Agreement in respect of the Towers leased to Sprint, including the rights and obligations in respect thereto only.

     "LENDER" has the meaning set forth in the preamble.

     "LIEN" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "LOAN" has the meaning set forth in Section 2.1.

     "LOAN AGREEMENT" means this Loan and Security Agreement, as same may be amended, modified or restated from time to time (including all schedules, exhibits, annexes and appendices hereto).

     "LOAN DOCUMENTS" means this Loan Agreement, the Note, the Deeds of Trust, the Assignment of Management Agreement, the Guaranty, the Pledge Agreement, the
Environmental Indemnity, the Financing Statements, the Cash Management
Agreement, and any and all other documents and agreements from any of the
Borrowers, Guarantor or Manager and accepted by Lender for the purposes of evidencing and/or securing the Loan.

     "LOCK BOX ACCOUNT" and "LOCK BOX ACCOUNT BANK" has the meaning set forth in
Section 7.1.

     "LOSS PROCEEDS" means, collectively, all Insurance Proceeds and all
Condemnation Proceeds.

     "LOSS PROCEEDS RESERVE SUB-ACCOUNT" has the meaning set forth in the Cash
Management Agreement.

     "MAINTENANCE CAPITAL EXPENDITURES" means Capital Expenditures made for the purpose of maintaining the Properties or complying with applicable laws, regulations,

ordinances, statutes, codes, or rules applicable to the Properties, but shall exclude discretionary expenditures made to acquire fee or easement interests with respect to any Ground Leased Property and non-recurring expenditures made to enhance the Operating Revenues of a Property.

     "MANAGED PROPERTIES" means the Pre-Lease Sites (prior to a Conversion) and the Properties identified as "MANAGED PROPERTIES" on EXHIBIT A; provided that,
(i) following termination of a Site Management Agreement pursuant to Section
5.9, "MANAGED PROPERTIES" shall mean each of the Properties that remain subject to a Site Management Agreement, (ii) following an Additional Pledged Property
Substitution with respect to a Property that will be subject to a Site
Management Agreement, "MANAGED PROPERTIES" shall include the Replacement
Additional Pledged Property and shall exclude the Substituted Additional Pledged
Property, and (iii) following an Acquisition, "MANAGED PROPERTIES" shall include all Acquisition Properties subject to a Site Management Agreement.

     "MANAGEMENT AGREEMENT" means the Management Agreement between each Borrower and Manager described therein dated as of the date hereof, and any management agreement which may hereafter be entered into in accordance with the terms and conditions hereof, pursuant to which any subsequent Manager may hereafter manage one or more of the Properties.

     "MANAGEMENT FEE" means the fees earned by the Manager pursuant to the terms of the Management Agreement.

     "MANAGER" means the manager described in the Management Agreement or an
Acceptable Manager as may hereafter be charged with management of one or more of the Properties in accordance with the terms and conditions hereof.

     "MASTER LEASE AGREEMENT" has the meaning set forth in Section 5.25.

     "MASTER LEASE SITES" has the meaning set forth in the Master Lease
Agreement.

     "MASTER LESSOR" means the applicable Sprint entity party to a Master Lease
Agreement, in its capacity as the landlord thereunder.

     "MATERIAL ADVERSE EFFECT" means, as determined by Lender in its reasonable discretion, after giving effect to the Sprint Acquisition, (A) a material adverse effect (which may include economic or political events) upon the business, operations, or condition (financial or otherwise) of the Borrowers and
Guarantor (taken as a whole), or (B) the material impairment of the ability of any of the Borrowers and Guarantor (taken as a whole) to perform their obligations under the Loan Documents (taken as a whole), or (C) the material impairment of the ability of Lender to enforce or collect the Obligations as such Obligations become due, or (D) a material adverse effect on the use, value or operation of the Properties as Collateral for the Loan, provided, however that if five percent (5%) or more of the Operating Revenues derived from the
Properties (after giving effect to the Sprint Acquisition) taken as a whole are materially and adversely affected, then a Material Adverse Effect shall be deemed to exist. In determining whether any individual event would result in a
Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then occurring events and existing conditions would result in a Material Adverse Effect.

     "MATERIAL AGREEMENT" means the Site Management Agreements, the Sprint
Acquisition Documents and any contract or agreement, or series of related agreements, by any Borrower or Borrowers relating to the ownership, management, development, use, operation, leasing, maintenance, repair or improvement of the
Properties under which there is an obligation of the Borrowers, in the aggregate, to pay, or under which any of the Borrowers receives in compensation, more than $250,000 per annum, excluding (i) the Management Agreement, and (ii)
any agreement which is terminable by the Borrowers on not more than sixty (60)
days' prior written notice without any fee or penalty.

     "MATERIAL LEASE" means any Lease, or series of related Leases, by any
Borrower or Borrowers of space at one or more of the Properties which (i)(a)
provides for annual rent or other payments in an amount equal to or greater than
$250,000, and (b) may not be cancelled by the applicable Borrower on thirty (30)
days' notice without payment of a termination fee, penalty or other cancellation fee, (ii) obligates the Borrowers to make any improvements to the Properties either directly or through cash allowances (including, without limitation, free rent, tenant improvement allowances, or landlord's construction work) to the applicable tenant in excess of $100,000, or (iii) is a ground lease where any of the Borrowers is the landlord under such ground lease.

     "MATURITY DATE" means the Payment Date occurring in [___________], or such other date on which the final payment of principal of the Note becomes due and payable as herein provided, whether at such stated maturity date, by acceleration, or otherwise.

     "MAXIMUM RATE" has the meaning set forth in Section 2.2.

     "MEMBER" means, individually or collectively, those parties identified on
SCHEDULE 4.1(C) as "Members", and any other entity which is now or hereafter becomes the managing member of any of the Borrowers under such Borrower's limited liability company operating agreement (other than the sole member of any single member limited liability company).

     "MINIMUM DSCR" means ____________________.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MORTGAGED PROPERTIES" and "MORTGAGED PROPERTY" means, collectively, or individually, the properties (including land and Improvements, and all leaseholds and easements) and all related facilities, owned by the Borrowers and which shall be encumbered by and will be more particularly described in the respective Deeds of Trust; provided that, (i) following a Release, "MORTGAGED
PROPERTIES" shall mean each of the Mortgaged Properties that remain encumbered by the Deeds of Trust as Collateral for the Loan, (ii) following a Substitution,
"MORTGAGED PROPERTIES" shall include the Replacement Property and shall exclude the Substituted Property, (iii) with respect to, or following, an Acquisition,
"MORTGAGED PROPERTIES" shall include all Acquisition Properties required to be encumbered by a Deed of Trust pursuant to Section 6.5, (iv) with respect to, or following, a Conversion, "MORTGAGED PROPERTIES" shall include all Master Lease
Sites required to be encumbered by a Deed of Trust pursuant to Section 5.25, and

(v) following delivery of the required Deed of Trust, "MORTGAGED PROPERTY" shall include the applicable Property encumbered by the related Deed of Trust.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section
3(37) or Section 4001(a)(3) of ERISA to which any of the Borrowers or any
Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6)
years, or for which any of the Borrowers or any Affiliate has any liability, including contingent liability.

     "NET TOWER CASH FLOW" at any time, an amount equal to (i) the aggregate annualized amount of the rent then payable by all lessees under Leases with respect to Towers, or, in the case of Towers that are Managed Properties, the revenue then due to the Borrowers or any of their Subsidiaries under the Site
Management Agreement for such Towers (net of any payments required to be remitted by the Borrowers or their Subsidiaries to the owner or lessor of such
Towers), less (ii) the sum of (a) the aggregate annualized current insurance expense, real estate and property taxes, ground lease payments (if any) and amounts payable to a third party owner under any Site Management Agreement (if applicable) with respect to the Towers; (b) the aggregate trailing twelve
(12)-month Maintenance Capital Expenditures and other expenses in respect of the
Towers for direct maintenance expenses, utilities, licensing and permitting
(provided, that in no event shall any item referred to in clauses (a) and (b) of this definition (including Maintenance Capital Expenditures and utilities paid by Sprint treated as a reduction in the purchase price under the Sprint
Acquisition) be deducted in respect of any Tower the maintenance of which is the obligation of a Person other than the Borrowers or one or more of their
Subsidiaries); and (c) a management fee equal to the greater of (x) $9,600,000 per annum, and (y) five percent (5%) of the aggregate annualized amount of the rent then payable by all lessees under Leases. For purposes of clause (ii)(a) of this definition, the amount of "current" expenses, taxes and other payments shall be determined, for the first month after the Acquisition of any Tower (i)
with respect to the Towers acquired pursuant to the Sprint Acquisition, the amount set forth in EXHIBIT A under the heading "insurance, taxes and ground/lease payments", and (ii) with respect to any other Towers acquired by the Borrowers or their subsidiaries, in accordance with the methodology set forth in EXHIBIT J and, at any time thereafter, based on the actual amount of such expenses, taxes and other payments. For purposes of clause (b) of this definition, the calculation of the aggregate trailing twelve (12)-month
Maintenance Capital Expenditures and other expenses with respect to any Tower
(in each case after giving effect to the proviso thereto) shall be based on (i)
at the time of the Acquisition of such Tower and for one month thereafter, (A)
with respect to Maintenance Capital Expenditures and direct maintenance expenses, the higher of (x) the sum of the actual annual budgeted Maintenance
Capital Expenditures and the annual budgeted direct maintenance expenses for such Tower, and (y) $700, and (B) with respect to all other expenses, the information obtained from the seller of such Tower pursuant to the pre-acquisition due diligence process of the Borrowers to the extent the
Borrowers are required to pay such costs following the Sprint Acquisition, and
(ii) at any time after the first month until the first anniversary of the
Acquisition of such Tower, the actual amount of such Maintenance Capital
Expenditures and other expenses (excluding utilities expenses to the extent they are paid for by Sprint), annualized based on the number of months that have passed since the date of such Acquisition.

     "NON-CONTRIBUTABLE SITE" has the meaning set forth in the Sprint
Contribution Agreement.

     "NON-CONTRIBUTABLE SITE CONVERSION" means the conversion of a
Non-Contributable Site to a Pre-Lease Site or a Master Lease Site in accordance with the terms of the Sprint Contribution Agreement.

     "NOTE" has the meaning set forth in Section 2.1.

     "NOTICE OF CONVERSION" has the meaning set forth in Section 5.25.

     "NOTICE OF DRAW" has the meaning set forth in Section 6.5.

     "OBLIGATIONS" means the Loan and all obligations, liabilities and indebtedness of every nature to be paid or performed by the Borrowers under the
Loan Documents, including the Principal Amount of the Loan, interest accrued thereon and all fees, costs and expenses, and other sums now or hereafter owing, due or payable and whether before or after the filing of a proceeding under the
Bankruptcy Code by or against any of the Borrowers, and the performance of all other terms, conditions and covenants under the Loan Documents.

     "OFFICER'S CERTIFICATE" means a certificate delivered to Lender by the
Borrowers which is signed on behalf of the Borrowers by an authorized officer of the Borrowers which states that the items set forth in such certificate are true, accurate and complete in all material respects.

     "OPERATING BUDGET" means, for any period, the Borrowers' budget setting forth the Borrowers' best estimate, after due consideration, of all operating expenses and any other expenses for the Properties for such period, as same may be amended pursuant to Section 5.1(D) hereof.

     "OPERATING REVENUES" means, without duplication, all revenues of the
Borrowers from operation of the Properties or otherwise arising in respect of the Properties which are properly allocable to the Properties for the applicable period in accordance with GAAP, including, without limitation, all revenues from the leasing, subleasing, licensing, concessions or other grant of the right of the possession, use or occupancy of all or any portion of the Properties or personalty located thereon, or rendering of service by any of the Borrowers, proceeds from rental or business interruption insurance relating to business interruption or loss of income for the period in question and any other items of revenue which would be included in operating revenues under GAAP; but excluding the impact on revenues of accounting for leases with fixed escalators as required by SFAS No. 13, proceeds from abatements, reductions or refunds of real estate or personal property taxes relating to the Properties, dividends on insurance policies relating to the Properties, condemnation proceeds arising from a temporary taking of all or a part of any Properties, security and other deposits until they are forfeited by the depositor, advance rentals until they are earned, proceeds from a sale, financing or other disposition of the
Properties or any part thereof or interest therein and other non-recurring revenues as determined by Lender, insurance proceeds (other than proceeds from rental or business interruption insurance), other condemnation proceeds, capital contributions or loans to any of the Borrowers and disbursements to any of the
Borrowers from the Reserves.

     "OTHER COMPANY COLLATERAL" has the meaning set forth in Section 10.1.

     "OWNED PROPERTY" and "OWNED PROPERTIES" means, collectively or individually all real estate owned, or following an Acquisition, to be owned, in fee by the
Borrowers, together with any fixtures and appurtenances thereon.

     "OWNERSHIP INTERESTS" has the meaning set forth in Section 9.1.

     "PARENT GUARANTY" means the Parent Guaranty of even date herewith, from
Guarantor to Lender, as same may amended or modified from time to time.

     "PAYMENT DATE" means each day that is four (4) Business Days prior to any
Distribution Date.

     "PERMITTED ENCUMBRANCES" means, collectively, (i) the Deeds of Trust and the other Liens of the Loan Documents in favor of Lender, (ii) the items shown in Schedule B to the Title Policies as of the date such Property is encumbered by a Deed of Trust, (iii) Liens for Impositions not yet due and payable or Liens arising after the date hereof which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted in accordance with Section 5.3(B) hereof; (iv) in the case of Liens arising after the date hereof, statutory Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens arising by operation of law, which are incurred in the ordinary course of business and discharged by the Borrowers by payment, bonding or otherwise within forty-five (45) days after the filing thereof or which are being contested in good faith in accordance with Section
5.3(B) hereof; (v) Liens arising from reasonable and customary purchase money financing of personal property and equipment leasing to the extent the same are created in the ordinary course of business in accordance with Section 5.15(B)
hereof; and (vi) all easements, rights-of-way, restrictions and other similar charges or non-monetary encumbrances against real property which do not have a
Material Adverse Effect.

     "PERMITTED INDEBTEDNESS" has the meaning set forth in Section 5.15.

     "PERMITTED INVESTMENTS" has the meaning set forth in the Cash Management
Agreement.

     "PERMITTED OWNERSHIP INTEREST TRANSFERS" has the meaning set forth in
Section 11.2.

     "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental Person, the successor functional equivalent of such Person).

     "PLEDGE AGREEMENT" means, collectively, that certain Pledge and Security
Agreement delivered by Guarantor and that certain Pledge and Security Agreement delivered by Acquisitions I, each dated as of the date hereof and given for the benefit of Lender.

     "PRE-EXISTING CONDITION" has the meaning set forth in Section 5.5.

     "PRE-LEASE SITES" has the meaning set forth in the Sprint Contribution
Agreement.

     "PRIME GROUND LEASES" means the ground leases described on Schedule 4.25 attached hereto; provided that "PRIME GROUND LEASES" shall not refer to any
Master Lease Agreement.

     "PRINCIPAL AMOUNT" means, with respect to the Loan, the principal amount of all Components of the Loan, and with respect to any Component, the principal amount of such Component, in each case as such amount may be reduced from time to time pursuant to the terms of this Loan Agreement, the Note or the other Loan
Documents.

     "PROPERTIES" means, collectively, the Mortgaged Properties and the
Additional Pledged Properties.

     "QUALIFYING ACQUISITION PROPERTY" means each of the Acquisition Properties which are capable of being encumbered by a Deed of Trust; provided however, if the representations and warranties set forth in Sections 4.6, 4.25(A)(i) - (vi)
and (viii) - (xi), 4.26, and 4.28 with respect to all Acquisition Properties
(including Acquisition Properties included within a prior Acquisition) are not true in all material respects with respect to more than ten percent (10%) of the
Acquisition Properties (calculated based upon the number of Acquisition
Properties to be acquired in such Acquisition), the Acquisition Properties included in such Acquisition which exceed the ten percent (10%) threshold shall be excluded as Qualifying Properties unless the Borrowers deliver a Rating
Confirmation in connection with such proposed Acquisition; provided that any
Acquisition Property previously excluded as a Qualifying Acquisition Property will be included as a Qualifying Acquisition Property if the representations and warranties which precluded such Acquisition Property being included as a
Qualifying Acquisition Property are, at the time of determination, true in all material respects, or the required Rating Confirmation has been obtained.

     "QUARTERLY ADVANCE RENTS RESERVE DEPOSIT" has the meaning set forth in the
Cash Management Agreement.

     "RATING AGENCY" means Moody's and Fitch.

     "RATING CONFIRMATION" means, with respect to the transaction or matter in question, each applicable Rating Agency shall have confirmed in writing that such transaction or matter shall not result in a downgrade, qualification, or withdrawal of the then current rating for any certificate or other securities issued in connection with a Securitization (or the placing of such certificate or other security on negative credit watch or ratings outlook in contemplation of any such action with respect thereto).

     "RATING CRITERIA" with respect to any Person, means that (i) the short-term unsecured debt obligations of such Person are rated at least "A-1" by S&P, "P-1"
by Moody's and "F-1" by Fitch, if deposits are held by such Person for a period of less than one month, or (ii) the long-term unsecured debt obligations of such
Person are rated at least "AA-" by S&P (or "A" if the short-term unsecured debt obligations of such Person are rated at least "A-1"), "Aa2" by

Moody's and "A" by Fitch, if deposits are held by such Person for a period of one month or more.

     "RECEIPTS" means all revenues, receipts and other payments to the Borrowers of every kind arising from ownership, operation or management of the Properties, including without limitation, all warrants, stock options, or equity interests in any tenant, licensee or other Person occupying space at, or providing services related to or for the benefit of, the Properties received by the
Borrowers or any Related Person of the Borrowers in lieu of rent or other payment, but excluding, (i) any amounts received by the Borrowers and required to be paid to any Person that is not a Related Person as management fees, brokerage fees, fees payable to the owner of a Managed Property or similar fees or reimbursements, (ii) any other amounts received by the Borrowers or any
Related Person that constitute the property of a Person other than a Borrower
(including, without limitation, all revenues, receipts and other payments arising from the ownership, operation or management of properties by Affiliates of the Borrower), and (iii) security deposits received under a Lease, unless and until such security deposits are applied to the payment of amounts due under such Lease.

     "RELATED PERSON" means any Person in which any of the Borrowers or the
Guarantor holds greater than a ten percent (10%) equity interest.

     "RELEASE" has the meaning set forth in Section 11.4.

     "RELEASED PROPERTY" has the meaning set forth in Section 11.4.

     "RELEASE PRICE" means an amount equal to the greater of (x) one hundred twenty-five percent (125%) of the Allocated Loan Amount of the applicable
Property and (y) such amount as shall be required to be paid such that the Debt
Service Coverage Ratio following the proposed Release is equal to or greater than the Debt Service Coverage Ratio as in effect immediately prior to the
Release.

     "RENT ROLL" has the meaning set forth in Section 3.1.

     "RENTS" has the meaning set forth in the Deeds of Trust.

     "REPLACEMENT ADDITIONAL PLEDGED PROPERTY" and "REPLACEMENT ADDITIONAL
PLEDGED PROPERTIES" have the meanings set forth in Section 11.6.

     "REPLACEMENT PROPERTY" and "REPLACEMENT PROPERTIES" have the meanings set forth in Section 11.5.

     "RESERVE SUB-ACCOUNTS" has the meaning set forth in Section 7.1.

     "RESERVES" means the reserves held by or on behalf of Lender pursuant to this Loan Agreement or the other Loan Documents, including without limitation, the reserves established pursuant to Article VI.

     "RESPONSIBLE OFFICER" means a chief executive officer, president or chief financial officer (or other individual performing the functions of any of the foregoing).

     "RESTORATION" has the meaning set forth in Section 5.5.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SCHEDULED DEFEASANCE PAYMENTS" means:

     (a) with respect to a defeasance of the Loan in whole, payments on or prior to, but as close as possible to (i) each scheduled Payment Date, after the date of defeasance and through and including the first Payment Date that is three (3)
months prior to the Maturity Date, in amounts equal to the scheduled payments due on such dates under the Loan Documents and (ii) the first Payment Date that is three (3) months prior to the Maturity Date, in an amount equal to the
Principal Amount of the Loan and accrued interest thereon; or

     (b) with respect to any defeasance of the Loan in part in connection with a
Release, payments on or prior to, but as close as possible to, (i) each Payment
Date after the date of defeasance through and including the first Payment Date that is three (3) months prior to the Maturity Date, in amounts equal to a proportionate share (based on the percentage of the outstanding Principal Amount of the Loan prior to the defeasance represented by the Release Price) of the monthly installments of principal and interest due on such dates under the Loan
Documents and (ii) the first Payment Date that is three (3) months prior to the
Maturity Date, in an amount equal to the Release Price and any accrued interest thereon.

     "SEC" has the meaning set forth in Section 5.1.

     "SECURITIES" (whether or not capitalized) means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "SECURITIZATION" means a rated offering of securities representing direct or indirect interests in the Loan or the right to receive income therefrom.

     "SECURITIZATION OUTSIDE DATE" means December 1, 2005.

     "SECURITY AGREEMENT" has the meaning set forth in Section 11.3.

     "SERVICER" means a servicer selected by Lender from time to time in its sole discretion to service the Loan.

     "SERVICING FEES" has the meaning set forth in Section 2.10.

     "SFAS" means Statement of Financial Accounting Standards 13 published by the Financial Accounting Standards Board.

     "SITE MANAGEMENT AGREEMENTS" means those certain leases, management agreements, or similar agreements pursuant to which the Borrowers are authorized to sublease or otherwise broker space at the Managed Properties.

     "SNDA" has the meaning set forth in Section 5.10.

     "SPRINT" means Sprint Corporation and the Sprint subsidiaries party to the
Sprint Acquisition Documents.

     "SPRINT ACQUISITION" means the transactions contemplated by the Sprint
Acquisition Documents.

     "SPRINT ACQUISITION DOCUMENTS" means the Sprint Contribution Agreement and the documents set forth on Exhibit B, as amended from time-to-time, and such additional documents as are required to be executed and delivered pursuant to the terms of such documents from time-to-time in connection with the Sprint
Acquisition, as same may be assigned or modified from time-to-time.

     "SPRINT CONTRIBUTION AGREEMENT" means that certain Agreement to Contribute
Lease and Sublease dated as of February 14, 2005 among Sprint Corporation, the
Sprint subsidiaries named therein and Global Signal Inc., as same may be assigned or modified from time-to-time.

     "SUB-ACCOUNTS" has the meaning set forth in Section 7.1.

     "SUB-PRIME GROUND LESSOR" means the applicable Sprint entity party to a
Master Lease Agreement, in its capacity as the tenant under the applicable Prime
Ground Lease.

     "SUBSTITUTED ADDITIONAL PLEDGED PROPERTY" has the meaning set forth in
Section 11.6.

     "SUBSTITUTED PROPERTY" has the meaning set forth in Section 11.5.

     "SUBSTITUTION" has the meaning set forth in Section 11.5.

     "SUCCESSOR BORROWERS" has the meaning set forth in Section 11.3.

     "SUPPLEMENTAL FINANCIAL INFORMATION" means (i) commencing with the 2005 calendar year, a comparison of budgeted expenses and the actual expenses for the prior calendar year or corresponding calendar quarter for such prior year, and
(ii) such other financial reports as the subject entity shall routinely and regularly prepare as requested by Lender.

     "TAX LIABILITIES" has the meaning set forth in Section 2.8.

     "TITLE COMPANY" means any of Chicago Title Insurance Company, Fidelity
National Title Insurance Company, First American Title, Land America, Stewart
Title Insurance Company or such other title company reasonably acceptable to
Lender.

     "TITLE POLICIES" means the ALTA mortgagee policies (or marked, signed commitments to issue such policies) of title insurance pertaining to the Deeds of Trust on the Mortgaged Properties issued, or to be issued, by the Title
Company to Lender.

     "TOWER" and "TOWERS" means collectively, or individually, any wireless communications towers owned, leased or managed (or to be owned, leased or managed) by the Borrowers, including any rooftop or other sites owned, leased or managed by the Borrowers, together with any real estate, fixtures and appurtenances that accompany the towers, rooftops or other sites acquired in an
Acquisition.

     "TRANSFER" has the meaning set forth in Section 11.2.

     "TRUSTEE" means the trustee of the trust established to hold the Loan in connection with the Securitization.

     "UCC" means the Uniform Commercial Code in effect in each State in which any of the Collateral or Other Company Collateral may be located from time to time.

     "UNDEFEASED NOTE" has the meaning set forth in Section 11.3.

     "UNSEASONED PROPERTY" means any Property that has been owned by the
Borrowers, or any of them, for less than twelve (12) full calendar months.

     "WAIVING PARTY" has the meaning set forth in Section 13.1.

     "YIELD" means the quotient (expressed as a percentage) of (x) Net Tower
Cash Flow for the existing Properties (excluding Acquisition Properties excluded from the definition of Qualifying Acquisition Properties) and the applicable
Qualifying Acquisition Properties divided by (y) the sum of (i)
$[______________] plus (ii) that portion of the Cash Purchase Price of all
Acquisitions which have been and will be withdrawn from the Acquisition Reserve;
provided that, in calculating Yield, the Rents from non-telephony sources shall be limited to twenty-five percent (25%) of the aggregate Rents utilized in calculating Net Tower Cash Flow.

     "YIELD MAINTENANCE" has the meaning set forth in Section 2.6(B).

SECTION 1.2 ACCOUNTING TERMS.

     For purposes of this Loan Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with
GAAP.

SECTION 1.3 OTHER DEFINITIONAL PROVISIONS.

     References to "ARTICLES", "SECTIONS", "SUBSECTIONS", "EXHIBITS" and
"SCHEDULES" shall be to Articles, Sections, Subsections, Exhibits and Schedules,
respectively, of this Loan Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Loan
Agreement, "HEREOF", "HEREIN", "HERETO", "HEREUNDER" and the like mean and refer to this Loan Agreement as a whole and not merely to the specific article, section,

subsection, paragraph or clause in which the respective word appears; words importing any gender include the other genders; references to "WRITING" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "INCLUDING", "INCLUDES" and "INCLUDE" shall be deemed to be followed by the words "without limitation"; and any reference to any statute or regulation may include any amendments of same and any successor statutes and regulations. Further, (i) any reference to any agreement or other document may include subsequent amendments, assignments, and other modifications thereto, and
(ii) any reference to any Person may include such Person's respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons.

                                   ARTICLE II
                                TERMS OF THE LOAN

SECTION 2.1 LOAN.

     (A) AMENDMENT AND RESTATEMENT; LOAN. The Existing Credit Agreements are
hereby amended and restated in their entirety in accordance with the terms of this Loan Agreement. Subject to the terms and conditions of this Loan Agreement and in reliance upon the representations and warranties of the Borrowers contained herein, Lender and the Borrowers agree to combine the Existing
Indebtedness and the Increased Indebtedness so that together they shall constitute one loan in the principal amount of $[_______________] (such loan and the obligation of the Borrowers to repay the same together with all interest and other amounts from time to time owing hereunder may be referred to as the
"LOAN") which Loan shall be comprised of one (1) or more Components.

     (B) NOTE. On the Closing Date, the Borrowers shall execute and deliver to
Lender a Amended and Restated Promissory Note, dated of even date herewith (as amended, modified or restated, and any replacement or substitute notes therefor, by means of multiple notes or otherwise, collectively, the "NOTE"), made by the
Borrowers to the order of Lender, in the principal amount of $____________
allocated to each of the Components as more fully described in the Note.

     (C) USE OF PROCEEDS. The proceeds of the Loan funded at Closing shall be used to (i) refinance existing indebtedness; (ii) pay all recording fees and taxes, title insurance premiums, the reasonable out-of-pocket costs and expenses incurred by Lender, including reasonable legal fees and expenses of counsel to
Lender, and other costs and expenses approved by Lender (which approval will not be unreasonably withheld) related to the Loan; (iii) establish the Reserves required hereunder; and (iv) provide for general corporate purposes, including, without limitation, payment of transaction costs and expenses incurred by the
Borrowers. The remaining proceeds of the Loan, if any, shall be disbursed to or as otherwise directed by the Borrowers.

SECTION 2.2 INTEREST.

     (A) RATE OF INTEREST. The outstanding principal balance of each Component of the Loan shall bear interest at a rate per annum equal to the lesser of (i)
the Component Rate for such Component and (ii) the Maximum Rate.

     (B) DEFAULT RATE. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default and in any event from and after the Maturity Date of the Loan and until the Loan and all other Obligations are satisfied in full, the outstanding principal balance of each Component of the
Loan and all other Obligations shall bear interest until paid in full at a rate per annum that is five percent (5.0%) in excess of the then applicable Component
Rate for each Component otherwise applicable under this Loan Agreement and the
Note (the "DEFAULT RATE").

     (C) COMPUTATION OF INTEREST. Interest on the Loan and all other Obligations owing to Lender shall be computed on the basis of a 360-day year consisting of twelve (12) thirty (30) day months, and shall be charged for the actual number of days elapsed during any partial month. Interest shall be payable in arrears
(except with respect to the number of days from the Payment Date in any Interest
Accrual Period to the last day of such Interest Accrual Period as to which interest shall be payable in advance, if any).

     (D) INTEREST LAWS. Notwithstanding any provision to the contrary contained in this Loan Agreement or the other Loan Documents, the Borrowers shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("EXCESS
INTEREST"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Loan Agreement or in any of the other Loan Documents, then in such event: (1) the provisions of this subsection shall govern and control; (2) the Borrowers shall not be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, (a) applied as a credit against either or both of the outstanding principal balance of the Loan or accrued and unpaid interest thereunder (not to exceed the maximum amount permitted by law), (b)
refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "MAXIMUM
RATE"), and this Loan Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5)
the Borrowers shall not have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligation is calculated at the Maximum Rate rather than the applicable rate under this Loan Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall, to the extent permitted by law, remain at the Maximum Rate until Lender shall have received or accrued the amount of interest which Lender would have received or accrued during such period on Obligations had the rate of interest not been limited to the Maximum
Rate during such period. If the Default Rate shall be finally determined to be unlawful, then the Component Rate with respect to each Component shall be applicable during any time when the Default Rate would have been applicable hereunder, provided however that if the Maximum

Rate is greater or lesser than the Component Rate with respect to any Component, then the foregoing provisions of this paragraph shall apply.

     (E) LATE CHARGES. If an Event of Default regarding non-payment of principal, interest or other sums due hereunder or under any of the other Loan
Documents shall occur, then the Borrowers shall pay to Lender, in addition to all sums otherwise due and payable, a late fee in an amount equal to five percent (5.0%) of such principal, interest or other sums due hereunder or under any other Loan Document, such late charge to be immediately due and payable without demand by Lender.

SECTION 2.3 ADDITIONAL BORROWERS. Subject to the provisions of Section 6.5 hereof, on or before the expiration of the Acquisition Period, the Borrowers shall, in connection with an Acquisition, cause any Person acquired in connection with an Acquisition to assume and become jointly and severally obligated under the Note and the Loan Documents for repayment of the Loan, including causing any Acquisition Properties owned by such Person to be added as
Collateral for repayment of the Loan. Upon such assumption, (i) SCHEDULE 1 shall be amended to include such additional Persons as are designated to become
"BORROWERS" hereunder; (ii) all references to the Borrowers hereunder shall include all of the Borrowers identified on such amended SCHEDULE 1; and (iii)
each additional designated Affiliate shall execute an assumption and joinder agreement in the form of EXHIBIT G.

SECTION 2.4 PAYMENTS.

     (A) PAYMENTS OF INTEREST; APPLICATION OF PAYMENTS. On each Payment Date commencing with the Payment Date in [______________] 2005, and on each Payment
Date thereafter through and including the Maturity Date, the Borrowers shall make a payment of interest at the applicable Component Rate on each Component for the Interest Accrual Period immediately preceding each such Payment Date
(together with any late charges, Servicing Fees and other expenses then due and owing under the Loan Documents). Except during the continuance of an Event of
Default, all payments from whatever source (including prepayment of the Loan)
shall be applied first to pay late charges, the charges and expenses of Lender, and any Servicing Fees as provided hereunder, second to currently accruing interest at the applicable Component Rate on each Component, and third, to the
Principal Amount of the most senior Component (i.e. the Component with the earliest alphabetical designation) until the Principal Amount of such Component has been reduced to zero, and then sequentially to each Component with the next earliest alphabetical designation in that order until the Principal Amount of each such Component is repaid in full.

     (B) DATE AND TIME OF PAYMENT. Two (2) Business Days prior to the applicable
Payment Date, Lender shall provide a statement of principal and interest required to be paid on such Payment Date. The Borrowers shall receive credit for payments on the Loan which are transferred to the account of Lender as provided below (i) on the day that such funds are received by Lender if such receipt occurs by 2:00 p.m. (New York time) on such day, or (ii) on the next succeeding
Business Day after such funds are received by Lender if such receipt occurs after 2:00 p.m. (New York time). Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day.

     (C) MANNER OF PAYMENT; APPLICATION OF PAYMENTS. The Borrowers promise to pay all of the Obligations relating to the Loan as such amounts become due or are declared due pursuant to the terms of this Loan Agreement. All payments by the Borrowers on the Loan shall be made without deduction, defense, set off or counterclaim and in immediately available funds delivered to Lender by wire transfer to such accounts at such banks as Lender may from time to time designate. Prior to an Event of Default, each payment shall be applied in accordance with Section 2.4(A) hereof and, to the extent sufficient funds are contained in the Lock Box Account, or an Account or Sub-Account thereof, to make the required monthly payments to the applicable Reserves and Sub-Accounts on such Payment Date, the Borrowers shall be deemed to have satisfied its obligation to make such payments. Upon the occurrence and during the continuance of an Event of Default, payments shall be applied to the Obligations in such order as Lender shall determine in its sole and absolute discretion.

SECTION 2.5 MATURITY.

     (A) MATURITY DATE. To the extent not sooner due and payable in accordance with the Loan Documents, the then outstanding principal balance of the Loan, all accrued and unpaid interest thereon (and including interest through the end of the Interest Accrual Period then in effect), and all other sums then owing to
Lender hereunder and under the Note, the Deeds of Trust and the other Loan
Documents, shall be due and payable on the Maturity Date.

SECTION 2.6 PREPAYMENT.

     (A) LIMITATION ON PREPAYMENT. The Borrowers shall have no right to prepay the Loan in whole or in part, except as expressly set forth in this Loan
Agreement. (i) From and after the second (2nd) anniversary of the Closing Date, the Borrowers may prepay the Loan in whole, or in part, at any time, and (ii) if a partial prepayment is required to be made to cure a Default under Sections
8.1(E), 8.1(O) or 8.1(P), the Borrowers may prepay the Loan in part, at any time, provided that (x) the Borrowers shall provide to Lender not less than fifteen (15) days' prior written notice of such prepayment, (y) together with such prepayment the Borrowers also shall pay all accrued and unpaid interest and all other Obligations then due and owing, and (z) if such prepayment occurs on any day other than a Payment Date, then together therewith the Borrowers also shall pay to Lender the amount of interest that would have accrued on the amount being prepaid from and including the date of such prepayment to the end of such
Interest Accrual Period. Subject to the provisions of Section 2.4(C), all prepayments made under this Loan Agreement shall be applied in accordance with
Section 2.4(A).

     (B) YIELD MAINTENANCE DUE. If any prepayment of all or any portion of the
Loan shall occur (including on account of acceleration of the Loan (whether or not due to an Event of Default) or otherwise), then except only as expressly provided in this Loan Agreement or the other Loan Documents to the contrary, the
Borrowers shall pay the Yield Maintenance on the amount prepaid to Lender together with such prepayment, as liquidated damages (which shall be the sole and exclusive remedy of Lender in connection with such prepayment) and compensation for costs incurred, and in addition to all other amounts due and owing to Lender. Notwithstanding the foregoing, no Yield Maintenance will be due as to a prepayment of the Loan on any Payment Date that occurs during the three
(3) month period immediately preceding the Maturity Date (provided the amount of interest that would have accrued on the amount being

prepaid from and including the date of such prepayment through the following
Payment Date shall be payable with such prepayment). The foregoing designation of any amount of Yield Maintenance in this Agreement shall not create a right to prepay at any time or in any circumstances where this Loan Agreement does not expressly state that such a right exists. "YIELD MAINTENANCE" means the excess, if any, of (x) the present value on the date of prepayment (by acceleration or otherwise) of all future installments of principal and interest that the
Borrowers would otherwise be required to pay on that portion of the applicable
Component prepaid from the date of such prepayment to and including the first
Payment Date that is three (3) months prior to the Maturity Date absent such prepayment, assuming the entire unpaid Principal Amount of such Component is required to be paid on such Payment Date, with such present value being determined by the use of a discount rate equal to the sum of (a) the yield to maturity (adjusted to a "mortgage equivalent basis" pursuant to the standards and practices of the Securities Industry Association), on the date of such prepayment of the United States Treasury Security having the term to maturity closest to the first Payment Date that is three (3) months prior to the Maturity
Date, plus (b) .50% over (y) that portion of the applicable Component prepaid on the date of such prepayment.

SECTION 2.7 OUTSTANDING BALANCE. The balance on Lender's books and records shall be presumptive evidence (absent manifest error) of the amounts owing to Lender by the Borrowers; provided that any failure to record any transaction affecting such balance or any error in so recording shall not limit or otherwise affect the Borrowers' obligation to pay the Obligations.

SECTION 2.8 TAXES. Any and all payments or reimbursements made hereunder or under the Note shall be made free and clear of and without deduction for any and all taxes, withholding taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto arising out of or in connection with the transactions contemplated by the Loan Documents (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (excluding taxes imposed on net income in accordance with the following sentence) herein "TAX LIABILITIES"). Notwithstanding the foregoing, the Borrowers shall not be liable for taxes imposed on the net income of Lender by the jurisdiction under the laws of which Lender is organized or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of Lender's applicable lending office or any political subdivision thereof. If the Borrowers shall be required by law to deduct any such Tax Liabilities (or amounts in estimation or reimbursement for the same) from or in respect of any sum payable hereunder to Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made.

SECTION 2.9 REASONABLENESS OF CHARGES. The Borrower Parties agree that (i) the actual costs and damages that Lender would suffer by reason of an Event of
Default (exclusive of the attorneys' fees and other costs incurred in connection with enforcement of Lender's rights under the Loan Documents) or a prepayment would be difficult and needlessly expensive to calculate and establish, and (ii)
the amounts of the Default Rate, the late charges, and the Yield Maintenance are reasonable, taking into consideration the circumstances known to the parties at this time, and (iii) such Default Rate, late charges, Yield Maintenance, and
Lender's reasonable attorneys' fees and other costs and expenses incurred in connection with enforcement of Lender's rights under the Loan Documents shall be due and payable as provided herein, and

(iv) such interest at the Default Rate, late charges, Yield Maintenance, and the obligation to pay Lender's reasonable attorneys' fees and other enforcement costs do not, individually or collectively, constitute a penalty.

SECTION 2.10 SERVICING/SPECIAL SERVICING. Lender may change the Servicer from time to time without the consent of the Borrowers, on prior written notice to the Borrowers. The Borrowers expressly acknowledge and agree that the Servicer's fees and Trustee's fees (to the extent not included in the Component Rate), and if the Loan becomes a specially serviced loan, any additional fees of the
Servicer payable in connection therewith, and such additional trust fund expenses and fees, including any Rating Agency fees, as shall be incurred in connection with the Securitization (collectively, the "SERVICING FEE") shall be payable by the Borrowers and shall constitute a portion of the Obligations;
provided, however, that at no time shall the Borrowers be liable for Servicing
Fees in excess of those fees charged to Lender. Lender shall provide a reasonably detailed statement of Servicing Fees for which the Borrowers are liable two (2) Business Days prior to the date when due; provided that failure to timely provide such statement shall not relieve the Borrowers from the obligation to pay all such Servicing Fees.

                                  ARTICLE III
                               CONDITIONS TO LOAN

SECTION 3.1 CONDITIONS TO FUNDING OF THE LOAN ON THE CLOSING DATE. The
obligations of Lender to fund the Loan are subject to the prior or concurrent satisfaction or waiver of the conditions set forth below, and to satisfaction of any other conditions specified herein or elsewhere in the Loan Documents. Where in this Section any documents, instruments or information are to be delivered to
Lender, then the condition shall not be satisfied unless (i) the same shall be in form and substance reasonably satisfactory to Lender, and (ii) if so required by Lender, the Borrowers shall deliver to Lender a certificate duly executed by the Borrowers stating that the applicable document, instrument or information is true and complete and does not omit to state any information without which the same might reasonably be deemed materially misleading.

     (A) LOAN DOCUMENTS. On or before the Closing Date, the Borrowers shall execute and deliver and cause to be executed and delivered to Lender all of the
Loan Documents together with such other documents as may be reasonably required by Lender, each, unless otherwise noted, of even date herewith, duly executed, in form and substance satisfactory to Lender and in quantities designated by
Lender (except for the Note, of which only one shall be signed), which Loan
Documents shall become effective upon the Closing.

     (B) DEPOSITS. The deposits required herein, including without limitation, the initial deposits into the Reserves and Accounts, shall have been made (and at the Borrowers' option, the same may be made from the proceeds of the Loan).

     (C) PERFORMANCE OF AGREEMENTS, TRUTH OF REPRESENTATIONS AND WARRANTIES.
Each Borrower Party and all other Persons executing any agreement on behalf of any Borrower Party shall have performed in all material respects all agreements which this Loan Agreement provides shall be performed on or before the Closing
Date. The representations and warranties

contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the Closing Date.

     (D) CLOSING CERTIFICATE. On or before the Closing Date, Lender shall have received certificates of even date herewith executed on behalf of each Borrower by the chief financial officer (or similar officer of the Borrowers) stating that: (i) on such date, to the Borrowers' Knowledge no Default exists; (ii) no material adverse change in the financial condition or operations of the business of the Borrowers or the projected cash flow of the Borrowers or the Properties has occurred since the delivery to Lender of any financial statements, budgets, proformas, or similar materials (or if there has been any change, specifying such change in detail), and that, to the Borrowers' Knowledge after due inquiry, such financial materials fairly present the financial condition and results of operations of the Borrowers, and all other materials delivered to Lender are complete and accurate in all material respects; (iii) the representations and warranties set forth in this Loan Agreement are true and correct in all material respects on and as of such date with the same effect as though made on and as of such date (or if any such representations or warranties require qualification, specifying such qualification in detail); and (iv) to the Borrowers' Knowledge, there are no material facts or conditions concerning the Properties or any
Borrower Party that have not been disclosed to Lender which could have a
Material Adverse Effect.

     (E) OPINIONS OF COUNSEL. On or before the Closing Date, Lender shall have received from legal counsel for the Borrowers reasonably satisfactory to Lender, written legal opinions, each in form and substance reasonably acceptable to
Lender, as to such matters as Lender shall request, including opinions to the effect that (i) each of the Borrower Parties is validly existing and in good standing in its state of organization, (ii) this Loan Agreement and the Loan
Documents have been duly authorized, executed and delivered and are enforceable in accordance with their terms subject to customary qualifications for bankruptcy, general equitable principles, and other customary assumptions and qualifications; (iii) the Deposit Account Agreement and Cash Management
Agreement have been duly authorized, executed and delivered by Borrower and
Manager and are enforceable in accordance with their terms and the security interests in favor of Lender in the Account Collateral have been validly created and perfected; and (iv) none of the Borrowers, the Manager or the Guarantor would be consolidated in any bankruptcy proceeding affecting GSI. Also on or before the Closing Date, Lender shall have received the following legal opinions, each in form and substance reasonably acceptable to Lender: (a) an opinion of the Borrowers' local counsel in each state in which Mortgaged
Properties generating five percent (5%) or more of the Operating Revenues from the Mortgaged Properties (taken as a whole) are located as to the enforceability of, and the creation and perfection of Liens under, the Deeds of Trust in such states and such other matters as Lender may reasonably request; (b) opinions of
Richards, Layton & Finger or other Delaware legal counsel, reasonably acceptable to Lender, for each of the Borrowers that are single member Delaware limited liability companies, for the Guarantor and Manager that, among other matters,
(1) under Delaware law (x) the prior unanimous written consent of its board of directors (including the Independent Directors) would be required for a voluntary bankruptcy filing by such Borrower, the Guarantor or Manager, (x) such unanimous consent requirements are enforceable against such Borrower, Guarantor and Manager in accordance with their terms; (2) under Delaware law the bankruptcy or dissolution of its member would not cause the dissolution of such
Borrower, the Guarantor or Manager; (3) under Delaware law, creditors of its member shall have no legal

or equitable remedies with respect to the assets of such Borrower, the Guarantor or Manager; and (4) a federal bankruptcy court would hold that Delaware law governs the determination of what Persons have authority to file a voluntary bankruptcy petition on behalf of such Borrower, the Guarantor and Manager; and
(c) such other legal opinions as Lender may reasonably request.

     (F) TITLE POLICIES. On or before the Closing Date, Lender shall have received and approved the Title Policies. The Title Policies shall be in form and substance reasonably satisfactory to Lender, shall be in full force and effect, shall be freely assignable to and will inure to the benefit of the
Trustee (subject to recordation of assignments of the Deeds of Trust) without the consent or any notification to the Title Company, shall have the premium therefor paid in full as of the Closing Date, the Title Company shall be licensed in the state in which the Mortgaged Property is located, shall have no claims made under such Title Policy, and shall affirmatively insure (unless the related Mortgaged Property is in a jurisdiction where such affirmative insurance is not available) that the applicable Borrowers' interest in the applicable
Property is the same as the Mortgaged Property legally described in the related
Deed of Trust.

     (G) CERTIFICATES OF FORMATION AND GOOD STANDING. On or before the Closing
Date, Lender shall have received copies of the organizational documents and filings of each Borrower Party, together with good standing certificates (or similar documentation) (including verification of tax status) from the state of its formation and from all states in which the laws thereof require such Person to be qualified and/or licensed to do business. Each such certificate shall be dated not more than 30 days prior to the Closing Date, as applicable, and certified by the applicable Secretary of State or other authorized governmental entity. In addition, on or before the Closing Date the secretary or corresponding officer of each Borrower Party, or the secretary or corresponding officer of the partner, trustee, or other Person as required by such Borrower
Party's organizational documents (as the case may be, the "BORROWER PARTY
SECRETARY") shall have delivered to Lender a certificate stating that the copies of the organizational documents as delivered to Lender are true and correct and are in full force and effect, and that the same have not been amended except by such amendments as have been so delivered to Lender.

     (H) CERTIFICATES OF INCUMBENCY AND RESOLUTIONS. On or before the Closing
Date, Lender shall have received certificates of incumbency and resolutions of each Borrower Party and its constituents as requested by Lender, approving and authorizing the Loan and the execution, delivery and performance of the Loan
Documents, certified as of the Closing Date by the Borrower Party Secretary as
being in full force and effect without modification or amendment.

     (I) AGREEMENTS. Not later than thirty (30) days following the Closing Date,
Lender shall have received a list of all Material Agreements and, to the extent requested by Lender, copies thereof.

     (J) RENT ROLL. Prior to the Closing, Lender shall have received from the
Borrowers a rent roll for each of the Properties (collectively, the "RENT
ROLL"), certified by the Borrowers, and in form and substance satisfactory to
Lender.

     (K) LEASES. Not later than thirty (30) days following the Closing Date,
Lender shall have received true, correct and complete copies of the Leases, as amended.

     (L) INSURANCE POLICIES AND ENDORSEMENTS. On or before the Closing Date,
Lender shall have received copies of certificates of insurance (dated not more than 20 days prior to the Closing Date) regarding insurance required to be maintained under this Loan Agreement and the other Loan Documents, together with endorsements satisfactory to Lender naming Lender as an additional insured and loss payee, as required by this Loan Agreement, under such policies. In addition, as to any insurance matters arising under Environmental Laws or pertaining to any environmental insurance that any of the Borrowers has with respect to any Property, the same shall be endorsed to Lender as required by this Loan Agreement and shall name Lender as an insured, additional insured and/or loss payee, as applicable.

     (M) DOCUMENTATION REGARDING APPLICATION OF PROCEEDS. At least two (2) days prior to the Closing Date, Lender shall have received payoff demand letters and wiring instructions from each lender or other obligee of any existing indebtedness which is required to be repaid pursuant to this Loan Agreement.

     (N) LEGAL FEES; CLOSING EXPENSES. The Borrowers shall have paid any and all reasonable legal fees and expenses of counsel to Lender, together with all recording fees and taxes, title insurance premiums, and other reasonable costs and expenses related to the Closing.

     (O) GROUND LEASES. Not later than thirty (30) days following the Closing
Date, Lender shall have received true and complete copies of each of the Ground
Leases, certified by the Borrowers.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

     In order to induce Lender to enter into this Loan Agreement and to make the
Loan, each Borrower represents and warrants to Lender that the statements set forth in this Article IV, after giving effect to the Closing, will be, true, correct and complete in all material respects as of the Closing Date.

SECTION 4.1 ORGANIZATION, POWERS, CAPITALIZATION, GOOD STANDING, BUSINESS.

     (A) ORGANIZATION AND POWERS. Each Borrower Party is duly organized, validly existing and in good standing under the laws of the state of its formation. Each
Borrower Party has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, and to enter into each Loan Document to which it is a party and to perform the terms thereof.

     (B) QUALIFICATION. Each Borrower Party is duly qualified and in good standing in the state of its formation. In addition, each Borrower Party is duly qualified and in good standing in each state where necessary to carry on its present business and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a
Material Adverse Effect.

     (C) ORGANIZATION. The organizational chart set forth as SCHEDULE 4.1(C)
accurately sets forth the direct and indirect ownership structure of the
Borrowers.

SECTION 4.2 AUTHORIZATION OF BORROWING, ETC.

     (A) AUTHORIZATION OF BORROWING. The Borrowers have the power and authority to incur the Indebtedness evidenced by the Note. The execution, delivery and performance by each Borrower Party of each of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary limited liability company, partnership, trustee, corporate or other action, as the case may be.

     (B) NO CONFLICT. The execution, delivery and performance by each Borrower
Party of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not: (1) violate (x) any provision of law applicable to any Borrower Party; (y) the partnership agreement, certificate of limited partnership, certificate of formation, certificate of incorporation, bylaws, declaration of trust, limited liability company agreement, operating agreement or other organizational documents, as the case may be, of each Borrower Party; or (z) any order, judgment or decree of any
Governmental Authority binding on any Borrower Party or any of its Affiliates;
(2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Borrower
Party or any of its Affiliates (except where such breach will not cause a
Material Adverse Effect); (3) result in or require the creation or imposition of any material Lien (other than the Lien of the Loan Documents) upon the
Properties or assets of any Borrower Party; or (4) require any approval or consent of any Person under any Contractual Obligation of any Borrower Party, which approvals or consents have not been obtained on or before the dates required under such Contractual Obligation, but in no event later than the
Closing Date (except where the failure to obtain such approval or consent will not have a Material Adverse Effect).

     (C) GOVERNMENTAL CONSENTS. The execution and delivery by each Borrower
Party of the Loan Documents to which it is a party, and the consummation of the transactions contemplated thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any
Governmental Authority.

     (D) BINDING OBLIGATIONS. This Loan Agreement is, and the Loan Documents,
including the Note, when executed and delivered will be, the legally valid and binding obligations of each Borrower Party that is a party thereto, enforceable against each of the Borrower Parties, as applicable, in accordance with their respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditor's rights. No Borrower Party has any defense or offset to any of its obligations under the Loan Documents to which it is a party. No Borrower Party has any claim against Lender or any Affiliate of
Lender.

SECTION 4.3 FINANCIAL STATEMENTS. All financial statements concerning any of the
Borrowers and their Affiliates which have been furnished by or on behalf of the
Borrowers to Lender pursuant to this Loan Agreement present fairly in all material respects the financial condition of the Persons covered thereby.

SECTION 4.4 INDEBTEDNESS AND CONTINGENT OBLIGATIONS. As of the Closing, the
Borrowers shall have no outstanding Indebtedness or Contingent Obligations other than the Obligations or any other Permitted Indebtedness.

SECTION 4.5 TITLE TO THE PROPERTIES. The Borrowers have good and marketable fee simple title (or, in the case of the Ground Leased Properties, leasehold or subleasehold title) to the Properties, other than the Managed Properties, free and clear of all Liens except for the Permitted Encumbrances. The Borrowers own all personal property and improvements on the Properties (other than the Managed
Properties, personal property and improvements owned by Sprint, and personal property which is owned by tenants of such Property, not used or necessary for the operation of the applicable Property, leased by the Borrowers as permitted hereunder), subject only to the Permitted Encumbrances, or which constitutes leased temporary mobile antennas. The Deeds of Trust will create (i) a valid, perfected first lien on the applicable Properties, subject only to the Permitted
Encumbrances, and (ii) perfected first priority security interests in and to, and perfected collateral assignments of, all personalty (other than personal property owned by Sprint) in connection therewith (including the Rents and the
Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. Except as set forth on SCHEDULE 4.5, to the actual Knowledge of the Borrowers, there are no proceedings in condemnation or eminent domain affecting any of the Properties and none is threatened.
Subject to the terms of the Sprint Acquisition Documents no Person has any option or other right to purchase all or any portion of any interest owned by the Borrowers with respect to the Properties. Except to the extent affirmative coverage will be provided under the Title Policies, there are no mechanic's, materialman's or other similar liens or claims which have been filed for work, labor or materials affecting the Properties which are or will be liens prior to, or equal or coordinate with, the lien of the applicable Deed of Trust the effect of which is reasonably likely to have a Material Adverse Effect. The Permitted
Encumbrances, in the aggregate, do not materially interfere with the benefits of the security intended to be provided by the Deeds of Trust and this Loan
Agreement, materially and adversely affect the value of any of the Mortgaged
Properties taken as a whole, impair the use or operations of the Mortgaged
Properties or impair the Borrowers' ability to pay their respective obligations in a timely manner.

SECTION 4.6 ZONING; COMPLIANCE WITH LAWS. The Properties and the use thereof comply with all applicable zoning, subdivision and land use laws, regulations and ordinances, all applicable health, fire, building codes, parking laws and all other laws, statutes, codes, ordinances, rules and regulations applicable to the Properties, or any of them, including without limitation the Americans with
Disabilities Act, except to the extent failure to so comply would not, in the aggregate, be reasonably likely to have a Material Adverse Effect. All permits, licenses and certificates for the lawful use, occupancy and operation of each component of each of the Properties given as Collateral hereunder in the manner in which it is currently being used, occupied and operated have been obtained and are current and in full force and effect, except to the extent failure to obtain any such permits, licenses or certificates would not, in the aggregate, be reasonably likely to have a Material Adverse Effect. To the Borrowers'
Knowledge, (i) except as set forth on SCHEDULE 4.6, no legal proceedings are pending or threatened with respect to the zoning of any Property and (ii) except as may be set forth in the Title Policies, neither the zoning nor any other right to construct, use or operate any Property is in any way dependent upon or related to any real estate other than such Property, except to the extent same would not, in the aggregate, be reasonably likely to have a Material Adverse
Effect.

SECTION 4.7 LEASES; AGREEMENTS.

     (A) LEASES; AGREEMENTS. The Borrowers have delivered, or will deliver pursuant to Section 3.1(I) and (K), as applicable, to Lender (i) true and complete copies (in all material respects) of all Material Leases and (ii) a list of all Material Agreements affecting the operation and management of the
Properties, and such Leases and list of Material Agreements have not been modified or amended except pursuant to amendments or modifications delivered to
Lender. Except for the rights of the Manager pursuant to the existing Management
Agreement, and the fee owners of Managed Properties, no Person has any right or obligation to manage any of the Properties or to receive compensation in connection with such management, except for certain limited obligations of
Sprint under the Sprint Acquisition Documents. Except for the parties to any leasing brokerage agreement that has been delivered to Lender, no Person has any right or obligation to lease or solicit tenants for the Properties, or (except for cooperating outside brokers) to receive compensation in connection with such leasing.

     (B) RENT ROLL, DISCLOSURE. A true and correct copy of the Rent Roll has been delivered to Lender. Except only as specified in the Rent Roll, or as otherwise disclosed to Lender in the estoppel certificates delivered to Lender at Closing, to the Borrowers' Knowledge, (i) the Leases are in full force and effect; (ii) the Borrowers have not given any notice of default to any tenant under any Lease which remains uncured; (iii) no tenant has any set off, claim or defense to the enforcement of any Lease; (iv) no tenant is materially in default in the performance of any other obligations under its Lease; and (v) there are no rent concessions (whether in form of cash contributions, work agreements, assumption of an existing tenant's other obligations, or otherwise) or extensions of time whatsoever not reflected in such Rent Roll, except to the extent that the failure of the representations set forth in items (i) through
(iv) to be true with respect to Leases (other than Material Leases) is not reasonably likely to have a Material Adverse Effect. To the Borrowers'
Knowledge, each of the Leases is valid and binding on the parties thereto in accordance with its terms.

     (C) MANAGEMENT AGREEMENT. The Borrowers have delivered to Lender a true and complete copy of the Management Agreement to which they are a party that will be in effect on the Closing Date, and such Management Agreement has not been modified or amended except pursuant to amendments or modifications delivered to
Lender. The Management Agreement is in full force and effect and no default by any of the Borrowers or Manager exists thereunder.

SECTION 4.8 CONDITION OF THE PROPERTIES. To the Borrower's Knowledge, except as set forth on SCHEDULE 4.8, as of the Closing Date all Improvements are in good repair and condition, ordinary wear and tear excepted except to the extent same would not have a Material Adverse Effect. The Borrowers are not aware of any latent or patent structural or other material defect or deficiency in the
Properties which could, in the aggregate, have a Material Adverse Effect, and all necessary utilities are fully connected to the Improvements and are fully operational, are sufficient to meet the reasonable needs of each of the
Properties as now used or presently contemplated to be used, and no other utility facilities or repairs are necessary to meet the reasonable needs of each of the Properties as now used or presently contemplated. To the Borrowers'
Knowledge, except to the extent affirmative coverage will be provided under the
Title Policies against forced removal by Borrower, none of the Improvements create encroachments over, across or upon the Properties' boundary lines, rights of way or easements,

and no building or other improvements on adjoining land create such an encroachment, which could reasonably be expected to have a Material Adverse
Effect. Access will be insured by the Title Company for all Ground Leased
Properties and the Borrowers have access to each of the Owned Properties except to the extent that failure to have such access would not be reasonably likely to have a Material Adverse Effect.

SECTION 4.9 LITIGATION; ADVERSE FACTS. Except as set forth on SCHEDULE 4.9, there are no judgments outstanding against any Borrower Party, or affecting any of the Properties or any property of any Borrower, nor to the Borrower's
Knowledge after due inquiry is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or threatened against any Borrower Party or any of the Properties that could reasonably be expected to result in a Material Adverse Effect.

SECTION 4.10 PAYMENT OF TAXES. All federal, state and local tax returns and reports of each Borrower required to be filed have been timely filed (or each
Borrower has timely filed for an extension and the applicable extension has not expired), and all taxes, assessments, fees and other governmental charges
(including any payments in lieu of taxes) upon such Person and upon its properties, assets, income and franchises which are due and payable have been paid except to the extent same are being contested in accordance with Section
5.3(B).

SECTION 4.11 ADVERSE CONTRACTS. Except for the Loan Documents and the Sprint
Acquisition Documents, the Borrowers are not parties to or bound by, nor is any property of such Person subject to or bound by, any contract or other agreement which restricts such Person's ability to conduct its business in the ordinary course as currently conducted that, either individually or in the aggregate, has a Material Adverse Effect or could reasonably be expected to have a Material
Adverse Effect.

SECTION 4.12 PERFORMANCE OF AGREEMENTS. To the Borrowers' Knowledge, no Borrower
is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of any such Borrower which could reasonably be expected to have a Material Adverse
Effect, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default which could reasonably be expected to have a Material Adverse Effect.

SECTION 4.13 GOVERNMENTAL REGULATION. No Borrower Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or
the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

SECTION 4.14 EMPLOYEE BENEFIT PLANS. Except as set forth on SCHEDULE 4.14, no
Borrower Party maintains or contributes to, or has any obligation (including a contingent obligation) under, any Employee Benefit Plans.

SECTION 4.15 BROKER'S FEES. No broker's or finder's fee, commission or similar compensation will be payable by or pursuant to any contract or other obligation of the Borrowers with respect to the making of the Loan or any of the other transactions contemplated hereby or by any of the Loan Documents. The Borrowers shall indemnify, defend, protect, pay and hold Lender

harmless from any and all broker's or finder's fees claimed to be due in connection with the making of the Loan arising from any Borrower Parties'
actions.

SECTION 4.16 SOLVENCY. The Borrowers (a) have not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for the obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of each Borrower's assets exceed and will, immediately following the making of the Loan, exceed such Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and Contingent
Obligations. The fair saleable value of each Borrower's assets is and will, immediately following the making of the Loan, be greater than the Borrower's probable liabilities, including the maximum amount of its Contingent Obligations on its debts as such debts become absolute and matured. Each Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Borrowers do not intend to, and do not believe that they will, incur Indebtedness and liabilities (including Contingent Obligations and other commitments) beyond its ability to pay such Indebtedness and liabilities as they mature (taking into account the timing and amounts of cash to be received by the Borrowers and the amounts to be payable on or in respect of obligations of the Borrowers).

SECTION 4.17 DISCLOSURE. No financial statements or other information furnished to Lender by any of the Borrowers contains any untrue representation, warranty or statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein not misleading. No Loan Document or any other document, certificate or written statement for use in connection with the Loan and prepared by the Borrowers, or any information provided by any
Borrower and contained in, or used in preparation of, any document or certificate for use in connection with the Loan, contains any untrue representation, warranty or statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein not misleading. There is no fact known to the Borrowers that has had or will have a
Material Adverse Effect and that has not been disclosed in writing to Lender by the Borrowers.

SECTION 4.18 USE OF PROCEEDS AND MARGIN SECURITY. The Borrowers shall use the proceeds of the Loan only for the purposes set forth herein and consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of the Loan shall be used by the Borrowers or any Person in any manner that might cause the borrowing or the application of such proceeds to violate
Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System.

SECTION 4.19 INSURANCE. Set forth on SCHEDULE 4.19 is a complete and accurate description of all policies of insurance for each Borrower that are in effect as of the Closing Date. Such insurance policies conform to the requirements of
Section 5.4. No notice of cancellation has been received with respect to such policies, and, to each Borrower's Knowledge, the Borrowers are in compliance with all conditions contained in such policies.

SECTION 4.20 INVESTMENTS. The Borrowers have no (i) direct or indirect interest in, including without limitation stock, partnership interest or other securities of, any other Person (other than

the other Borrowers), or (ii) direct or indirect loan, advance or capital contribution to any other Person, including all indebtedness from that other
Person (other than the other Borrowers).

SECTION 4.21 NO PLAN ASSETS. No Borrower Party is or will be (i) an employee benefit plan as defined in Section 3(3) of ERISA which is subject to ERISA, (ii)
a plan as defined in Section 4975(e)(1) of the IRC which is subject to Section
4975 of the IRC, or (iii) an entity whose underlying assets constitute "plan assets" of any such employee benefit plan or plan for purposes of Title I of
ERISA of Section 4975 of the IRC; provided that, in making such representation, the Borrowers have assumed that (i) no portion of the Loan shall be funded with plan assets of any employee benefit plan that is subject to Title I of ERISA or any plan that is covered by Section 4975 of the Code unless the Lender is eligible to apply one or more exemptions such that the Loan will not constitute a nonexempt prohibited transaction under Section 406 of ERISA or that could subject a Borrower Party or its Affiliates to an excise tax under Section 4975 of the IRC; and (ii) such assumption in the preceding clause is true and correct with respect to any party to which Lender transfers or assigns any portion of the Loan.

SECTION 4.22 GOVERNMENTAL PLAN. No Borrower Party is or will be a "governmental plan" within the meaning of Section 3(32) of ERISA and transactions by or with the Borrowers are not and will not be subject to state statutes applicable to the Borrowers' regulating investments of and fiduciary obligations with obligations with respect to governmental plans.

SECTION 4.23 NOT FOREIGN PERSON. No Borrower Party is a "foreign person" within the meaning of Section 1445(f)(3) of the IRC.

SECTION 4.24 NO COLLECTIVE BARGAINING AGREEMENTS. Except as set forth on
SCHEDULE 4.24, no Borrower Party is a party to any collective bargaining agreement.

SECTION 4.25 GROUND LEASES.

     (A) With respect to each Ground Leased Property encumbered by a Deed of
Trust:

          (i) To the Borrowers' Knowledge, the Prime Ground Lease contains the entire agreement of the applicable Prime Ground Lessor and the applicable
Sub-Prime Ground Lessor pertaining to the Ground Leased Property covered thereby. The Borrowers have no estate, right, title or interest in or to the
Ground Leased Property except pursuant to the Master Lease Agreement and to the
Borrowers' Knowledge, the Sub-Prime Ground Lessor has no estate, right, title or interest in or to the Ground Leased Property except pursuant to the Prime Ground
Lease. The Borrowers have delivered, or will deliver pursuant to Section 3.1(O), a true and correct copy of the Ground Lease to Lender and the Ground Lease has not been modified, amended or assigned except as set forth therein.

          (ii) The Borrowers have obtained title insurance insuring the applicable Borrower's subleasehold interest in each of the Prime Ground Leases.

          (iii) There are no rights to terminate the Master Lease Agreement, or to the Borrowers' Knowledge, the Prime Ground Lease other than the Ground
Lessor's right to terminate by reason of default, casualty, condemnation or other reasons, in each case as expressly set forth in the applicable Ground
Lease.

          (iv) The Master Lease Agreement, and to the Borrowers' Knowledge, the
Ground Lease is in full force and effect, and no breach or default or event that with the giving of notice or passage of time would constitute a breach or default under the Ground Lease (a "GROUND LEASE DEFAULT") exists on the part of the Borrowers or, to the Borrowers' Knowledge, on the part of the Ground Lessor under the Ground Lease. The Borrowers have not received any written notice that a Ground Lease Default exists, or that the Ground Lessor or any third party alleges the same to exist.

          (v) The applicable Borrower is the exclusive owner of the lessees's or sublessee's, as applicable, interest under and pursuant to the applicable Ground
Lease and to the Borrowers' Knowledge, the Sub-Prime Ground Lessor has not
assigned, transferred, or encumbered its interest in, to, or under the Prime
Ground Lease (other than assignments that will terminate on or prior to
Closing).

          (vi) The Ground Lease or a memorandum thereof or other instrument sufficient to permit recording of a deed of trust or similar security instrument has been recorded and the Ground Lease (or a separate agreement with respect thereto (the "ESTOPPEL")) permits the interest of the Sub-Prime Ground Lessor, as lessee (and consequently, the sublessee), to be encumbered and permits, or does not prohibit, the encumbrance by the applicable Borrower of its leasehold or subleasehold, as applicable, interest pursuant to the related Deed of Trust.

          (vii) Except for the Permitted Encumbrances and as set forth on
SCHEDULE 4.25(A)(VII), the interests in the Ground Lease is not subject to any liens or encumbrances (whether on the fee interest in the property demised thereunder or the Sub-Prime Ground Lessor's interest, as lessee, in the Prime
Ground Lease) superior to, or of equal priority with, the related Deed of Trust unless (x) a non-disturbance agreement has been obtained from the applicable holder of such lien or encumbrance or (y) the priority of the lien of the applicable Deed of Trust over such encumbrance will be insured by the Title
Policies.

          (viii) Except as set forth on SCHEDULE 4.25(A)(VIII), the Prime Ground
Lease (or the applicable Estoppel) requires the Prime Ground Lessor to give notice of any default by the Sub-Prime Ground Lessor to any leasehold mortgagee which such notice must be delivered before the Prime Ground Lessor may terminate the Prime Ground Lease, or the Ground Lease or the Estoppel provides that notice of termination given under the Prime Ground Lease is not effective against the
Lender unless a copy of the notice has been sent to Lender in the manner described in the Prime Ground Lease.

          (ix) Except as set forth on SCHEDULE 4.25(A)(IX), a leasehold mortgagee is permitted to cure any default under the Prime Ground Lease that is curable after the receipt of notice of any default.

          (x) Except as set forth on SCHEDULE 4.25(A)(X), the Prime Ground Lease has a term (including all available extensions) that extends not less than ten
(10) years beyond the Maturity Date.

          (xi) The Prime Ground Lease does not impose restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender.

          (xii) The Borrower's subleasehold interest in the Prime Ground Lease is assignable to the Trustee upon notice to, but without the consent of, the
Prime Ground Lessor and Sub-Prime Ground Lessor (or, if any such consent is required, it has been obtained prior to the Closing Date) or, except to the extent same is not reasonably likely to have a Material Adverse Effect, in the event that it is so assigned, it is further assignable by the Trustee and its successors and assigns upon notice to, but without a need to obtain the consent of, the Prime Ground Lessor or Sub-Prime Ground Lessor.

          (xiii) Except as set forth on Schedule 4.25(A)(xiii), the Prime Ground
Lease (or the applicable Estoppel) requires the Prime Ground Lessor to recognize the Borrowers as a direct lessee of Prime Ground Lessor upon termination of the
Prime Ground Lease following rejection of the Prime Ground Lease by Sub-Prime
Ground Lessor in a bankruptcy proceeding under the Bankruptcy Code, provided that the Borrowers cures any defaults that are susceptible to being cured by
Borrowers.

     (B) With respect to the Ground Leased Properties constituting an Additional
Pledged Property:

          (i) To the Borrowers' Knowledge, the Prime Ground Lease contains the entire agreement of the applicable Prime Ground Lessor and the applicable
Sub-Prime Ground Lessor pertaining to the Ground Leased Property covered thereby. The Borrowers have no estate, right, title or interest in or to the
Ground Leased Property except pursuant to the Master Lease Agreement and the
Sub-Prime Ground Lessor has no estate, right, title or in interest in or to the
Ground Leased Property except pursuant to the Prime Ground Lease. The Borrowers have delivered, or will deliver pursuant to Section 3.1(O), a true and correct copy of the Prime Ground Lease to Lender and the Prime Ground Lease has not been modified, amended or assigned except as set forth therein.

          (ii) To the Knowledge of the Borrowers, the Ground Lessor is the
exclusive owner of the fee or leasehold interest in its Ground Leased Property.

          (iii) There are no rights to terminate the Master Lease Agreement, or to the Borrowers' Knowledge, the Prime Ground Lease other than the Ground
Lessor's right to terminate by reason of default, casualty, condemnation or other reasons, in each case as expressly set forth in the applicable Ground
Lease.

          (iv) The Master Lease Agreement, and to the Borrower's Knowledge, the
Prime Ground Lease is in full force and effect, and Ground Lease Default exists on the part of the Borrower or, to the Borrowers' Knowledge, on the part of the
Prime Ground Lessor under the Ground Lease. The Borrowers have not received any written notice that a Prime Ground Lease Default exists, or that the Prime
Ground Lessor or any third party alleges the same to exist.

          (v) The applicable Borrower is the exclusive owner of the sublessee's interest under and pursuant to the applicable Prime Ground Lease and the
Sub-Prime Ground Lessor has not assigned, transferred, or encumbered its interest in, to, or under the Prime Ground Lease (other than assignments that will terminate on or prior to Closing).

          (vi) The Ground Lease does not impose restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender.

SECTION 4.26 EASEMENTS.

     (A) Each Easement contains the entire agreement pertaining to the applicable Property covered thereby. The Borrowers have no estate, right, title or interest in or to such Properties except under and pursuant to the Easements.
The Borrowers have delivered true and correct copies of each of the Easements to
Lender and the Easements have not been modified, amended or assigned except as set forth therein.

     (B) Each fee owner of the Properties subject to the Easements is the exclusive fee simple owner of the fee estate with respect to such Property.

     (C) There are no rights to terminate any Easement other than as expressly set forth in the applicable Easement.

     (D) Each Easement is in full force and effect and to the Borrowers'
Knowledge, no breach or default or event that with the giving of notice or passage of time would constitute a breach or default under any Easement (an
"EASEMENT DEFAULT") exists on the part of the Borrowers. The Borrowers have not received any written notice that a Easement Default exists, or that any third party alleges the same to exist.

     (E) The applicable Borrower is the exclusive owner of the easement interest under and pursuant to the applicable Easement and has not assigned, transferred, or encumbered its interest in, to, or under any Easement (other than assignments that will terminate on or prior to Closing), except in favor of Lender pursuant to this Loan Agreement and the other Loan Documents.

SECTION 4.27 PRINCIPAL PLACE OF BUSINESS. The Borrowers' principal place of business is located in the State of Florida.

SECTION 4.28 ENVIRONMENTAL COMPLIANCE. The Properties are in compliance with all applicable Environmental Laws (except to the extent failure to so comply would not have a Material Adverse Effect), and no notice of violation of such
Environmental Laws has been issued by any Governmental Authority; no action has been taken by the Borrowers that would cause the Properties to not be in compliance with all Environmental Laws pertaining to Hazardous Materials; and no
Hazardous Materials are present at the Properties (except to the extent the presence thereof on Properties that are not then the subject of a pending
Acquisition would not have a Material Adverse Effect).

SECTION 4.29 SEPARATE TAX LOT. Each of the Properties that the Borrowers own in fee constitute one or more separate tax parcels.

                                   ARTICLE V
                          COVENANTS OF BORROWER PARTIES

     The Borrowers covenant and agree that until payment in full of the Loan, all accrued and unpaid interest and all other Obligations, the Borrowers shall perform and comply with all covenants in this Article V applicable to such
Person.

SECTION 5.1 FINANCIAL STATEMENTS AND OTHER REPORTS.

     (A) FINANCIAL STATEMENTS.

          (i) ANNUAL REPORTING. Within one hundred twenty (120) days after the end of each calendar year, commencing with the end of the 2005 calendar year, the Borrowers (on a consolidated basis) shall, and shall cause Global Signal
Inc. ("GSI") to, provide true and complete copies of their Financial Statements for such year to Lender; provided that, while GSI is a publicly traded entity, delivery of GSI's annual report on form 10-K filed with the United States
Securities and Exchange Commissions (the "SEC") shall satisfy the requirements of this Section 5.1(A)(i) with respect to GSI. All such Financial Statements shall be audited by an Approved Accounting Firm or by other independent certified public accountants reasonably acceptable to Lender, and shall bear the unqualified certification of such accountants that such Financial Statements present fairly in all material respects the financial position of the subject company. The annual Financial Statements shall be accompanied by Supplemental
Financial Information for such calendar year. The annual Financial Statements for the Borrowers (on a consolidated basis) shall also be accompanied by a certification executed by the entity's chief executive officer or chief financial officer (or other officer with similar duties), satisfying the criteria set forth in Section 5.1(A)(vii) below, and a Compliance Certificate
(as defined below).

          (ii) QUARTERLY REPORTING. Within forty-five (45) days after the end of the first three (3) calendar quarters in each year, the Borrowers on a consolidated basis and GSI on a consolidated basis shall provide copies of their
Financial Statements for such quarter to Lender, together with a certification executed on behalf of each of the Borrowers by their respective chief executive officers or chief financial officers (or other officer with similar duties) in accordance with the criteria set forth in Section 5.1(A)(vii) below; provided that, while GSI is a publicly traded entity, delivery of GSI's quarterly report on form 10-Q filed with the SEC shall satisfy the requirements of this Section
5.1(A)(ii) with respect to GSI. Such quarterly Financial Statements shall be accompanied by Supplemental Financial Information and a Compliance Certificate
for such calendar quarter. Together with the quarterly Financial Statements delivered hereunder, the Borrowers shall, or shall cause Manager to, deliver copies of all Leases executed during such calendar quarter.

          (iii) LEASING REPORTS. Within forty-five (45) days after each calendar quarter, each Borrower shall provide to Lender: (a) a certified Rent Roll and a schedule of security deposits held under Material Leases, each in form and substance reasonably acceptable to Lender, (b) a schedule of any Material Leases that expired during such calendar quarter, and (c) a schedule of Material Leases scheduled to expire within the next twelve (12) months.

          (iv) MONTHLY REPORTING. Within thirty (30) days after the end of each calendar month, each Borrower shall provide, or cause Manager to provide, to
Lender the following items determined on an accrual basis: (a) monthly and year to date operating statements prepared for such calendar month (which, commencing with the 2006 calendar year, shall include budgeted and last year results for the same year-to-date period), containing such information as is necessary and sufficient under GAAP to fairly represent the results of operation of the
Properties during such calendar month (except that full financial statement footnotes are only required annually), all in form reasonably satisfactory to
Lender; and (b) monthly and year to date detailed reports (substantially in the form of SCHEDULE 5.1(A)(IV)), including supporting documentation satisfactory to
Lender in its sole discretion for each item of Extraordinary Expense (as such term is defined in the Cash Management Agreement) for which Lender has approved a disbursement from the Cash Trap Reserve pursuant to the terms of Section 3.3 of the Cash Management Agreement. Along with such operating statements, each
Borrower shall deliver to Lender a Compliance Certificate of such Borrower's chief executive officer or chief financial officer (or other officer with similar duties) satisfying the criteria set forth in Section 5.1(A)(vii) below.

          (v) ADDITIONAL REPORTING. In addition to the foregoing, the Borrowers shall, and shall cause Guarantor and Manager to, promptly provide to Lender such further documents and information concerning its operations, properties, ownership, and finances as Lender shall from time to time reasonably request upon prior written notice to the Borrowers.

          (vi) GAAP. The Borrowers will, and will cause Guarantor and Manager to, maintain systems of accounting established and administered in accordance with sound business practices and sufficient in all respects to permit preparation of Financial Statements in conformity with GAAP. All annual
Financial Statements shall be prepared in accordance with GAAP.

          (vii) CERTIFICATIONS OF FINANCIAL STATEMENTS AND OTHER DOCUMENTS,
COMPLIANCE CERTIFICATE. Together with the Financial Statements and other documents and information provided to Lender by or on behalf of the Borrowers and GSI under this Section, the Borrowers also shall deliver, and shall cause
GSI to deliver, to Lender a certification to Lender, executed on behalf of the
Borrowers and GSI by their respective chief executive officer or chief financial officer (or other officer with similar duties), stating that to their Knowledge after due inquiry such quarterly and annual Financial Statements and information fairly present the financial condition and results of operations of the
Borrowers and GSI for the period(s) covered thereby (except for the absence of footnotes with respect to the monthly and quarterly Financial Statement), and do not omit to state any material information without which the same might reasonably be misleading, and all other non-financial documents submitted to
Lender (whether monthly, quarterly or annually) are true, correct, accurate and complete in all material respects. In addition, where this Loan Agreement requires a "COMPLIANCE CERTIFICATE", the Person required to submit the same shall deliver a certificate duly executed on behalf of such Person by its chief executive officer or chief financial officer (or other officer with similar duties) stating that, to their Knowledge after due inquiry, there does not exist any Default or Event of Default under the Loan Documents (or if any exists, specifying the same in detail).

          (viii) FISCAL YEAR. Each Borrower represents that its fiscal year and that of the Guarantor ends on December 31, and agrees that no change shall be made to each such fiscal year.

     (B) ACCOUNTANTS' REPORTS. Promptly upon receipt thereof, each Borrower will deliver copies of all material reports submitted by independent public accountants in connection with each annual audit of the Financial Statements or other business operations of such Borrower made by such accountants, including the comment letter submitted by such accountants to management in connection with the annual audit.

     (C) TAX RETURNS. Within thirty (30) days after filing the same, each
Borrower shall deliver to Lender a copy of its Federal income tax returns (or the return of the applicable Person into which such Borrower's Federal income tax return is consolidated) certified on its behalf by its chief financial officer (or similar position) to be true and correct in all material respects.

     (D) ANNUAL OPERATING BUDGET AND CAPEX BUDGETS. Prior to February 15 of each calendar year, the Borrowers shall deliver to Lender the Operating Budget and
CapEx Budget (in each case presented on a monthly and annual basis) for such calendar year for informational purposes only. During the Acquisition Period the
Borrowers shall deliver updates to the Operating Budget and the CapEx Budget within thirty (30) days after each calendar month. The Borrowers may make changes to the Operating Budget and the CapEx Budget from time to time as deemed reasonably necessary by the Borrowers. Notice of any modifications to the
Operating Budget and the CapEx Budget shall be delivered to Lender at the time of delivery of the next financial reporting required pursuant to Section
5.1(A)(iv). The Operating Budget shall identify and set forth each Borrower's reasonable estimate, after due consideration, of all operating expenses on a line-item basis consistent with the form of Operating Budget delivered to Lender prior to Closing. The Operating Budget and the CapEx Budget will be delivered to
Lender for Lender's information only and shall not be subject to Lender's approval provided that each such budget is consistent in form with the budgets delivered to Lender in connection with the Closing.

     (E) MATERIAL NOTICES.

          (i) The Borrowers shall promptly deliver, or cause to be delivered, copies of all notices given or received with respect to a default under any term or condition related to any Permitted Indebtedness of any Borrower, and shall notify Lender within five (5) Business Days of any event of default with respect to any such Permitted Indebtedness.

          (ii) The Borrowers shall promptly deliver to Lender copies of any and all notices of a material default or breach which is reasonably expected to result in a termination received with respect to any Material Agreement or any
Material Lease.

     (F) EVENTS OF DEFAULT, ETC. Promptly upon any of the Borrowers obtaining
Knowledge of any of the following events or conditions, such Borrower shall deliver a certificate executed on its behalf by its chief financial officer or similar officer specifying the nature and period of existence of such condition or event and what action such Borrower or any Affiliate thereof has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes an Event of Default; (ii) any Material Adverse Effect; or (iii)
any actual or

alleged breach or default or assertion of (or written threat to assert) remedies under the Management Agreement, any Ground Lease or any Easement.

     (G) LITIGATION. Promptly upon any of the Borrowers obtaining knowledge of
(1) the institution of any action, suit, proceeding, governmental investigation or arbitration against the Borrowers or any of the Properties not previously disclosed in writing by the Borrowers to Lender which would be reasonably likely to have a Material Adverse Effect and is not covered by insurance or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting the Borrowers or the
Properties which, in each case, if adversely determined could reasonably be expected to have a Material Adverse Effect, the Borrowers will give notice thereof to Lender and, upon request from Lender, provide such other information as may be reasonably available to them to enable Lender and its counsel to evaluate such matter.

     (H) INSURANCE. Prior to the end of each insurance policy period of the
Borrowers, the Borrowers will deliver certificates, reports, and/or other information (all in form and substance reasonably satisfactory to Lender), (i)
outlining all material insurance coverage maintained as of the date thereof by the Borrowers and all material insurance coverage planned to be maintained by the Borrowers in the subsequent insurance policy period and (ii) to the extent not paid directly by the Servicer, evidencing payment in full of the premiums for such insurance policies.

     (I) OTHER INFORMATION. With reasonable promptness, Borrowers will deliver such other information and data with respect to such Person and its Affiliates or the Properties as from time to time may be reasonably requested by Lender.

SECTION 5.2 EXISTENCE; QUALIFICATION. The Borrowers will, and will cause
Guarantor to, at all times preserve and keep in full force and effect their existence as a limited partnership, limited liability company, or corporation, as the case may be, and all rights and franchises material to its business, including their qualification to do business in each state where it is required by law to so qualify.

SECTION 5.3 PAYMENT OF IMPOSITIONS AND CLAIMS.

     (A) Except for those matters being contested pursuant to clause (B) below, the Borrowers will pay (i) all Impositions; (ii) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets (hereinafter referred to as the "CLAIMS"); and (iii) all federal, state and local income taxes, sales taxes, excise taxes and all other taxes and assessments of the Borrowers on their business, income or assets; in each instance before any penalty or fine is incurred with respect thereto.

     (B) The Borrowers shall not be required to pay, discharge or remove any
Imposition or Claim relating to a Property so long as the Borrowers contest in good faith such Imposition, Claim or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the applicable Property or any portion thereof, so long as: (i) no Event of Default shall have occurred and be continuing, (ii) prior to the date on which such Imposition or Claim would otherwise have become

delinquent, the Borrowers shall have given Lender prior written notice of their intent to contest said Imposition or Claim and shall have deposited with Lender
(or with a court of competent jurisdiction or other appropriate body reasonably approved by Lender) such additional amounts as are necessary to keep on deposit at all times, an amount by way of cash (or other form reasonably satisfactory to
Lender), equal to (after giving effect to any Reserves then held by Lender for the item then subject to contest) at least one hundred twenty-five percent
(125%) of the total of (x) the balance of such Imposition or Claim then remaining unpaid, and (y) all interest, penalties, costs and charges accrued or accumulated thereon; (iii) no risk of sale, forfeiture or loss of any interest in the applicable Property or any part thereof arises, in Lender's reasonable judgment, during the pendency of such contest; (iv) such contest does not, in
Lender's reasonable determination, have a Material Adverse Effect; and (v) such contest is based on bona fide, material, and reasonable claims or defenses. Any such contest shall be prosecuted with due diligence, and the Borrowers shall promptly pay the amount of such Imposition or Claim as finally determined, together with all interest and penalties payable in connection therewith. Lender shall have full power and authority, but no obligation, to apply any amount deposited with Lender to the payment of any unpaid Imposition or Claim to prevent the sale or forfeiture of the applicable Property for non-payment thereof, if Lender reasonably believes that such sale or forfeiture is threatened.

SECTION 5.4 MAINTENANCE OF INSURANCE.

     The Borrowers will continuously maintain the following described policies of insurance without cost to Lender (the "INSURANCE POLICIES"):

          (i) Property insurance against loss and damage by all risks of physical loss or damage and other risks covered by the so-called extended coverage endorsement covering the Improvements and personal property on each of the Properties owned by any of the Borrowers, in amounts not less than the full insurable replacement value of all Improvements (less building foundations and footings) and personal property from time to time on the Properties and without sublimits, and bearing a replacement cost agreed-amount endorsement;

          (ii) Commercial general liability insurance, including death, bodily injury and broad form property damage coverage with a combined single limit in an amount not less than One Million Dollars ($1,000,000) per occurrence and Two
Million Dollars ($2,000,000) in the aggregate for any policy year;

          (iii) If any of the Properties (other than the Managed Properties) are in an area prone to geological phenomena, including, but not limited to, sinkholes, mine subsidence or earthquakes, insurance covering such risks in an amount equal to one hundred percent (100%) of the replacement value with a maximum permissible deductible of $10,000;

          (iv) For each Property (other than the Managed Properties) located in whole or in part in a federally designated "special flood hazard area", flood insurance in an amount equal to the lesser of (x) the maximum available amount and (y) the replacement cost of the Improvements and the Borrowers' personal property located on the applicable Property;

          (v) An umbrella excess liability policy with a limit of not less than
Forty Million Dollars ($40,000,000) over primary insurance, which policy shall include coverage for water damage, so-called assumed and contractual liability coverage, premises medical payment and automobile liability coverage, and coverage for safeguarding of personalty and shall also include such additional coverages and insured risks which are acceptable to Lender;

          (vi) Business interruption and/or rent loss insurance with an aggregate limit equal to six (6) months of gross income from the Properties plus continuing fixed costs for the Properties for a period of not less than six (6)
months;

          (vii) Worker's Compensation Insurance in statutory amounts, if any, at all times;

          (viii) During any period of construction, repair or restoration, builders "all risk" insurance in an amount equal to not less than the full insurable value of the Properties applicable construction project;

          (ix) If the Properties (other than the Managed Properties), or any of them, are or become a "non-conforming use" under applicable zoning and building ordinances, or other requirements of the applicable Governmental Authority, law or ordinance coverage to compensate for the cost of demolition and the increased cost of construction, if available;

          (x) Such other insurance as may from time to time be reasonably required by Lender and which is then customarily required by institutional lenders for securitized loans secured by similar properties similarly situated, against other insurable hazards, including, but not limited to, malicious mischief, vandalism, windstorm and or earthquake, due regard to be given to the size and type of the Properties, Improvements, fixtures and equipment and their location, construction and use. Additionally, the Borrowers shall carry such insurance coverage as Lender may from time to time require if the failure to carry such insurance would result in a downgrade, qualification or withdrawal of any class of securities issued in connection with a Securitization (or the placing of such certificate or other security on negative credit watch or ratings outlook in contemplation of any such action with respect thereto).

     All Insurance Policies shall be in content (including, without limitation, endorsements or exclusions, if any), form, and amounts, and issued by companies, satisfactory to Lender from time to time and shall name Lender and its successors and assignees as their interests may appear as an "additional insured" for each of the liability policies under this Section 5.4 hereof and shall (except for Worker's Compensation Insurance) contain a waiver of subrogation clause reasonably acceptable to Lender. All Insurance Policies under
Sections 5.4 (i), (iv), (vi), and (vii) hereof with respect to the Mortgaged
Properties shall contain a Non-Contributory Standard mortgagee clause and a mortgagee's Loss Payable Endorsement (Form 438 BFU NS), or their equivalents
(such endorsements shall entitle Lender to collect any and all proceeds payable under all such insurance, with the insurance company waiving any claim or defense against Lender for premium payment, deductible, self-insured retention or claims reporting provisions). All Insurance Policies shall provide that the coverage shall not be modified without thirty (30) days' advance written notice to Lender and shall provide that no claims shall be paid thereunder to a Person other than Lender without ten (10) days' advance written notice to Lender. The

Borrowers may obtain any insurance required by this Section through blanket policies; provided, however, that such blanket policies shall separately set forth the amount of insurance in force (together with applicable deductibles, and per occurrence limits) with respect to the Properties (which shall not be reduced by reason of events occurring on property other than the Properties) and shall afford all the protections to Lender as are required under this Section.
Except as may be expressly provided above, all policies of insurance required hereunder shall contain no annual aggregate limit of liability, other than with respect to liability insurance. If a blanket policy is issued, a certified copy of said policy shall be furnished, together with a certificate indicating that
Lender is an additional insured (and, if applicable, loss payee) under such policy in the designated amount. The Borrowers will deliver duplicate originals of all Insurance Policies, premium prepaid for a period of one (1) year, to
Lender and, in case of Insurance Policies about to expire, the Borrowers will deliver duplicate originals of replacement policies satisfying the requirements hereof to Lender prior to the date of expiration; provided, however, if such replacement policy is not yet available, the Borrowers shall provide Lender with an insurance certificate executed by the insurer or its authorized agent evidencing that the insurance required hereunder is being maintained under such policy, which certificate shall be acceptable to Lender on an interim basis until the duplicate original of the policy is available. An insurance company shall not be satisfactory unless such insurance company (a) is licensed or authorized to issue insurance in the State where the applicable Property is located and (b) has a claims paying ability rating by the Rating Agencies of "A"
(or its equivalent). Notwithstanding the foregoing, a carrier which does not meet the foregoing ratings requirement shall nevertheless be deemed acceptable hereunder provided that such carrier is reasonably acceptable to Lender and the
Borrowers shall obtain and deliver to Lender a Rating Confirmation with respect to such carrier from each of the Rating Agencies. If any insurance coverage required under this Section 5.4 is maintained by a syndicate of insurers, the preceding ratings requirements shall be deemed satisfied (without any required
Rating Confirmation) as long as at least seventy-five percent (75%) of the coverage (if there are four or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five or more members of the syndicate) is maintained with carriers meeting the claims-paying ability ratings requirements by S&P and Moody's (if applicable) set forth above and all carriers in such syndicate have a claims-paying ability rating by S&P of not less than
"BBB" and by Moody's of not less than "Baa2" (to the extent rated by Moody's).
The Borrowers shall furnish Lender receipts for the payment of premiums on such insurance policies or other evidence of such payment reasonably satisfactory to
Lender in the event that such premiums have not been paid by Lender pursuant to the Loan Agreement. The requirements of this Section 5.4 shall apply to any separate policies of insurance taken out by the Borrowers concurrent in form or contributing in the event of loss with the Insurance Policies. Losses shall be payable to Lender notwithstanding (1) any act, failure to act or negligence of the Borrowers or their agents or employees, Lender or any other insured party which might, absent such agreement, result in a forfeiture or all or part of such insurance payment, other than the willful misconduct of Lender knowingly in violation of the conditions of such policy, (2) the occupation or use of the
Properties or any part thereof for purposes more hazardous than permitted by the terms of such policy, (3) any foreclosure or other action or proceeding taken pursuant to this Loan Agreement or (4) any change in title to or ownership of the Properties or any part thereof. The property insurance described in this
Section 5.4 hereof shall include "underground hazards" coverage; "time element"
coverage by which Lender shall be assured payment of all amounts due under the
Note, this Loan Agreement and the other Loan

Documents; "extra expense" (i.e., soft costs), clean-up, transit and ordinary payroll coverage; and "expediting expense" coverage to facilitate rapid repair or restoration of the Properties. The Insurance Policies shall not contain any deductible in excess of $250,000.

SECTION 5.5 OPERATION AND MAINTENANCE OF THE PROPERTIES; CASUALTY; CONDEMNATION.

     (A) The Borrowers shall maintain or cause to be maintained in good repair, working order and condition all material property necessary for use in the business of each Borrower, including the applicable Property, and will make or cause to be made all appropriate repairs, renewals and replacements thereof. All work required or permitted under this Loan Agreement shall be performed in a workmanlike manner and in compliance with all applicable laws.

     (B) (i) In the event of casualty or loss at any of the Properties, the
Borrowers shall give immediate written notice of any such casualty or loss exceeding $250,000, or which is not covered by insurance, to the insurance carrier and to Lender and shall promptly commence and diligently prosecute to completion, in accordance with the terms hereof, and subject to the terms of the
Sprint Acquisition Documents, the repair and restoration of the Property as nearly as possible to the Pre-Existing Condition, excluding replacement of obsolete Other Company Collateral which is not required in connection with operating the applicable Property (a "RESTORATION"). The Borrowers, subject in all instances to the terms of the Sprint Acquisition Documents, hereby authorize and empower Lender as attorney-in-fact for the Borrowers (jointly with the
Borrowers unless an Event of Default has occurred and is continuing), or any of them, with respect to Insurance Proceeds in excess of $1,000,000 to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds (to be held in the Loss Proceeds Reserve Sub-Account pending the Borrowers' determination with respect to restoration of the affected
Property as set forth in Subsection 5.5(C)), and to deduct therefrom Lender's expenses incurred in the collection of such proceeds; provided however, that nothing contained in this Section shall require Lender to incur any expense or take any action hereunder. The Borrowers further authorize Lender, subject in all instances to the terms of the Sprint Acquisition Documents, at Lender's option, with respect to proceeds in excess of $1,000,000 (a) to hold the balance of such proceeds to be used to reimburse the Borrowers for the cost of
Restoration of any of the Properties or (b) subject to Subsection 5.5(C), to apply such Insurance Proceeds to payment of the Obligations whether or not then due, in any order.

          (ii) The Borrowers shall promptly give Lender written notice of any known actual or threatened commencement of any condemnation or eminent domain proceeding affecting the Properties or any portion thereof and shall deliver to
Lender copies of any and all papers served in connection with such proceedings.
Lender is hereby irrevocably appointed as the attorney-in-fact for the Borrowers
(jointly with the Borrowers unless an Event of Default has occurred and is continuing), or any of them, with respect to Condemnation Proceeds in excess of
$1,000,000 to collect, receive and retain any Condemnation Proceeds (to be held in the Loss Proceeds Reserve Sub-Account pending the Borrowers' determination with respect to Restoration of the affected Property as set forth in Subsection
5.5(C)) and to make any compromise or settlement in connection with such proceeding. In accordance with the terms hereof, the Borrowers shall cause the
Condemnation Proceeds in excess of $1,000,000 which are payable to the
Borrowers, to be paid directly to Lender. If the applicable Property is sold following an Event of Default, through foreclosure or otherwise, prior to the receipt by Lender of Condemnation Proceeds, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive said Condemnation Proceeds, or a portion thereof sufficient to pay the Obligations. Notwithstanding the foregoing, the Borrowers may prosecute any condemnation proceeding and settle or compromise and collect
Condemnation Proceeds of not more than $1,000,000 provided that: (a) no Event of
Default shall have occurred and be continuing, (b) in Lender's reasonable good faith judgment, such condemnation or taking does not and will not materially restrict access to the Properties or otherwise have a Material Adverse Effect and the Property remaining after such condemnation or taking is capable of being restored to an economically viable whole of substantially the same type which existed prior to the condemnation or taking or in substantial compliance with all applicable laws, (c) the Borrowers apply the Condemnation Proceeds to any reconstruction or repair of the Property necessary as a result of such condemnation or taking, and (d) the Borrowers promptly commence and diligently prosecute such reconstruction or repair to completion in accordance with all applicable laws. Subject to the terms hereof, the Borrowers authorize Lender to apply such Condemnation Proceeds, after the deduction of Lender's reasonable expenses incurred in the collection of such Condemnation Proceeds, at Lender's option, to restoration or repair of the Properties or to payment of the sums secured by the Loan Documents, whether or not then due, in the order determined by Lender, with the balance, if any, to the Borrowers. Application of any
Condemnation Proceeds to payment of the Obligations pursuant to the foregoing sentence shall be made with the required Yield Maintenance. Lender shall not exercise Lender's option to apply such Condemnation Proceeds to payment of the
Obligations provided that each of the conditions (as applicable) to the release of Loss Proceeds for restoration or repair of the Properties under Section
5.5(C) below have been satisfied with respect to such condemnation awards or damages.

     (C) Lender shall not exercise Lender's option to apply Loss Proceeds to payment of the Obligations if all of the following conditions are met: (i) no
Event of Default then exists; (ii) Lender reasonably determines that there will be sufficient funds to complete the Restoration of the Property to at least substantially to the condition it was in immediately prior to such casualty
(excluding replacement of obsolete Other Company Collateral which is not required in connection with operating the applicable Property) and in compliance with applicable laws (the "PRE-EXISTING CONDITION") and to timely make all payments due under the Loan Documents during the Restoration of the affected
Property; (iii) Lender reasonably determines that the Net Tower Cash Flow of the
Properties (including rental income or business interruption insurance) will be sufficient to pay principal and interest on the Loan and Operating Revenues of the Properties, after the Restoration thereof to the Pre-Existing Condition, will be sufficient to meet all operating expenses, and payments for Reserves;
and (iv) Lender determines that the Restoration of the affected Property to the
Pre-Existing Condition will be completed not later than six (6) months prior to the Maturity Date; provided that Lender shall make Loss Proceeds available for
Restoration if the Loss Proceeds are required to be utilized for a Restoration under the Sprint Acquisition Documents and no Event of Default is then continuing. If Lender elects to apply Loss Proceeds to payment of the
Obligations, such application shall be made on the Payment Date immediately following such election in accordance with the terms of the Cash Management
Agreement. Notwithstanding the foregoing to the contrary, the Borrowers may, in their reasonable discretion, and within thirty (30) days of receipt of such Loss
Proceeds, elect not to restore or replace a Property, in which event all Loss
Proceeds held in the Loss Proceeds

Reserve Sub-Account shall be applied to payment of the Obligations on the
Payment Date immediately following such election with the required Yield
Maintenance.

     (D) Lender shall not be obligated to disburse Loss Proceeds more frequently than once every calendar month. If Loss Proceeds are applied to the payment of the Obligations, such application of Loss Proceeds to principal shall be with the applicable Yield Maintenance and shall not extend or postpone the due dates of the monthly payments due under the Note or otherwise under the Loan
Documents, or change the amounts of such payments. If Lender elects to apply all of such insurance or condemnation proceeds toward the repayment of the
Obligations, the Borrowers shall (subject to compliance with SECTION 11.4) be entitled to obtain from Lender a Property Release (without representation or warranty) of the applicable Property from the Lien of the Deed of Trust relating to such Property (in which event the Borrowers shall not be obligated to restore the applicable Property pursuant to Section 5.5(B) above) provided that the
Borrowers pay to Lender (with the required Yield Maintenance) the amount, if any, by which the Release Price for such Property exceeds the Loss Proceeds received by Lender and applied to repayment of the Obligations. Any amount of
Loss Proceeds remaining in Lender's possession after full and final payment and discharge of all Obligations shall be refunded to, or as directed by, the
Borrowers or otherwise paid in accordance with applicable law. If the Property is sold at foreclosure or if Lender acquires title to the Property, Lender shall have all of the right, title and interest of the applicable Borrower in and to any Loss Proceeds and unearned premiums on Insurance Policies.

     (E) In no event shall Lender be obligated to make disbursements of Loss
Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the
Borrowers, less a retainage equal to the greater of (x) the actual retainage required pursuant to the permitted contract, or (y) ten percent (10%) of such costs incurred until the Restoration has been completed. The retainage shall in no event be less than the amount actually held back by the Borrowers from contractors, subcontractors and materialmen engaged in the Restoration. The retainage shall not be released until Lender is reasonably satisfied that the
Restoration has been completed in accordance with the provisions of this Section
5.5 and that all approvals necessary for the re-occupancy and use of the
Property have been obtained from all appropriate governmental authorities, and
Lender receives final lien waivers and such other evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the retainage.

SECTION 5.6 INSPECTION. Each Borrower shall permit any authorized representatives designated by Lender to visit and inspect during normal business hours its Properties and its business, including its financial and accounting records, and to make copies and take extracts therefrom and to discuss its affairs, finances and business with its officers and independent public accountants (with such Borrower's representative(s) present), at such reasonable times during normal business hours and as often as may be reasonably requested, provided that same is conducted in such a manner as to not unreasonably interfere with the Borrowers' business. Unless an Event of Default has occurred and is continuing, Lender shall provide advance written notice of at least three
(3) Business Days prior to visiting or inspecting any Property or such
Borrower's offices.

SECTION 5.7 COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS. The Borrowers will
(A) comply with the requirements of all present and future applicable laws, rules, regulations and orders of any governmental authority in all jurisdictions in which it is now doing business or may hereafter be doing business, other than those laws, rules, regulations and orders the noncompliance with which collectively could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (B) maintain all licenses and permits now held or hereafter acquired by any Borrower, the loss, suspension, or revocation of which, or failure to renew, in the aggregate could have a Material
Adverse Effect and (C) perform, observe, comply and fulfill all of its material obligations, covenants and conditions contained in any Contractual Obligation.

SECTION 5.8 FURTHER ASSURANCES. The Borrowers shall, from time to time, execute and/or deliver such documents, instruments, agreements, financing statements, and perform such acts as Lender at any time may reasonably request to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Obligations and/or to better and more effectively carry out the purposes of this Loan Agreement and the other Loan Documents.

SECTION 5.9 PERFORMANCE OF AGREEMENTS AND LEASES. Each Borrower Party shall duly and punctually perform, observe and comply in all material respects with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with (i) hereunder and under the other Loan
Documents to which it is a party, (ii) under all Material Agreements and
Material Leases and (iii) all other agreements entered into or assumed by such
Person in connection with the Properties, and will not suffer or permit any material default or event of default (giving effect to any applicable notice requirements and cure periods) to exist under any of the foregoing except where the failure to perform, observe or comply with any agreement referred to in this clause (iii) would not reasonably be expected to have a Material Adverse Effect.
Notwithstanding the foregoing to the contrary, the Borrowers shall be permitted to terminate any Site Management Agreement which the Borrowers reasonably deem necessary in accordance with prudent business practices, provided that (i) the
Borrowers provide written notice to Lender of such determination not later than thirty (30) days prior to such termination, (ii) together with such notice the
Borrowers provide supporting information reasonably acceptable to Lender that following such termination the DSCR will be equal to or greater than the DSCR immediately prior to such termination, (iii) if (1) the aggregate Allocated Loan
Amount with respect to (x) each such Property for which termination has occurred under this Section 5.9, Section 5.23(A), and Section 5.24(A), and (y) the
Property for which a termination is proposed, is greater than five percent (5%)
of the Principal Amount of the Loan at Closing, or (2) at least seventy-eight percent (78%) of the Operating Revenues of the Properties that remain following a proposed termination do not consist of telephony revenues, the Borrowers have delivered a Rating Confirmation, and (iv) following such termination, such
Property will be owned and managed by a Person other than the Borrowers or any of their Affiliates. In connection with any sale permitted pursuant to the terms of this Section 5.9, the Borrowers may sell any Other Company Collateral associated with the applicable Property and no longer required in connection with the operation of the Borrowers' business.

SECTION 5.10 LEASES. Any Rents which constitute Advance Rents Reserve Deposits shall be deposited into the Advance Rents Reserve Sub-Account to be applied in accordance with the Cash Management Agreement. The Borrowers, at Lender's
request, shall furnish Lender with

executed copies of all Leases hereafter made. Each new Lease other than (x) the addition of new sites pursuant to existing master Leases, or (y) Governmental
Leases, shall specifically provide that such Lease (i) is subordinate to the
Deeds of Trust, provided that Lender agrees not to disturb the applicable tenant's possession for so long as tenant is not in default under the terms of the applicable lease (as evidenced by an agreement substantially in the form of
EXHIBIT E (an "SNDA"); (ii) that the tenant attorns to Lender; (iii) that the attornment of the tenant shall not be terminated by foreclosure; and (iv) that in no event shall Lender, as holder of the Deeds of Trust or as successor landlord, be liable to the tenant for any act or omission of any prior landlord or for any liability or obligation of any prior landlord occurring prior to the date that Lender or any subsequent owner acquires title to the Property. On the
Closing Date and at such other times as shall be required by applicable law
(including upon replacement of the Manager), Lender shall execute a power of attorney (in the form of EXHIBIT F) enabling Manager (on behalf of Lender) to execute SNDAs in the form of EXHIBIT E (with the appropriate information completed therein) without any material changes being made to the form.

SECTION 5.11 MANAGEMENT AGREEMENT.

     (A) The Borrowers shall cause Manager to manage the Properties in accordance with the Management Agreement. The Borrowers shall (i) perform and observe all of the material terms, covenants and conditions of the Management
Agreement on the part of each Borrower to be performed and observed, (ii)
promptly notify Lender of any notice to any of the Borrowers of any material default under the Management Agreement of which it is aware, and (iii) prior to termination of the Manager in accordance with Section 5.11(C) hereof, Borrower shall renew the Management Agreement prior to each expiration date thereunder in accordance with its terms. If any of the Borrowers shall default in the performance or observance of any material term, covenant or condition of the
Management Agreement on the part of the Borrowers to be performed or observed, then, without limiting Lender's other rights or remedies under this Agreement or the other Loan Documents, and without waiving or releasing the Borrowers from any of their obligations hereunder or under the Management Agreement, Lender shall have the right, upon prior written notice to the Borrowers, but shall be under no obligation, to pay any sums and to perform any act as may be reasonably appropriate to cause such material conditions of the Management Agreement on the part of the Borrowers to be performed or observed.

     (B) The Borrowers shall not surrender, terminate, cancel, or modify (other than non-material changes), the Management Agreement, or enter into any other
Management Agreement with any new Manager (other than an Acceptable Manager), or consent to the assignment by the Manager of its interest under the Management
Agreement, in each case without delivery of Rating Confirmations from each of the Rating Agencies and written consent of the Lender. If at any time Lender consents to the appointment of a new Manager, or if an Acceptable Manager shall become the Manager, such new Manager, or the Acceptable Manager, as the case may be, and the Borrowers shall, as a condition of Lender's consent, or with respect to an Acceptable Manager, prior to commencement of its duties as Manager, execute a subordination of management agreement in substantially the form delivered in connection with the closing of the Loan.

     (C) Lender shall have the right to require that the Manager be replaced with a Person chosen by the Borrowers (or, if an Event of Default has occurred and is then continuing, Lender)

and reasonably acceptable to Lender, upon the earliest to occur of any one or more of the following events: (i) an Event of Default has occurred and is then continuing, (ii) thirty (30) days after notice from Lender to the Borrowers if
Manager has engaged in fraud, gross negligence or willful misconduct arising from or in connection with its performance under the Management Agreement, (iii)
thirty (30) days after notice from Lender to the Borrowers if the DSCR is less than 1.0:1 and Lender reasonably determines that such decline in the DSCR is primarily attributable to acts or omissions of the Manager rather than factors affecting the Borrowers' industry generally, or (iv) Manager defaults under the
Management Agreement, such default is reasonably likely to have a Material
Adverse Effect, and such default remains unremedied for thirty (30) days following written notice to Manager.

SECTION 5.12 RESERVED.

SECTION 5.13 DEPOSITS; APPLICATION OF RECEIPTS. The Borrowers will deposit all
Receipts into, and otherwise comply with, the Accounts established from time to time hereunder. Subject to Article VII hereof and the Cash Management Agreement, each Borrower shall promptly apply all Receipts to the payment of all current and past due operating expenses, and to the repayment of all sums currently due or past due under the Loan Documents, including all payments into the Reserves.

SECTION 5.14 ESTOPPEL CERTIFICATES.

     (A) Within ten (10) Business Days following a request by Lender, the
Borrowers shall provide to Lender a duly acknowledged written statement confirming (i) the amount of the outstanding principal balance of the Loan, (ii)
the terms of payment and maturity date of the Note, (iii) the date to which interest has been paid, (iv) whether any offsets or defenses exist against the
Obligations, and if any such offsets or defenses are alleged to exist, the nature thereof shall be set forth in detail and (v) that this Loan Agreement, the Note, the Deeds of Trust and the other Loan Documents are legal, valid and binding obligations of the Borrowers and have not been modified or amended, or if modified or amended, describing such modification or amendments.

     (B) Within ten (10) Business Days following a written request by the
Borrowers, Lender shall provide to the Borrowers a duly acknowledged written statement setting forth the amount of the outstanding principal balance of the
Loan, the date to which interest has been paid, and whether Lender has provided the Borrowers with written notice of any Event of Default. Compliance by Lender with the requirements of this Section shall be for informational purposes only and shall not be deemed to be a waiver of any rights or remedies of Lender hereunder or under any other Loan Document.

SECTION 5.15 INDEBTEDNESS. The Borrowers will not directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except for the following (collectively,
"PERMITTED INDEBTEDNESS"):

     (A) The Obligations;

     (B) (i) Unsecured trade payables not evidenced by a note and arising out of purchases of goods or services in the ordinary course of business and (ii)
Indebtedness incurred in the

financing of equipment or other personal property used at any Property in the ordinary course of business, provided that (a) each such trade payable is payable not later than ninety (90) days after the original invoice date and is not overdue by more than thirty (30) days, and (b) the aggregate amount of such trade payables and Indebtedness relating to financing of equipment and personal property or otherwise referred to in clauses (i) and (ii) above outstanding does not, at any time, exceed $40,000,000.

In no event shall any Indebtedness other than the Loan be secured, in whole or in part, by the Properties or any portion thereof or interest therein,

SECTION 5.16 NO LIENS. The obligations of each Borrower under this Section are in addition to and not in limitation of its obligations under Article XI herein.
The Borrower shall not create, incur, assume or permit to exist any Lien on or with respect to the Properties, any other Collateral or any such direct or indirect ownership interest in the Borrowers, except the Permitted Encumbrances.

SECTION 5.17 CONTINGENT OBLIGATIONS. Other than Permitted Indebtedness, no
Borrower Party shall directly or indirectly create or become or be liable with respect to any Contingent Obligation excluding obligations for the benefit of
Lender hereunder.

SECTION 5.18 RESTRICTION ON FUNDAMENTAL CHANGES. Except as otherwise expressly permitted in this Loan Agreement, no Borrower Party shall, or shall permit any other Person to, (i) amend, modify or waive any term or provision of such
Borrower Party's partnership agreement, certificate of limited partnership, articles of incorporation, by-laws, articles of organization, operating agreement or other organizational documents so as to violate or permit the violation of the single-purpose entity provisions set forth in Article IX, unless required by law; or (ii) liquidate, wind-up or dissolve such Borrower
Party or Manager.

SECTION 5.19 TRANSACTIONS WITH RELATED PERSONS. The Borrowers shall not directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Related Person of any of the Borrowers or with any director, officer or employee of any Borrower Party, except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the
Borrowers and upon fair and reasonable terms and are no less favorable to any of the Borrowers than would be obtained in a comparable arm's length transaction with a Person that is not a Related Person of any Borrower. The Borrowers shall not make any payment or permit any payment to be made on behalf of the Borrowers to any Related Person of any of the Borrowers when or as to any time when any
Event of Default shall exist except as may be permitted by Lender pursuant to the terms of the Cash Management Agreement.

SECTION 5.20 BANKRUPTCY, RECEIVERS, SIMILAR MATTERS.

     (A) VOLUNTARY CASES. The Borrower Parties shall not commence any voluntary case under the Bankruptcy Code or under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect.

     (B) INVOLUNTARY CASES, RECEIVERS, ETC. The Borrower Parties shall not apply for, consent to, or aid, solicit, support, or otherwise act, cooperate or collude to cause the

appointment of or taking possession by, a receiver, trustee or other custodian for all or a substantial part of the assets of any Borrower. As used in this
Loan Agreement, an "INVOLUNTARY BORROWER BANKRUPTCY" shall mean any involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, in which any of the Borrowers is a debtor or any portion of the Properties is property of the estate therein. The
Borrowers shall not file a petition for, consent to the filing of a petition for, or aid, solicit, support, or otherwise act, cooperate or collude to cause the filing of a petition for an Involuntary Borrower Bankruptcy. In any
Involuntary Borrower Bankruptcy, no Borrower Party shall, without the prior written consent of Lender, consent to the entry of any order, file any motion, or support any motion (irrespective of the subject of the motion), and the
Borrowers shall not file or support any plan of reorganization. The Borrowers having any interest in any Involuntary Borrower Bankruptcy shall do all things reasonably requested by Lender to assist Lender in obtaining such relief as
Lender shall seek, and shall in all events vote as directed by Lender. Without limitation of the foregoing, each such Borrower shall do all things reasonably requested by Lender to support any motion for relief from stay or plan of reorganization proposed or supported by Lender.

SECTION 5.21 ERISA.

     (A) NO ERISA PLANS. None of the Borrower Parties will establish any
Employee Benefit Plan or Multiemployer Plan, or will commence making contributions to (or become obligated to make contributions to) any Employee
Benefit Plan or Multiemployer Plan.

     (B) COMPLIANCE WITH ERISA. The Borrowers shall not: (i) engage in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC; or (ii) except as may be necessary to comply with applicable laws, establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrowers or any ERISA Affiliate or increase the obligation of the Borrowers, provided that the Borrower shall not be in default of this covenant if, in either case, any portion of the Loan has been, or will be, funded with plan assets of any employee benefit plan that either (x)
is subject to Title I of ERISA or any plan that is covered by Section 4975 of the Code (unless the Lender is eligible to apply for one or more exemptions such that the Loan will not constitute a nonexempt prohibited transaction under
Section 406 of ERISA) or (y) could subject a Borrower Party or its Affiliates to an excise tax under Section 4975 of the IRC.

     (C) NO PLAN ASSETS. The Borrowers shall not at any time during the term of this Loan Agreement become (1) an employee benefit plan defined in Section 3(3)
of ERISA which is subject to ERISA, (2) a plan as defined in Section 4975(e)(1)
of the IRC which is subject to Section 4975 of the IRC, (3) a "governmental plan" within the meaning of Section 3(32) of ERISA or (4) an entity any of whose underlying assets constitute "plan assets" of any such employee benefit plan, plan or governmental plan for purposes of Title I of ERISA, Section 4975 of the
IRC or any state statutes applicable to the Borrowers regulating investments of governmental plans.

SECTION 5.22 RESERVED

SECTION 5.23 GROUND LEASES.

     (A) MODIFICATION. Except as provided in this Section 5.23, the Borrowers shall not modify or amend any material substantive or economic terms of, or, subject to the terms of Section 11.5 hereof, terminate or surrender, or consent to the termination or surrender of, any Ground Lease, in each case without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Any such attempted or purported material modification, amendment, or any surrender or termination of any Ground Lease without Lender's prior written consent shall be null and void and of no force or effect. Notwithstanding the foregoing to the contrary, the Borrowers shall be permitted, without Lender's consent, to:

          (i) extend the terms of the Ground Leases on commercially reasonable substantive and economic terms and, in the case of Prime Ground Leases, in accordance with the terms of the applicable Master Lease Agreement;

          (ii) terminate any Ground Lease which the Borrowers reasonably deem necessary in accordance with prudent business practices, provided that (a) the
Borrowers provide written notice to Lender of such determination not later than thirty (30) days prior to such termination, (b) together with such notice the
Borrowers provide supporting information reasonably acceptable to Lender that following such termination the DSCR will be equal to or greater than the DSCR immediately prior to such termination, (c) if (1) the aggregate Allocated Loan
Amount of (x) each such Property for which a termination has occurred under this
Section 5.23(A), Section 5.9, and Section 5.24(A) plus (y) the Property for which a termination is proposed is greater than five percent (5%) of the
Principal Amount of the Loan at Closing, or (2) at least seventy-eight percent
(78%) of the Operating Revenues of the Properties that remain following a proposed termination do not consist of telephony revenues, the Borrowers have delivered a Rating Confirmation, and (d) following such termination such
Property is not held by any Affiliate of the Borrowers. In connection with any termination permitted pursuant to the terms of this Section 5.23(A), the
Borrowers may sell any Other Company Collateral associated with the applicable
Property and no longer required in connection with the operation of the
Borrowers' business; and

          (iii) provided no Event of Default shall have occurred and is then continuing, increase the area of real property covered by a Ground Lease, and in connection therewith amend and restate the existing Ground Lease or replace the existing Ground Lease (either, an "AMENDED GROUND LEASE"), to include such additional real property, provided that such Ground Lease is on commercially reasonable substantive (including, by way of either an estoppel or as provided by the terms of the Amended Ground Lease, such lender protections as were available to Lender in the Ground Lease (or Estoppel delivered in connection therewith) being replaced with the Amended Ground Lease) and economic terms
(taking into consideration the additional real property covered by the Amended
Ground Lease), and subject to the following conditions:

          (a) Lender shall have received at least ten (10) day's prior written notice of the execution of the Amended Ground Lease, together with a summary of the economic terms thereof, and, following execution and delivery of the Amended
Ground Lease, Lender shall have received a copy of the Amended Ground Lease certified by the applicable Borrower as being

true, accurate and complete, together with an estoppel from the applicable
Ground Lessor demonstrating that the Amended Ground Lease is in full force and effect;

          (b) on or prior to execution and delivery of the Amended Ground Lease,
Lender shall have received a database search environmental report prepared by
Martin and Associates (or another consultant reasonably acceptable to Lender) on the real property to be included under the Amended Ground Lease, together with a
Phase I or Phase II environment assessment report (if any database search environmental report reveals any condition that in Lender's reasonable judgment warrants such a report) which concludes that the subject property does not contain any Hazardous Materials (except for cleaning and other products used in connection with the routine maintenance, operation or repair of the subject property or the operation thereof as a tower property in full compliance with
Environmental Laws) and is not in violation of any Environmental Laws;

          (c) if the Ground Lease being replaced is with respect to a Mortgaged
Property, simultaneous with the execution and delivery of the Amended Ground
Lease, Lender shall have received an Amended Deed of Trust executed and delivered by a duly authorized officer of the applicable Borrower encumbering the property included under the Amended Ground Lease, together with an endorsement to (or replacement of) the existing Title Policy in substantially the form delivered at the time of acquisition thereof insuring the lien of the
Amended Deed of Trust, issued by the Title Company and dated as of the date of the Amended Ground Lease;

          (d) Borrower shall pay or reimburse Lender for all reasonable costs and expenses incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with such Amended Ground Lease, and all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes)
payable in connection therewith; and

          (e) if the aggregate Allocated Loan Amount of all Properties for which an Amended Ground Lease has been executed exceeds twenty percent (20%) of the original Principal Amount of the Loan, the Borrowers shall deliver a Rating
Confirmation to Lender.

     (B) PERFORMANCE OF GROUND LEASES. The Borrowers shall fully perform, as lessee or sublessee, as and when due each and all of its obligations under each
Ground Lease in accordance with the terms of such Ground Lease, and shall not cause or suffer to occur any material breach or default in any of such obligations. The Borrowers shall exercise any option to renew or extend any
Ground Lease (in the case of any Prime Ground Lease, pursuant to Borrower's rights under the Master Lease Agreement) and if the Borrowers elect not to renew a Ground Lease (which shall only be permitted if the Borrowers would be entitled to terminate such Ground Lease pursuant to clause (A) above) the Borrowers shall give Lender thirty (30) days prior written notice of the Borrowers' intention not to renew such Ground Lease. If the Borrowers fail to renew a Ground Lease which is required to be renewed pursuant to this Section 5.23(B), Lender shall have the right to renew such Ground Lease on behalf of the Borrowers.
Notwithstanding that certain of the obligations of the Borrowers under this Loan
Agreement may be similar or identical to certain of the obligations of the
Borrowers under the Ground Leases, all

of the obligations of the Borrowers under this Loan Agreement are and shall be separate from and in addition to its obligations under the Ground Leases.

     (C) NOTICE OF DEFAULT. If any of the Borrowers shall have or receive any written notice that any Ground Lease Default has occurred, then the Borrowers immediately shall notify Lender in writing of the same and immediately deliver to Lender a true and complete copy of each such notice. Further, the Borrowers shall provide such documents and information as Lender shall reasonably request concerning the Ground Lease Default.

     (D) LENDER'S RIGHT TO CURE. If any Ground Lease Default shall occur and be continuing, or if any Ground Lessor asserts that a Ground Lease Default has occurred (whether or not the Borrowers question or deny such assertion), then, subject to (i) the terms and conditions of the applicable Ground Lease, and (ii)
the Borrowers' right to terminate Ground Leases in accordance with Section
5.23(A) hereof, Lender, upon five (5) Business Days' prior written notice to the
Borrowers, unless Lender reasonably determines that a shorter period (or no period) of notice is necessary to protect Lender's interest in the Ground Lease, may (but shall not be obligated to) take any action that Lender deems reasonably necessary, including, without limitation, (i) performance or attempted performance of the applicable Borrower's obligations under the applicable Ground
Lease, (ii) curing or attempting to cure any actual or purported Ground Lease
Default, (iii) mitigating or attempting to mitigate any damages or consequences of the same and (iv) entry upon the applicable Ground Leased Property for any or all of such purposes. Upon Lender's request, each Borrower shall submit satisfactory evidence of payment or performance of any of its obligations under each Ground Lease. Lender may pay and expend such sums of money as Lender in its sole discretion deems necessary or desirable for any such purpose, and the
Borrowers shall pay to Lender within five (5) Business Days of the written demand of Lender all such sums so paid or expended by Lender, together with interest thereon from the date of expenditure at the Default Rate.

     (E) LEGAL ACTION. The Borrowers shall not commence any action or proceeding against any Ground Lessor or affecting or potentially affecting any Ground Lease or the Borrowers' or Lender's interest therein, the effect of which could cause an event of default or termination of any such Ground Lease, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. The Borrowers shall notify Lender immediately if any action or proceeding shall be commenced between any Ground Lessor and any
Borrower, or affecting or potentially affecting any Ground Lease or any
Borrower's or Lender's interest therein (including, without limitation, any case commenced by or against any Ground Lessor under the Bankruptcy Code). Lender shall have the option, exercisable upon notice from Lender to the Borrowers, to participate in any such action or proceeding with counsel of Lender's choice.
The Borrowers shall cooperate with Lender, comply with the reasonable instructions of Lender, execute any and all powers, authorizations, consents or other documents reasonably required by Lender in connection therewith, and shall not settle any such action or proceeding without the prior written consent of
Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

     (F) BANKRUPTCY.

          (i) If any Ground Lessor shall reject any Ground Lease under or pursuant to Section 365 of the Bankruptcy Code, the Borrowers shall not (and in the case of a Prime Ground Lease, to the extent within the Borrowers' control,
Borrower shall not suffer any Sub-Prime Ground Lessor to) elect to treat the
Ground Lease as terminated but shall elect to remain in possession of the applicable Ground Leased Property and the leasehold estate under such Ground
Lease. The lien of the Deed of Trust covering such Property does and shall encumber and attach to all of the Borrowers' rights and remedies at any time arising under or pursuant to Section 365 of the Bankruptcy Code, including without limitation, all of such Borrower's rights to remain in possession of such Property and the leasehold estate.

          (ii) The Borrowers acknowledge and agree that in any case commenced by or against the Borrowers under the Bankruptcy Code, Lender by reason of the liens and rights granted under the Deed of Trust covering such Property and the
Loan Documents shall have a substantial and material interest in the treatment and preservation of such Borrower's rights and obligations under such Ground
Lease, and that such Borrower shall, in any such bankruptcy case, provide to
Lender immediate and continuous reasonably adequate protection of such interests. Each Borrower and Lender agree that such adequate protection shall include but shall not necessarily be limited to the following:

          (a) Lender shall be deemed a party to the Ground Lease (but shall not have any obligations thereunder) for purposes of Section 365 of the Bankruptcy
Code, and shall, provided that, prior to an Event of Default, no such action by
Lender would adversely and materially affect the Borrowers' ability to prosecute, or defend, any such claims asserted therein, have standing to appear and act as a party in interest in relation to any matter arising out of or related to the Ground Lease or such Property.

          (b) The Borrowers shall serve Lender with copies of all notices, pleadings and other documents relating to or affecting the Ground Lease or the applicable Property. Any notice, pleading or document served by the Borrowers on any other party in the bankruptcy case shall be contemporaneously served by such
Borrower on Lender, and any notice, pleading or document served upon or received by such Borrower from any other party in the bankruptcy case shall be served by such Borrower on Lender promptly upon receipt by such Borrower.

          (c) Upon written request of Lender, the Borrowers shall assume (or, in the case of a Prime Ground Lease, to the extent within the Borrowers' control, assume pursuant to its rights under the Master Lease Agreement or cause the lessor under the Master Lease Agreement to assume) the Ground Lease, and shall take such steps as are necessary to preserve such Borrower's right to assume the
Ground Lease, including without limitation using commercially reasonable efforts to obtain extensions of time to assume or reject the Ground Lease under
Subsection 365(d) of the Bankruptcy Code to the extent it is applicable.

          (iii) If the Borrowers or the applicable Ground Lessor seeks to reject any Ground Lease or have the Ground Lease deemed rejected, then prior to the hearing on such rejection Lender shall, subject to applicable law, be given no less than twenty (20) days' notice and opportunity to elect in lieu of rejection to have the Ground Lease assumed and assigned to a

nominee of Lender. If Lender shall so elect to assume and assign the Ground
Lease, then the Borrowers shall, subject to applicable law, continue any request to reject the Ground Lease until after the motion to assume and assign has been heard. If Lender shall not elect to assume and assign the Ground Lease, then
Lender may, subject to applicable law, obtain in connection with the rejection of the Ground Lease a determination that the applicable Ground Lessor, at
Lender's option, shall (1) agree to terminate the Ground Lease and enter into a new lease with Lender on the same terms and conditions as the Ground Lease, for the remaining term of the Ground Lease, or (2) treat the Ground Lease as breached and provide Lender with the rights to cure defaults under the Ground
Lease and to assume the rights and benefits of the Ground Lease.

          Each Borrower shall join with and support any request by Lender to grant and approve the foregoing as necessary for adequate protection of Lender's interests. Notwithstanding the foregoing, Lender may seek additional terms and conditions, including such economic and monetary protections as it deems reasonably appropriate to adequately protect its interests, and any request for such additional terms or conditions shall not delay or limit Lender's right to receive the specific elements of adequate protection set forth herein.

          Each Borrower hereby appoints Lender as its attorney in fact to act on behalf of Lender in connection with all matters relating to or arising out of the assumption or rejection of any Ground Lease, in which the other party to the lease is a debtor in a case under the Bankruptcy Code. This grant of power of attorney is present, unconditional, irrevocable, durable and coupled with an interest.

     (G) REGARDING MASTER LEASE AGREEMENTS. In addition to the other provisions of this Section 5.23, the following shall apply with respect to each Master
Lease Agreement:

          (i) The Borrowers shall enforce the Master Lease Agreement and will not terminate, modify, cancel, change, supplement, alter or amend the Master
Lease Agreement, or waive, excuse, condone or in any way release or discharge the Master Lessor of or from any of the material covenants and conditions to be performed or observed by Master Lessor to the extent such action would have a material adverse impact on Lender's interest in the Collateral. The Borrowers hereby grant, mortgage, bargain, sell, assign and set over to Lender, all of the
Borrowers' interests in the Master Lease Agreement. The assignment of the
Borrowers' interest set forth in this Section is an absolute, unconditional and present assignment from the Borrowers to Lender and not an assignment for security and the existence or exercise of the Borrowers' revocable license to take all actions with respect to the Master Lease Agreement shall not operate to subordinate this assignment to any subsequent assignment. The exercise by Lender of any of its rights or remedies pursuant to this Section shall not be deemed to make Lender a mortgagee-in-possession. So long as no Event of Default shall exist, the Borrowers shall have a revocable license to take all actions with respect to the Master Lease Agreement subject to the terms of this Agreement and the Deeds of Trust and subject to Lender's rights as a "Lessee Lender" which are granted to each "Lessee Lender" pursuant to the Master Lease Agreement. Any surrender of the leasehold estate created by the Master Lease Agreement or termination, cancellation, modification, change, supplement, alteration or amendment of the Master Lease Agreement without the prior written consent of
Lender shall be void and of no force and effect.

          (ii) Lender shall have the right, but not the obligation (unless and until Lender takes control of one or more Properties), to perform any obligations of the Borrowers under the terms of the Master Lease Agreement during the continuance of a default under the Master Lease Agreement, a Default or Event of Default. All costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) so incurred, shall be treated as an advance secured by the Deeds of Trust, shall bear interest thereon at the
Default Rate from the date of payment by Lender until paid in full and shall be paid by the Borrowers to Lender during the continuance of an Event of Default within ten (10) days after demand. No performance by Lender of any obligations of the Borrowers under the Master Lease Agreement shall constitute a waiver of any Event of Default arising by reason of Borrower's failure to perform the same. If Lender shall make any payment or perform any act or take action in accordance with this Section 5.23(G), Lender will notify the Borrowers of the making of any such payment, the performance of any such act, or the taking of any such action. In any such event, subject to the terms of the Master Lease
Agreement, and the rights of lessees, sublessees and other occupants under the
Leases, Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action.

          (iii) To the extent permitted by law, the price payable by the
Borrowers or any other Person in the exercise of any right of redemption following foreclosure of the Property shall include all amounts paid under the
Master Lease Agreement and other sums advanced by Lender on behalf of the
Borrowers, together with interest thereon at the Default Rate.

          (iv) Unless Lender shall otherwise consent, the fee or leasehold title and the leasehold or subleasehold estate, as applicable, in each of the
Properties shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates either in Master Lessor or in the
Borrowers or Lender, or in a third party, by purchase (in either estate) or otherwise.

          (v) If the Master Lessor shall deliver to Lender a copy of any notice of default sent by the Master Lessor to the Borrowers, as tenants under the
Master Lease Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender, in good faith in accordance with this Agreement, in reliance thereon.

          (vi) The Borrowers hereby assigns, transfers and sets over to Lender all of the Borrowers' claims and rights to the payment of damages arising from any rejection by the Master Lessor of the Master Lease Agreement under the
Bankruptcy Code. The Borrowers shall notify Lender promptly (and in any event within ten (10) days) of any claim, suit, action or proceeding relating to the rejection of the Master Lease Agreement. Lender is hereby irrevocably appointed as the Borrowers' attorney-in-fact, coupled with an interest, with exclusive power to file and prosecute (during the existence of an Event of Default), to the exclusion of the Borrowers, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the Master
Lessor under the Bankruptcy Code. The Borrowers may make any compromise or settlement in connection with such proceedings (subject to Lender's approval);
provided, however, that Lender shall be authorized and entitled to compromise or settle any such proceeding if such compromise or settlement is made after the occurrence and during the continuance of an Event of Default. The Borrowers shall promptly execute and

deliver to Lender any and all instruments reasonably required in connection with any such proceeding after request therefor by Lender. Except as set forth above, the Borrowers shall not adjust, compromise, settle or enter into any agreement with respect to such proceedings without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed.

          (vii) If pursuant to Section 365(h)(2) of the Bankruptcy Code, the
Borrowers seek to offset against the rent reserved in the Master Lease Agreement the amount of any damages caused by the non-performance by the Master Lessor of any of the Master Lessor's obligations under the Master Lease Agreement after the rejection by the Master Lessor of the Master Lease Agreement under the
Bankruptcy Code, the Borrowers shall, prior to effecting such offset, notify
Lender of their intention to do so, setting forth the amounts proposed to be so offset and the basis therefor. If Lender has failed to object as aforesaid within ten (10) days after notice from the Borrowers in accordance with the first sentence of this clause (vii), the Borrowers may proceed to effect such offset in the amounts set forth in the Borrowers' notice. Neither Lender's failure to object as aforesaid nor any objection or other communication between
Lender and the Borrowers relating to such offset shall constitute an approval of any such offset by Lender. The Borrowers shall indemnify and save Lender harmless from and against any and all claims, demands, actions, suits, proceedings, damages, losses, costs and expenses of every nature whatsoever
(including, without limitation, reasonable attorneys' fees and disbursements)
arising from or relating to any such offset by the Borrowers against the rent reserved in the Master Lease Agreement.

          (viii) Effective upon the entry of an order for relief in respect of the Borrowers under the Bankruptcy Code, the Borrowers hereby assign and transfer to Lender a non-exclusive right to apply to the appropriate bankruptcy court under Section 365(d)(4) of the Bankruptcy Code for an order extending the period during which the Master Lease Agreement may be rejected or assumed.

          (ix) In the event that the Borrowers or any Affiliate of the Borrowers or any Person Controlled by the Borrowers or any Person holding a direct or indirect (through intervening entities) legal or beneficial interest in the
Borrowers (or family members of such Persons) acquires any economic interest, whether directly or indirectly (through intervening entities), in Master Lessor, the Borrowers shall provide immediate written notice thereof to Lender and
Lender shall have the right to act for the Borrowers with respect to any arbitration or other legal or administrative proceedings under the Master Lease
Agreement.

SECTION 5.24 EASEMENTS.

     (A) MODIFICATION. Except as provided in this Section 5.24, the Borrowers shall not modify or amend any material substantive or economic terms of, or, subject to the terms of Section 11.5 hereof, terminate or surrender any
Easement, in each case without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Any such attempted or purported material modification, amendment, or any surrender or termination of any Easement without Lender's prior written consent shall be null and void and of no force or effect. Notwithstanding the foregoing to the contrary, the Borrowers shall be permitted, without Lender's consent, to:

          (i) extend the terms of the Easement on commercially reasonable substantive and economic terms;

          (ii) terminate any Easement which the Borrowers reasonably deem necessary in accordance with prudent business practices, provided that (i) the
Borrowers provide written notice to Lender of such determination not later than thirty (30) days prior to such termination, (ii) together with such notice the
Borrowers provide supporting information reasonably acceptable to Lender that following such termination the DSCR will be equal to or greater than the DSCR immediately prior to such termination, (iii) if (1) the aggregate Allocated Loan
Amount with respect to (x) each such Property for which a termination has occurred under this Section 5.24(A), Section 5.9 and Section 5.23(A) and (y) the
Property for which a termination is proposed is greater than five percent (5%)
of the Principal Amount of the Loan at Closing, or (2) at least seventy-eight percent (78%) of the Operating Revenues of the Properties that remain following a proposed termination do not consist of telephony revenues, the Borrowers have delivered a Rating Confirmation, and (iv) following such termination such
Property is not held by any Affiliate of the Borrowers. In connection with any termination permitted pursuant to the terms of this Section 5.24(A), the
Borrowers may sell any Other Company Collateral associated with the applicable
Property and no longer required in connection with the operation of the
Borrowers' business.

          (iii) provided no Event of Default shall have occurred and is then continuing, increase the area of real property covered by an Easement, and in connection therewith amend and restate or replace the existing agreement establishing the Easement (an "AMENDED EASEMENT"), to include such additional real property, provided that such Amended Easement is on commercially reasonable substantive and economic terms (taking into consideration the additional real property covered by the Amended Easement), and subject to the following conditions:

          (a) Lender shall have received at least ten (10) day's prior written notice of the execution of the Amended Easement, together with a summary of the economic terms thereof, and, following execution and delivery of the Amended
Easement, Lender shall have received a copy of the Amended Easement certified by the applicable Borrower as being true, accurate and complete;

          (b) on or prior to execution and delivery of the Amended Easement,
Lender shall have received a database search environmental report prepared by
Martin and Associates (or another consultant reasonably acceptable to Lender) on the real property to be included under the Amended Easement, together with a
Phase I or Phase II environment assessment report (if any database search environmental report reveals any condition that in Lender's reasonable judgment warrants such a report) which concludes that the subject property does not contain any Hazardous Materials (except for cleaning and other products used in connection with the routine maintenance, operation or repair of the subject property or the operation thereof as a tower property in full compliance with
Environmental Laws) and is not in violation of any Environmental Laws;

          (c) if the Easement being replaced is with respect to a Mortgaged
Property, on or prior to execution and delivery of the Amended Easement, Lender shall have received a

current survey (together with legal description) for the property proposed to be included under the Amended Easement, certified to the title company and Lender and their successors and assigns, prepared by a professional land surveyor licensed in the state in which the applicable Property is located;

          (d) if the Easement being replaced is with respect to a Mortgaged
Property, simultaneous with the execution and delivery of the Amended Easement,
Lender shall have received an Amended Deed of Trust executed and delivered by a duly authorized officer of the applicable Borrower encumbering the property included under the Amended Easement, together with an endorsement to (or replacement of) the existing Title Policy in substantially the form delivered in connection with the acquisition thereof insuring the lien of the Amended Deed of
Trust, issued by the Title Company and dated as of the date of the Amended
Easement;

          (e) Borrower shall pay or reimburse Lender for all reasonable costs and expenses incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with such Amended Easement, and all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection therewith; and

          (f) if the aggregate Allocated Loan Amount of all Properties for which an Amended Easement has been executed exceeds twenty percent (20%) of the original Principal Amount of the Loan, the Borrowers shall deliver a Rating
Confirmation to Lender.

     (B) PERFORMANCE OF EASEMENTS. The Borrowers shall fully perform as and when due each and all of its obligations under each Easement in accordance with the terms of such Easement, and shall not cause or suffer to occur any material breach or default in any of such obligations. Notwithstanding that certain of the obligations of the Borrowers under this Loan Agreement may be similar or identical to certain of the obligations of the Borrowers under the Easements, all of the obligations of the Borrowers under this Loan Agreement are and shall be separate from and in addition to its obligations under the Easements.

     (C) NOTICE OF DEFAULT. If any of the Borrowers shall have or receive any written notice that any Easement Default has occurred, then the Borrowers immediately shall notify Lender in writing of the same and immediately deliver to Lender a true and complete copy of each such notice. Further, the Borrowers shall provide such documents and information as Lender shall reasonably request concerning the Easement Default.

     (D) LENDER'S RIGHT TO CURE. If any Easement Default shall occur and be continuing, or if the fee owner asserts that an Easement Default has occurred
(whether or not the Borrowers question or deny such assertion), then, subject to the terms and conditions of the applicable Easement Lender, upon five (5)
Business Days' prior written notice to the Borrowers, unless Lender reasonably determines that a shorter period (or no period) of notice is necessary to protect Lender's interest in the Easement, may (but shall not be obligated to)
take any action that Lender deems reasonably necessary, including, without limitation, (i) performance or attempted performance of the applicable
Borrower's obligations under the applicable Easement, (ii) curing or attempting to cure any actual or purported Easement Default, (iii) mitigating or attempting to mitigate any damages or consequences of the same and (iv) entry upon the applicable Property

for any or all of such purposes. Upon Lender's request, each Borrower shall submit satisfactory evidence of payment or performance of any of its obligations under each Easement. Lender may pay and expend such sums of money as Lender in its sole discretion deems necessary or desirable for any such purpose, and the
Borrowers shall pay to Lender within five (5) Business Days of the written demand of Lender all such sums so paid or expended by Lender, together with interest thereon from the date of expenditure at the Default Rate.

SECTION 5.25 MASTER LEASE SITES; MORTGAGED PROPERTIES.

     (A) ADDITION OF MASTER LEASE SITES AS MORTGAGED PROPERTIES. The Borrowers
shall, pursuant to the terms of the Sprint Acquisition Documents, enter into those certain Master Lease and Sublease Agreements (each, a "MASTER LEASE
AGREEMENT") whereby (a) the Master Lease Sites will be leased to the Borrowers,
(b) the Borrowers will be assigned all Collocation Agreements and Tower Related
Assets and all Assumed Liabilities relating to the applicable Master Lease
Sites, (c) the Borrowers shall have the right to operate the Pre-Lease Sites and all Collocation Agreements relating to the Pre-Lease Sites and (d) the Borrowers shall be assigned all Assumed Liabilities with respect to the Pre-Lease Sites.
Upon the execution of each new Master Lease Agreement and compliance with the requirements of this Section 5.25, the Master Lease Sites contained therein shall become Mortgaged Properties under this Agreement.

     (B) NOTICE OF ADDITION OF MASTER LEASE SITES. In connection with any
Conversion, or Non-Contributable Site Conversion, in either case where a site will become a Master Lease Site, Borrower shall give Lender revocable notice substantially in the form of EXHIBIT H (a "NOTICE OF CONVERSION") specifying and accompanied by the following:

          (i) the proposed date upon which such site shall become a Master Lease
Site, which such date may be extended from time to time by Borrower upon written notice to Lender;

          (ii) a report specifying for each of the Conversion Properties the
"Tower Identifier" (name/ID);

          (iii) if not previously provided to Lender, a database search environmental report prepared by Martin and Associates (or another consultant reasonably acceptable to Lender) on the real property where each such Tower is located (together with a Phase I or Phase II environment assessment report if any database search environmental report reveals any condition that in Lender's reasonable judgment warrants such a report), which concludes that each Master
Lease Site does not contain any Hazardous Materials (except for cleaning and other products used in connection with the routine maintenance, operation or repair of the Master Lease Site) and is not in material violation of any
Environmental Laws;

          (iv) a copy of each engineering report (if any) obtained by the
Borrowers with respect to such Master Lease Site; and

          (v) an calculation of the Allocated Loan Amount for each Conversion
Property.

     (C) REQUIRED DELIVERIES IN CONNECTION WITH CONVERSION PROPERTIES. For each
Conversion Property, Borrower shall deliver to Lender:

          (i) within sixty (60) days of the Conversion Closing Date, a Deed of
Trust for each Conversion Property, executed and delivered by a duly authorized officer of Borrower which shall be:

               (a)  if a Securitization has not yet occurred, prior to the
                    Securitization Outside Date, in the name of the
                    securitization trustee provided to Borrower; and

               (b)  if a Securitization has not occurred and the Securitization
                    Outside Date has passed, in the name of Lender, as
                    collateral agent;

          (ii) within the later of (a) the Conversion Closing Date or (b) six
(6) months of the Closing Date, a Title Policy in the form of (EXHIBIT I) dated as of the Conversion Closing Date (with coverage in the amount of the Allocated
Loan Amount together with evidence that all premiums in respect of the Title
Policies shall have been paid) for each of the Properties for which title has been ordered as indicated on SCHEDULE 4.25; provided that the Borrowers shall not be required to obtain Title Policies with respect to Properties with
Allocated Purchase Prices in excess of eighty-percent (80%) of the aggregate
Allocated Purchase Prices of all Properties as of the Closing Date;

          (iii) valid certificates of insurance indicating that the requirements for the Insurance Policies required hereunder have been satisfied with respect to each Conversion Property;

          (iv) payments or reimbursement to Lender, to the extent invoiced, of all reasonable fees, costs and expenses incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with the
Conversion Property, and all recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangible taxes and documentary stamp taxes) payable in connection with the applicable Deeds of
Trust shall have been paid;

          (v) a copy of the applicable Master Lease Agreement (or amendment thereto) adding the applicable Conversion Property.

     (D) FORMAT FOR NOTICES/DELIVERIES. All notices and deliveries required pursuant to the terms of this Section 5.25 may be provided by (i) electronic delivery, (ii) access to a dedicated electronic documentation web-based site
(provided that confirmation of such access together with any required access code is delivered to Lender within the time periods provided herein), or (iii)
as provided pursuant to Section 14.5 hereof (which may include delivery in digital media form).

     (E) UPDATES OF REPRESENTATIONS. In connection with the delivery of Deeds of
Trust and the conversion of any Property to a Mortgaged Property during the term hereof, the Borrowers shall deliver to Lender on the first (1st) Business Day of each calendar month (commencing in August 2005) an Officer's Certificate updating the representations and warranties contained in Section 4.25 hereof with respect to any Property converted to a Mortgaged Property during the period following delivery of the most recent Officer's Certificate

related thereto, including additions, if any, to the Schedules related to the representations and warranties set forth in Section 4.25.

SECTION 5.26 LENDER'S EXPENSES. The Borrowers shall pay, on demand by Lender, all reasonable out-of-pocket expenses, charges, costs and fees (including reasonable attorneys' fees and expenses) in connection with the negotiation, documentation, closing, administration, servicing, enforcement interpretation, and collection of the Loan and the Loan Documents, and in the preservation and protection of Lender's rights hereunder and thereunder. Without limitation the
Borrowers shall pay all costs and expenses, including reasonable attorneys'
fees, incurred by Lender in any case or proceeding under the Bankruptcy Code (or any law succeeding or replacing any of the same).

                                   ARTICLE VI
                                    RESERVES

SECTION 6.1 SECURITY INTEREST IN RESERVES; OTHER MATTERS PERTAINING TO RESERVES.

     (A) The Borrowers hereby pledge, assign and grant to Lender a security interest in and to all of the Borrowers' right, title and interest in and to the
Account Collateral, including the Reserves, as security for payment and performance of all of the Obligations hereunder and under the Note and the other
Loan Documents. The Reserves constitute Account Collateral and are subject to the security interest in favor of Lender created herein and all provisions of this Loan Agreement and the other Loan Documents pertaining to Account
Collateral.

     (B) In addition to the rights and remedies provided in Article VII and elsewhere herein, upon the occurrence and during the continuance of any Event of
Default, Lender shall have all rights and remedies pertaining to the Reserves as are provided for in any of the Loan Documents or under any applicable law.
Without limiting the foregoing, upon and at all times after the occurrence and during the continuance of an Event of Default, Lender in its sole and absolute discretion, may use the Reserves (or any portion thereof) for any purpose, including but not limited to any combination of the following: (i) payment of any of the Obligations including the Yield Maintenance (if any) applicable upon such payment in such order as Lender may determine in its sole discretion;
provided, however, that such application of funds shall not cure or be deemed to cure any default; (ii) reimbursement of Lender for any actual losses or expenses
(including, without limitation, reasonable legal fees) suffered or incurred as a result of such Event of Default; (iii) payment for the work or obligation for which such Reserves were reserved or were required to be reserved; and (iv)
application of the Reserves in connection with the exercise of any and all rights and remedies available to Lender at law or in equity or under this Loan
Agreement or pursuant to any of the other Loan Documents. Nothing contained in this Loan Agreement shall obligate Lender to apply all or any portion of the funds contained in the Reserves during the continuance of an Event of Default to payment of the Loan or in any specific order of priority.

SECTION 6.2 FUNDS DEPOSITED WITH LENDER.

     (A) INTEREST, OFFSETS. Except only as expressly provided otherwise herein, all funds of the Borrowers which are deposited with Lock Box Account Bank as
Reserves hereunder shall

be held by Lock Box Account Bank in one or more Permitted Investments, such
Permitted Investments, prior to an Event of Default, to be as directed by the
Borrowers. All interest which accrues on the Reserves shall be taxable to the
Borrowers and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. The amount of actual losses sustained on a liquidation of a Permitted Investment shall be deposited by the Borrowers into the Lock Box Account no later than three (3)
Business Days following such liquidation. Additional provisions pertaining to investments are set forth in Article VII. After repayment of all of the
Obligations, all funds held as Reserves will be promptly returned to, or as directed by, the Borrowers.

     (B) FUNDING AT CLOSING. The Borrowers shall deposit with Lender the amounts necessary to fund each of the Reserves as set forth below. Deposits into the
Reserves at Closing may occur by deduction from the amount of the Loan that otherwise would be disbursed to the Borrowers, followed by deposit of the same into the applicable Sub-Account or Account of the Lock Box Account in accordance with the Cash Management Agreement on the Closing Date. Notwithstanding such deductions, the Loan shall be deemed for all purposes to be fully disbursed at
Closing.

SECTION 6.3 IMPOSITIONS AND INSURANCE RESERVE. On the Closing Date, the
Borrowers shall deposit with Lock Box Account Bank $_________ and, pursuant to the Cash Management Agreement, the Borrowers shall deposit monthly, on each
Payment Date commencing on the Payment date in the month immediately following the Securitization, one-twelfth (1/12th) of the annual charges (as reasonably estimated by Lender) for all Impositions (excluding, however, personal property taxes) and all Insurance Premiums (provided that any amounts in respect of blanket policies shall include only that portion of Insurance Premiums allocated to the coverage provided for the Borrowers and the Properties) payable with respect to the Properties hereunder (said funds, together with any interest thereon and additions thereto, the "IMPOSITIONS AND INSURANCE RESERVE"). The initial amount of the monthly deposit to be made to the Impositions and
Insurance Reserve from and after the date hereof is $_________. In connection with any disbursements from the Acquisition Reserve for an Acquisition, the
Borrowers shall deposit a sum of money sufficient (together with future monthly deposits) to make the payment of Impositions and Insurance Premiums with respect to the applicable Acquisition Properties at least ten (10) Business Days prior to the date initially due, and deliver to Lender an Officer's Certificate setting forth in reasonable detail (a) the calculation of the required sums to be deposited into the Impositions and Insurance Reserve with respect to such
Acquisition, and (b) the new monthly deposit amount as will be required to make the payments on the dates contemplated by this Section 6.3, taking into consideration such Acquisition. The Borrowers shall also deposit with Lock Box
Account Bank within ten (10) Business Days of the written demand by Lender, to be added to and included within such reserve, a sum of money which Lender reasonably estimates, together with such monthly deposits, will be sufficient to make the payment of each such charge (but, with respect to blanket policies, only that portion of the Insurance Premiums allocated to the coverage provided for the Borrowers and the Properties) at least ten (10) Business Days prior to the date initially due. The Borrowers shall provide Lender with bills or a statement of amounts due for the next calendar month which shall be accompanied by an Officer's Certificate and such other documents as may be reasonably required to establish the amounts required to be paid in the following calendar month at least five (5) days prior to the date on which each payment shall first become subject to penalty or interest if not paid, or if

paid, copies of paid bills. So long as (i) no Event of Default has occurred and is continuing, (ii) the Borrowers have provided Lender with the foregoing materials in a timely manner, and (iii) sufficient funds are held by Lender for the payment of the Impositions and Insurance Premiums relating to the
Properties, as applicable, Lender shall at the Borrowers' election, (x) pay said items, (y) disburse to the Borrowers from such Reserve an amount sufficient to pay said items, or (z) reimburse the Borrowers for items previously paid by the
Borrowers. Interest shall accrue in favor of the Borrowers on funds in the
Impositions and Insurance Reserve.

SECTION 6.4 ADVANCE RENTS RESERVE SUB-ACCOUNT. Pursuant to the Cash Management
Agreement, from and after the Securitization, the Borrowers shall deposit, or instruct Lock Box Bank to deposit, (i) the Annual Advance Rents Reserve Deposit not later than the third (3rd) Business Day of February of each calendar year, and (ii) the Quarterly Advance Rents Reserve Deposit not later than the third
(3rd) Business Day of February, May, August and November of each calendar year, such amounts to be deposited into a sub-account of the Lock Box Account (said sub-account, the "ADVANCE RENTS RESERVE SUB-ACCOUNT") for deposit of such
Advance Rents Reserve Deposit and such Advance Rents Reserve Deposit shall be held, allocated and disbursed in accordance with the terms and conditions of the
Cash Management Agreement. The Advance Rents Reserve Sub-Account shall be under the sole dominion and control of Lender and/or its designee including any
Servicer of the Loan, and the Borrowers shall have no rights to control or direct the investment or payment of funds therein except as expressly provided herein.

SECTION 6.5 ACQUISITION RESERVE.

     (A) ESTABLISHMENT OF ACQUISITION RESERVE. On the Closing Date, the
Borrowers shall deposit with Lock Box Bank $___________________ (said funds together with interest thereon being referred to herein as the "ACQUISITION
RESERVE"). From time to time after Closing, amounts held in the Acquisition
Reserve shall be disbursed and made available to the Borrowers solely for payment of the Cash Purchase Price of an Acquisition in accordance with the provisions of this Section 6.5 through the expiration of the Acquisition Period.
Upon expiration of the Acquisition Period, the Acquisition Reserve shall cease to be available to the Borrowers at which time all amounts remaining in the
Acquisition Reserve will be applied (together with the applicable Yield
Maintenance) to the outstanding Principal Amount in accordance with Section
2.4(A).

     (B) NOTICE OF DRAW; INITIAL DELIVERIES. In connection with an Acquisition, the Borrowers may request a disbursement from the Acquisition Reserve on any
Business Day prior to the expiration of the Acquisition Period, and Lender shall make such disbursement, in an aggregate principal amount not to exceed the
Availability at such time, provided that the Borrowers shall give Lender a revocable notice substantially in the form of EXHIBIT H (a "NOTICE OF DRAW")
(which Notice of Draw must be received by Lender prior to 11:00 a.m., New York
City time, two (2) Business Days prior to the proposed Acquisition Date), specifying, and accompanied by, the following:

          (i) the amount to be disbursed from the Acquisition Reserve, which such amount may be adjusted upward or downward by up to ten percent (10%) of such amount (but in no case exceeding the Availability) upon written notice to
Lender received no later than one (1) Business Day prior to the requested
Acquisition Date;

          (ii) the proposed date for the Acquisition, which such date may be extended from time to time at the request of the Borrowers upon written notice to Lender received no later than one (1) Business Day prior to any proposed date for an Acquisition (such date, as same may be adjusted, the "ACQUISITION DATE").

          (iii) wire instructions of the seller party to any Acquisition (or other Persons) to which the Cash Purchase Price of such Acquisition to be financed with such disbursement is to be provided, including any such portion which is to be paid following consummation of such Acquisition in respect of post closing adjustments, including, but not limited to, holdbacks and earnouts;

          (iv) a calculation of the Availability, certified by a Responsible
Officer of the Borrowers upon which Lender is entitled to rely in making such disbursement;

          (v) a written instruction signed by a Responsible Officer of the
Borrowers directing Lender to wire the proceeds of the disbursement to the accounts and Persons specified in the Notice of Draw;

          (vi) a report specifying for each of the applicable Acquisition
Properties being acquired pursuant to such Acquisition, (1) the "Tower
Identifier" (name/ID), (2) the Cash Purchase Price, (3) the Net Tower Cash Flow
(including the proposed Acquisition Properties), and (4) whether the Acquisition
Property will be acquired as an Owned Property, a Ground Leased Property, a
Managed Property or acquired through the acquisition of an Easement;

          (vii) a database search environmental report prepared by Martin and
Associates (or another consultant reasonably acceptable to Lender) on the real property where each such Tower is located, (together with a Phase I or Phase II environment assessment report if any database search environmental report reveals any condition that in Lender's reasonable judgment warrants such a report), which concludes that each Acquisition Property does not contain any
Hazardous Materials (except for cleaning and other products used in connection with the routine maintenance, operation or repair of the Acquisition Property)
and is not in material violation of any Environmental Laws;

          (viii) a copy of each engineering report obtained by the Borrowers with respect to any Acquisition Property acquired in such Acquisition; and

          (ix) a calculation of the Allocated Loan Amount for each Acquisition
Property.

     (C) DISBURSEMENT. Each disbursement shall be made on the Acquisition Date in an amount equal to at least $100,000, subject to the satisfaction of the following conditions:

          (i) An Officer's Certificate from the Borrowers stating that each of the representations and warranties made by the Borrowers and the other Borrower
Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date, and following the Acquisition Date, as if made on and as of each such date (except (1) to the extent such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date,

and (2) the failure of any such representation and warranty to be true would not reasonably be expected to have a Material Adverse Effect).

          (ii) No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the disbursement requested to be made on such date.

          (iii) Disbursement of the amount requested by the Notice of Draw is subject to Lender receiving on or prior to the Acquisition Date the following all in form and substance reasonably satisfactory to Lender:

          (a)  a Deed of Trust with respect to each Acquisition Property (other than (1) Properties which are prohibited by the applicable Ground
               Lease or Easement from being encumbered by a Deed of Trust and
               (2) Managed Properties), or if a leasehold or fee interest in any
               Acquisition Property is subsequently acquired by a Borrower, delivery of a Deed of Trust within a reasonable period following such acquisition, each executed and delivered by a duly
               authorized officer of the applicable Borrowers;

          (b)  Title Policies (containing the endorsements and affirmative coverages set forth in EXHIBIT I to the extent available in the applicable jurisdiction) for each Acquisition Property to be encumbered by a Deed of Trust dated as of the date of the
               Acquisition (or if a leasehold or fee interest in any Acquisition
               Property is subsequently acquired by a Borrower, within a
               reasonable period following such acquisition) with coverage in the amount of the Cash Purchase Price for the applicable
               Acquisition and insuring Lender (together with its successors and assigns) that the relevant Deed of Trust creates a valid first lien on the Acquisition Property encumbered thereby, free and clear of all exceptions from coverage other than Permitted
               Encumbrances and standard exceptions and exclusions from coverage
               (as modified by the terms of any endorsements). Lender shall also have received copies of the closing statements for such
               Acquisition showing that all premiums in respect of such
               endorsements and Title Policies shall have been paid as of the closing of such Acquisition;

          (c)  valid certificates of insurance indicating that the requirements for the Insurance Policies required hereunder have been satisfied with respect to each Acquisition Property and evidence of the payment of all premiums payable for the existing policy period by including such premium on the closing statement for such
               Acquisition;

          (d)  payment or reimbursement to Lender to the extent invoiced of all reasonable fees, costs and expenses incurred by Lender
               (including, without limitation, reasonable attorneys fees and disbursements) in connection with such Acquisition, and all recording charges, filing fees, taxes or other expenses
               (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the applicable Deeds of Trust shall have been paid;

          (e)  evidence that each Acquisition Property that is an Owned Property acquired in such Acquisition constitutes a separate tax lot;

          (f)  if such Acquisition consists of the acquisition of the Capital
               Stock of any Person, in addition to the foregoing deliveries, the
               Borrowers shall have delivered (i) a Rating Confirmation, (ii) an assumption and joinder agreement in the form of EXHIBIT G
               executed and delivered by a duly authorized officer of the applicable Borrower, and (iii) good standing certificates from the applicable jurisdiction of formation for such Person
               (together with such resolutions and other evidence of corporate, limited liability company or partnership action, as applicable, as shall be required to complete the Acquisition);

          (g)  a calculation of the Allocated Loan Amount for each Acquisition
               Property which shall be equal to the Cash Purchase Price for the applicable Acquisition funded from the Acquisition Reserve multiplied by the quotient (expressed as a percentage) of (x) Net
               Tower Cash Flow of the applicable Property divided by (y) Net
               Tower Cash Flow of all Qualifying Acquisition Properties acquired in such Acquisition; provided that the Allocated Loan Amount for any Properties that are not Qualifying Acquisition Properties shall be $0.00; and

          (h)  evidence that, with respect to all Acquisition Properties, after giving effect to such Acquisition, (x) the average remaining term
               (including all available extensions) of the Ground Leases for such Properties (taken as a whole) is equal to or greater than fifteen (15) years, and (y) at least eighty percent (80%) of the
               Operating Revenues generated by such Properties (taken as a whole) comes from telephony tenants.

          (iv) Not later than forty-five (45) days following completion of an
Acquisition, the Borrowers shall, or shall cause Manager to, deliver to Lender copies of all leases and any Ground Leases affecting any Acquisition Property acquired in such Acquisition, certified, to the Knowledge of the Borrowers as being true and correct.

     (D) TERMINATION OF ACQUISITION RESERVE. The Borrowers shall have the right, upon not less than three (3) Business Days' prior written notice to Lender, to terminate the Acquisition Reserve at which time any amounts remaining in the
Acquisition Reserve will be applied (together with the applicable Yield
Maintenance) to the outstanding Principal Amount in accordance with Section
2.4(A).

     (E) FORMAT FOR NOTICES/DELIVERIES. All notices and deliveries required pursuant to the terms of this Section 6.5 may be provided by (i) electronic delivery, (ii) access to a dedicated electronic documentation web-based site
(provided that confirmation of such access together with any required access code is delivered to Lender within the time periods provided herein), or (iii)
as provided pursuant to Section 14.5 hereof (which may include delivery in digital media form).

SECTION 6.6 RESERVED.

SECTION 6.7 RESERVED.

SECTION 6.8 CASH TRAP RESERVE. If a Cash Trap Event shall occur, then, from and after the date that it is determined that a Cash Trap Event has occurred (which shall be based upon the financial reporting required to be delivered pursuant to
Section 5.1(A)(iv)) and for so long as such Cash Trap Event continues to exist, all Excess Cash Flow (except as otherwise expressly provided below) shall be deposited with Lender (or its Servicer or agent) and held in the Lock Box
Account in accordance with the terms of the Cash Management Agreement (said funds, together with any interest thereon, the "CASH TRAP RESERVE"). A "CASH
TRAP EVENT" shall occur as of the last day of any calendar quarter when the Debt
Service Coverage Ratio is equal to or less than the Cash Trap DSCR, and shall continue to exist until such time as the Debt Service Coverage Ratio exceeds the
Cash Trap DSCR for two (2) consecutive calendar quarters. If as of the last day of any calendar quarter the Debt Service Coverage Ratio is less than the Minimum
DSCR, Lender will apply any amounts in the Cash Trap Reserve to payment of the
Loan on the next Payment Date (including any required Yield Maintenance). Any funds on deposit in the Cash Trap Reserve shall continue to be held as additional Collateral in accordance with this Section 6.8. Provided that no
Event of Default exists and the Cash Trap DSCR test has been satisfied for two
(2) consecutive calendar quarters (as determined above), any funds remaining in the Cash Trap Reserve shall be released to the Borrowers. The existence of a
Cash Trap Event shall be determined by Lender in its reasonable good faith determination. Notwithstanding any provision herein to the contrary, during the continuance of an Event of Default all funds on deposit in the Cash Trap Reserve and any subsequent Excess Cash Flow may be applied by Lender to payment of the
Loan (including payment of Yield Maintenance, if any) or other Obligations as
Lender may elect.

                                   ARTICLE VII
                                DEPOSIT ACCOUNT;
                        LOCK BOX ACCOUNT; CASH MANAGEMENT

SECTION 7.1 ESTABLISHMENT OF DEPOSIT ACCOUNT AND LOCK BOX ACCOUNT.

     (A) (i) DEPOSIT ACCOUNT. On or before the Closing Date, and prior to the completion of any Acquisition, one or more deposit accounts, which shall be
Eligible Accounts, shall be established at the Borrowers' sole cost and expense in the name of Lender, as secured party hereunder (said accounts, and any accounts replacing same in accordance with this Loan Agreement and the Deposit
Account Agreement, collectively, the "DEPOSIT ACCOUNT") with one or more financial institutions reasonably approved by Lender (collectively, the "DEPOSIT
BANK"), pursuant to one or more agreements (collectively, the "DEPOSIT ACCOUNT
AGREEMENT") substantially similar to Lender's form or otherwise in form and substance reasonably acceptable to Lender, executed and delivered by the
Borrowers and the Deposit Bank. The Deposit Account shall be under the sole dominion and control of Lender (which dominion and control may be exercised by
Servicer). Among other things, the Deposit Account Agreement shall provide that the Borrowers shall have no access to or control over the Deposit Account, that all available funds on deposit in the Deposit Account shall be transferred by wire transfer (or transfer via the ACH System) on each Monday, Wednesday and
Friday of each calendar week (or if such day is

not a Business day, the next such day that is a Business Day) by the Deposit
Bank into the Lock Box Account, for application in accordance with the Cash
Management Agreement. The Deposit Bank and the Lock Box Account Bank shall be directed to deliver to the Borrowers copies of bank statements and other information made available by the Deposit Bank and the Lock Box Account Bank concerning the Deposit Account and the Lock Box Account, respectively.

          (ii) Each Tenant occupying space at the Properties shall be, or has been, instructed, by irrevocable written direction, in form and substance reasonably acceptable to Lender, to pay all Rents and other amounts owed to
Borrower directly to the Deposit Account, unless Lender shall otherwise direct in writing. The Borrowers shall, or shall cause Manager to, send direction letters to each Tenant until each such Tenant commences paying all required amounts to the Deposit Account, and, if any Tenant ceases to pay such amounts to the Deposit Account for three (3) consecutive months, shall send additional direction letters to the applicable Tenant, until such Tenant complies with such irrevocable written directions. The Borrowers shall cause any and all other
Receipts to be deposited promptly into the Deposit Account and in no event later than two (2) Business Days after receipt thereof by the Borrowers or Manager. To the extent that the Borrowers or any Person on their behalf holds any Receipts, whether in accordance with this Loan Agreement or otherwise, the Borrowers shall be deemed to hold the same in trust for Lender for the protection of the interests of Lender hereunder and under the Loan Documents.

          (iii) The Borrowers shall pay all reasonable out-of-pocket costs and expenses incurred by Lender in connection with the transactions and other matters contemplated by this Section 7.1, including but not limited to, Lender's reasonable attorneys' fees and expenses, and all reasonable fees and expenses of the Deposit Bank and the Lock Box Account Bank, including without limitation their reasonable attorneys' fees and expenses.

     (B) LOCK BOX ACCOUNT. On or before the Closing Date, pursuant to the terms of the Cash Management Agreement, an Eligible Account shall be established in the name of Lender, as secured party hereunder, to serve as the "Lock Box
Account" (said account, and any account replacing the same in accordance with this Loan Agreement and the Cash Management Agreement, the "LOCK BOX ACCOUNT";
and the depositary institution in which the Lock Box Account is maintained, the
"LOCK BOX ACCOUNT BANK"). The Lock Box Account shall be under the sole dominion and control of Lender (which dominion and control may be exercised by Servicer);
and except as expressly provided hereunder or in the Cash Management Agreement, the Borrowers shall not have the right to control or direct the investment or payment of funds therein during the continuance of an Event of Default. Lender may elect to change any financial institution in which the Lock Box Account shall be maintained if such institution is no longer an Eligible Bank, upon not less than five (5) Business Days' notice to the Borrower. The Lock Box Account shall be deemed to contain such sub-accounts as Lender may designate
("SUB-ACCOUNTS"), which may be maintained as separate ledger accounts and need not be separate Eligible Accounts. The Sub-Accounts shall include the following as more particularly described in the Cash Management Agreement:

          (i) "DEBT SERVICE SUB-ACCOUNT" shall mean the Sub-Account of the Lock
Box Account established for the purposes of reserving for payments of principal and interest and

other amounts due under the Loan Documents (but without duplication of amounts covered under item (ii) below); and

          (ii) "RESERVE SUB-ACCOUNTS" shall mean the Sub-Accounts of the Lock
Box Account established for the purpose of holding funds in the Reserves including: (a) the "Imposition and Insurance Reserve Sub-Account", (b) the "Cash
Trap Reserve Sub-Account", (c) the "Advance Rents Reserve Sub-Account", and (d)
the "Loss Proceeds Reserve Sub-Account".

SECTION 7.2 APPLICATION OF FUNDS IN LOCK BOX ACCOUNT. Funds in the Lock Box
Account shall be allocated to the Sub-Accounts or the other Accounts (or paid, as the case may be) in accordance with the Cash Management Agreement.

SECTION 7.3 APPLICATION OF FUNDS AFTER EVENT OF DEFAULT. If any Event of Default
shall occur and be continuing, then notwithstanding anything to the contrary in this Section or elsewhere, Lender shall have all rights and remedies available under applicable law and under the Loan Documents. Without limitation of the foregoing, for so long as an Event of Default exists, Lender may apply any and all Receipts in the Deposit Account, the Lock Box Account, the Cash Trap Reserve
Sub-Account, the Acquisition Reserve and any other Accounts or Sub-Accounts against all or any portion of any of the Obligations, in any order.

                                  ARTICLE VIII
                          DEFAULT, RIGHTS AND REMEDIES

SECTION 8.1 EVENT OF DEFAULT.

     "EVENT OF DEFAULT" shall mean the occurrence or existence of any one or more of the following:

     (A) SCHEDULED PAYMENTS. Failure of the Borrowers to pay any scheduled payment amount when the same is due under this Loan Agreement, the Note, or any other Loan Documents (whether such amount is interest, principal, Reserves, or otherwise), or to pay for any Insurance Policies required pursuant to Section
5.4 hereof; or

     (B) OTHER PAYMENTS. Failure of the Borrowers to pay any amount from time to time owing under this Loan Agreement, the Note, or any other Loan Documents
(other than amounts subject to the preceding paragraph) within ten (10) days after written notice to the Borrowers; or

     (C) BREACH OF REPORTING PROVISIONS. Failure of any Borrower Party to
perform or comply with any term or condition contained in Section 5.1 which continues for a period of ten (10) days after written notice to the Borrowers;
or

     (D) BREACH OF PROVISIONS REGARDING INSURANCE, TRANSFERS, LIENS, SINGLE
PURPOSE. Breach or default under any of Section 5.4, 5.10, 5.15, 5.16, 5.17,
5.18, Article IX (including with respect to Manager or Guarantor), or Section
11.1; provided that (i) in the case of an involuntary Lien under Section 5.16 or
11.1, the same shall not constitute an Event of Default if such liens, in the aggregate, are not reasonably likely to have a Material Adverse Effect or if within thirty (30) days after the Borrowers' receipt of notice thereof, the
Borrowers shall either

(x) cause the same to be removed of record, or (y) provide to Lender security for the same in an amount and pursuant to terms both satisfactory to Lender in
Lender's sole discretion, and (ii) in the case of a default under Section 5.16, such default shall not constitute an Event of Default if cured within thirty
(30) days after the occurrence thereof, provided that (x) if such default is capable of cure but with diligence cannot be cured within such thirty (30) day period, (y) the Borrowers (or the applicable Borrower Party) has commenced to cure such default within such thirty (30) day period and has pursued such cure diligently, and (z) each Borrower delivers to Lender promptly following written demand (which demand may be made from time to time by Lender) evidence reasonably satisfactory to Lender of the foregoing, such period may be extended for a period not to exceed ninety (90) days after the original notice of default; or

     (E) BREACH OF WARRANTY. Any representation, warranty, certification or other statement made by any Borrower, Guarantor or Manager in any Loan Document
or in any statement or certificate at any time given in writing pursuant to or in connection with any Loan Document is false as of the date made and such breach is reasonably likely to have a Material Adverse Effect, provided that such breach shall not constitute an Event of Default if within forty-five (45)
days of the Borrowers' Knowledge thereof (or such longer period as may be consented to by Lender), the Borrowers' take such action as may be required to make such representation, warranty, certification or other statement to be true as made, which may include removing the affected Property by effectuating a
Release, Substitution or Other Property Substitution subject to the terms of
Section 11.4, Section 11.5 or Section 11.6, respectively; or

     (F) OTHER DEFAULTS UNDER LOAN DOCUMENTS. A default shall occur in the performance of or compliance with any term contained in this Loan Agreement
(other than a default already described in another subsection of this Section
8.1) or the other Loan Documents and such default is reasonably likely to have a
Material Adverse Effect and such default is not fully cured within thirty (30)
days after receipt by the Borrowers of written notice from Lender of such default; provided however that if (i) the default is capable of cure but with diligence cannot be cured within such period of thirty (30) days, (ii) the
Borrowers (or the applicable Borrower Party) has commenced the cure within such thirty (30) day period and has pursued such cure diligently, and (iii) each
Borrower delivers to Lender promptly following written demand (which demand may be made from time to time by Lender) evidence reasonably satisfactory to Lender of the foregoing, then such period shall be extended for so long as is reasonably necessary for the Borrowers in the exercise of due diligence to cure such default, but in no event beyond one hundred and twenty (120) days after the original notice of default; or

     (G) INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (i) A court enters a decree or order for relief with respect to any Borrower Party in an
Involuntary Borrower Bankruptcy, or Manager in a proceeding under the Bankruptcy
Code or under applicable bankruptcy, insolvency or other similar law where
Manager is a debtor, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law unless dismissed within ninety (90) days; (ii) the occurrence and continuance of any of the following events for ninety (90) days unless dismissed or discharged within such time: (x)
an Involuntary Borrower Bankruptcy is commenced, (y) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower Party,
Manager or over all or a substantial part of its or their property, is entered, or (z) an interim receiver, trustee or other custodian is appointed without the consent of any

Borrower Party or Manager, applicable, for all or a substantial part of the property of such Person; or

     (H) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (i) An order for relief is entered with respect to any Borrower Party or Manager, or any Borrower
Party or Manager commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for any Borrower Party or Manager, or for all or a substantial part of the property of any Borrower Party or Manager; (ii) any
Borrower Party or Manager makes any assignment for the benefit of creditors; or
(iii) the Board of Directors or other governing body of any Borrower Party or
Manager adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 8.1(H); or

     (I) BANKRUPTCY INVOLVING OWNERSHIP INTERESTS OR PROPERTIES. Other than as described in either of Subsections 8.1(G) or 8.1(H), all or any portion of the
Collateral (other than Ground Leased Properties for which the Prime Ground
Lessor is the subject of a bankruptcy proceeding) becomes property of the estate or subject to the automatic stay in any case or proceeding under the Bankruptcy
Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect (provided that if the same occurs in the context of an involuntary proceeding, it shall not constitute an Event of Default if it is dismissed or discharged within ninety (90) days following its occurrence); or

     (J) SOLVENCY. Any Borrower Party or Manager ceases to be solvent or admits in writing its present or prospective inability to pay its debts as they become due; or

     (K) JUDGMENT AND ATTACHMENTS. Any lien, money judgment, writ or warrant of attachment, or similar process is entered or filed against any Borrower Party or any of its assets which claim is not fully covered by insurance (other than with respect to the amount of commercially reasonable deductibles permitted hereunder), would have a Material Adverse Effect and remains undischarged, unvacated, unbonded or unstayed for a period of forty-five (45) days; or

     (L) INJUNCTION. The Borrowers are enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of their business and such order continues for more than thirty (30) days; or

     (M) INVALIDITY OF LOAN DOCUMENTS. This Loan Agreement, any Deed of Trust or
any of the Loan Documents for any reason ceases to be in full force and effect or ceases to be a legally valid, binding and enforceable obligation of the
Borrowers or any Lien securing the Obligations shall, in whole or in part, cease to be a perfected first priority Lien, subject to the Permitted Encumbrances
(except in any of the foregoing cases in accordance with the terms hereof or under any other Loan Document) which is reasonably likely to have a Material
Adverse Effect, and the Borrowers do not take all actions requested by Lender to correct such defect within ten (10) days after the written request by Lender to take such action, or any Person under the control of the Borrowers or Guarantor who is a party thereto, other than Lender, denies

that it has any further liability (as distinguished from denial of the existence of a Default or Event of Default) under any Loan Documents to which it is party, or gives notice to such effect; or

     (N) DEFAULT UNDER MANAGEMENT AGREEMENT. Any breach or default shall occur in the material obligations of the Borrowers under the Management Agreement, and such breach or default either is of such a nature or continues for such a period of time beyond applicable notice and cure periods, if any, that Manager shall have the right to exercise material remedies as a consequence thereof; or

     (O) GROUND LEASE. Any default by any of the Borrowers beyond any applicable grace period shall occur under any Ground Lease and the Borrowers have not effectuated a Release or Substitution of such affected Property within forty-five (45) days of the expiration of such grace period or, subject to
Section 5.23 or Section 11.5 hereof, any actual or attempted surrender, termination, modification or amendment of any Ground Lease without Lender's prior written consent; or

     (P) EASEMENTS. Any default by any of the Borrowers beyond any applicable grace period shall occur under any Easement and the Borrowers have not effectuated a Release or Substitution of such affected Property within forty-five (45) days of the expiration of such grace period or, subject to
Section 5.24 or Section 11.5 hereof, any actual or attempted surrender, termination, modification or amendment of any Easement without Lender's prior written consent.

     (Q) MASTER LEASE AGREEMENT. Any default by any of the Borrowers beyond any applicable grace period shall occur under the Master Lease Agreement or any actual or attempted surrender, termination, modification or amendment of the
Master Lease Agreement occurs without Lender's prior written consent if required hereunder.

          If more than one of the foregoing paragraphs shall describe the same condition or event, then Lender shall have the right to select which paragraph or paragraphs shall apply. In any such case, Lender shall have the right (but not the obligation) to designate the paragraph or paragraphs which provide for non-written notice (or for no notice) or for a shorter time to cure (or for no time to cure).

SECTION 8.2 ACCELERATION AND REMEDIES.

     (A) Upon the occurrence and during the continuance of any Event of Default described in any of Subsections 8.1(G), 8.1(H), or 8.1(I), the unpaid principal amount of and accrued interest and fees on the Loan and all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by the
Borrowers. Upon and at any time after the occurrence of any other Event of
Default, at the option of Lender, which may be exercised without notice or demand to anyone, all or any portion of the Loan and other Obligations shall immediately become due and payable.

     (B) Upon the occurrence and during the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against the Borrowers under this Loan Agreement (including
Article X hereof) or any of the other Loan Documents, or at law or in equity, may be exercised by Lender at any time and from time to time, whether or not all or any of the Obligations shall be declared due and payable, and whether or not
Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Properties. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.
Without limiting the generality of the foregoing, if an Event of Default is continuing (i) to the fullest extent permitted by law, Lender shall not be subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against each Property and the Deeds of Trust have been foreclosed, sold and/or otherwise realized upon in satisfaction of the Obligations or the Obligations have been paid in full.

     (C) Lender shall have the right from time to time to partially foreclose the Deeds of Trust in any manner and for any amounts secured by the Deeds of
Trust then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event the
Borrowers default beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Deed of Trust to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan,
Lender may foreclose the Deed of Trust or any of them to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Deed of Trust as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Deed of Trust to secure payment of sums secured by the Deed of Trust and not previously recovered.

     (D) During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. The
Borrowers shall execute and deliver to Lender from time to time, within ten (10)
days after the request of Lender, a severance agreement and such other documents as Lender shall reasonably request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to
Lender. The Borrowers hereby absolutely and irrevocably appoint Lender as their true and lawful attorney-in-fact, coupled with an interest, in their name and stead to make and execute all documents reasonably necessary to effect the aforesaid severance if the Borrowers fail to do so within ten (10) days of
Lender's written request, the Borrowers ratifying all that their said attorney-in-fact shall do by virtue thereof.

     (E) Any amounts recovered from the Properties or any other collateral for the Loan after an Event of Default may be applied by Lender toward the payment of any interest and/or

principal of the Loan and/or any other amounts due under the Loan Documents in such order, priority and proportions as Lender in its sole discretion shall determine.

     (F) The rights, powers and remedies of Lender under this Loan Agreement shall be cumulative and not exclusive of any other right, power or remedy which
Lender may have against the Borrowers pursuant to this Loan Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion.
No delay or omission to exercise any remedy, right or power accruing upon an
Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to the Borrowers shall not be construed to be a waiver of any subsequent Default or Event of Default by the
Borrowers or to impair any remedy, right or power consequent thereon.

SECTION 8.3 PERFORMANCE BY LENDER.

     (A) Upon the occurrence and during the continuance of an Event of Default, if any of the Borrowers shall fail to perform, or cause to be performed, any material covenant, duty or agreement contained in any of the Loan Documents
(subject to applicable notice and cure periods), Lender may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrowers including making protective advances on behalf of any Borrower, or, in its sole discretion, causing the obligations of any of the Borrowers to be satisfied with the proceeds of any Reserve. In such event, the Borrowers shall, at the request of Lender, promptly pay to Lender, or reimburse, as applicable, any of the
Reserves, any actual amount reasonably expended or disbursed by Lender in such performance or attempted performance, together with interest thereon at the
Default Rate (including reimbursement of any applicable Reserves), from the date of such expenditure or disbursement, until paid. Any amounts advanced or expended by Lender to perform or attempt to perform any such matter shall be added to and included within the indebtedness evidenced by the applicable Note and shall be secured by all of the Collateral securing the applicable Loan.
Notwithstanding the foregoing, it is expressly agreed that Lender shall not have any liability or responsibility for the performance of any obligation of the
Borrowers under this Loan Agreement or any other Loan Document, and it is further expressly agreed that no such performance by Lender shall cure any Event of Default hereunder.

     (B) Lender may cease or suspend any and all performance required of Lender under the Loan Documents upon and at any time after the occurrence and during the continuance of any Event of Default.

SECTION 8.4 EVIDENCE OF COMPLIANCE. Promptly following request by Lender, each
Borrower shall provide such documents and instruments as shall be reasonably satisfactory to Lender to evidence compliance with any material provision of the
Loan Documents applicable to the Borrowers.

                                   ARTICLE IX
               SINGLE-PURPOSE, BANKRUPTCY-REMOTE REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

SECTION 9.1 APPLICABLE TO BORROWER PARTIES. The Borrowers hereby represent, warrant and covenant as of the Closing Date and until such time as all
Obligations are paid in full, that absent express advance written waiver from
Lender, which may be withheld in Lender's sole discretion, that each Borrower
Party:

     (A) Except for properties, or interests therein, which the Borrowers have sold and for which the Borrowers have no continuing obligations or liabilities, has not owned, and does not own and will not own any assets other than (i) with respect to the Borrowers, the Properties (including incidental personal property necessary for the operation thereof and proceeds therefrom), or (ii) with respect to the Member and the Borrowers, direct or indirect ownership interests in the Borrowers or such incidental assets as are necessary to enable it to discharge its obligations with respect to the Borrowers (the "OWNERSHIP
INTERESTS");

     (B) has not, and is not, engaged and will not engage in any business, directly or indirectly, other than the ownership, management and operation of the Properties or the Ownership Interests, as applicable, and acquisition of the
Acquisition Properties;

     (C) has not entered into, and will not enter into, any contract or agreement with any partner, member, shareholder, trustee, beneficiary, principal or Affiliate of any Borrower Party except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm's-length basis with third parties other than such Affiliate (including the Management Agreement);

     (D) has not incurred any debt (other than among the Borrowers) that remains outstanding as of Closing and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the
Obligations, and (ii) Permitted Indebtedness;

     (E) has not made any loans or advances to any Person that remains outstanding as of Closing and will not make any loan or advances to any Person
(including any of its Affiliates, other than among the Borrowers), and has not acquired and will not acquire obligations or securities of any of its Affiliates other than the other Borrower Parties;

     (F) is and reasonably expects to remain solvent and pay its own liabilities, indebtedness, and obligations of any kind from its own separate assets as the same shall become due;

     (G) has done or caused to be done and will do all things necessary to preserve its existence, and will not, nor will any partner, member, shareholder, trustee, beneficiary, or principal amend, modify or otherwise change its partnership certificate, partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement, or other organizational documents in any manner with respect to the matters set forth in this Article
IX;

     (H) has continuously maintained, and shall continuously maintain, its existence and be qualified to do business in all states necessary to carry on its business, specifically including in the case of each Borrower, the state where its Properties are located;

     (I) has conducted and operated, and will conduct and operate, its business as presently contemplated with respect to the ownership of the Properties, or the Ownership Interests, as applicable;

     (J) has maintained, and will maintain, books and records and bank accounts
(other than bank accounts established hereunder, or established by Manager pursuant to the Management Agreement) separate from those of its partners, members, shareholders, trustees, beneficiaries, principals, Affiliates, and any other Person (other than the other Borrowers) and will maintain separate financial statements except that it may also be included in consolidated financial statements of its Affiliates;

     (K) has at all times held, and will continue to hold, itself out to the public as, a legal entity separate and distinct from any other Person (including any of its partners, members, shareholders, trustees, beneficiaries, principals and Affiliates, and any Affiliates of any of the same), and not as a department or division of any Person (other than the other Borrowers) and will correct any known misunderstandings regarding its existence as a separate legal entity;

     (L) has paid, and will pay, the salaries of its own employees, if any;

     (M) has allocated, and will continue to allocate, fairly and reasonably any overhead for shared office space;

     (N) has used, and will continue to use, its own stationery, invoices and checks (other than those Borrowers who are expressly permitted to use, along with other Borrowers only, common stationary, invoices and checks);

     (O) has filed, and will continue to file, its own tax returns with respect to itself (or consolidated tax returns, if applicable) as may be required under applicable law;

     (P) reasonably expects to maintain adequate capital for its obligations in light of its contemplated business operations;

     (Q) has not sought, acquiesced in, or suffered or permitted, and will not seek, acquiesce in, or suffer or permit, its liquidation, dissolution or winding up, in whole or in part;

     (R) will not enter into any transaction of merger or consolidation, sell all or substantially all of its assets, or acquire by purchase or otherwise all or substantially all of the business or assets of, or any stock or beneficial ownership of, any Person other than in connection with an Acquisition;

     (S) has not commingled or permitted to be commingled, and will not commingle or permit to be commingled, its funds or other assets with those of any other Person (other than, with respect to the Borrowers, each other
Borrower, or as may be held by Manager, as agent, for each Borrower pursuant to the terms of the Management Agreement);

     (T) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

     (U) does not and will not hold itself out to be responsible for the debts or obligations (other than the Obligations) of any other Person;

     (V) has not guaranteed or otherwise become liable in connection with any obligation of any other Person (other than the other Borrowers) that remains outstanding, and will not guarantee or otherwise become liable on or in connection with any obligation (other than the Obligations) of any other Person
(other than the other Borrowers) that remains outstanding;

     (W) has not held, and, except for funds deposited into the Accounts in accordance with the Loan Documents, shall not hold, title to its assets other than in its name;

     (X) shall comply in all material respects with all of the assumptions, statements, certifications, representations, warranties and covenants regarding or made by it contained in or appended to the nonconsolidation opinion delivered pursuant hereto;

     (Y) has conducted, and will continue to conduct, its business in its own name; and

     (Z) has observed, and will continue to observe, all corporate, limited liability company, or limited partnership, as applicable, formalities.

SECTION 9.2 APPLICABLE TO BORROWERS, GUARANTOR AND MANAGER. In addition to their respective obligations under Section 9.1, each Borrower hereby represents, warrants and covenants as of the Closing Date and until such time as all
Obligations are paid in full, that absent express advance written waiver from
Lender, which may be withheld in Lender's sole discretion:

     (A) The Borrowers, Guarantor and Manager shall not, without the prior unanimous written consent of its board of directors, including its two (2)
Independent Directors, institute proceedings for itself to be adjudicated bankrupt or insolvent; consent to the institution of bankruptcy or insolvency proceedings against it; file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy;
consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) for itself or a substantial part of its property; make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due;

     (B) Each Borrower, Guarantor and Manager has elected and at all times shall maintain at least two (2) Independent Directors on its board of directors, who shall be selected by such Borrower, Guarantor, or Manager, as applicable.

     (C) Manager shall comply with the provisions of Section 9.1 applicable to
Manager and as is necessary and incidental to its performance under the
Management Agreement, provided that Manager may enter into additional management agreements with Affiliates of the Borrowers and employ such persons and own such assets as may be necessary or incidental thereto.

                                   ARTICLE X
                       PLEDGE OF OTHER COMPANY COLLATERAL

SECTION 10.1 GRANT OF SECURITY INTEREST/UCC COLLATERAL. The Borrowers hereby pledge, assign and grant to Lender a security interest in and to all of the
Borrowers' fixtures and personal property (including, but not limited to all,
(i) equipment in all of its forms, now or hereafter existing, all parts thereof and all accessions thereto, including but not limited to machinery, towers, satellite receivers, antennas, headend electronics, furniture, motor vehicles, aircraft and rolling stock, (ii) of the Borrowers' fixtures now existing or hereafter acquired, all substitutes and replacements therefor, all accessions and attachments thereto, and all tools, parts and equipment now or hereafter added to or used in connection with the fixtures on or above the Properties
(and, following an Acquisition, all Acquisition Properties) described herein and all real property now owned or hereafter acquired by the Borrowers and all substitutes and replacements for, accessions, attachments and other additions to, tools, parts, and equipment used in connection with, and all proceeds, products, and increases of, any and all of the foregoing Collateral (including, without limitation, proceeds which constitute property of the types described herein), (iii) accounts now or hereafter existing, (iv) inventory now or hereafter existing, (v) general intangibles (other than Site Management
Agreements) now or hereafter existing, (vi) investment property now or hereafter existing, (vii) deposit accounts now or hereafter existing, (viii) chattel paper now or hereafter existing, (ix) instruments, (x) Site Management Agreements now or hereafter existing (including all rights to payment thereunder, but excluding any other rights that cannot be assigned without third party consent under such
Site Management Agreements), and the proceeds of the foregoing (collectively, the "OTHER COMPANY COLLATERAL"), as security for payment and performance of all of the Obligations hereunder and under the Note and the other Loan Documents.
The Other Company Collateral is subject to the security interest in favor of
Lender created herein and all provisions of this Loan Agreement and the other
Loan Documents. The Borrowers hereby authorize Lender to file such financing statements as Lender shall deem reasonably necessary to perfect Lender's interest in the Other Company Collateral. Upon the occurrence and during the continuance of any Event of Default, Lender shall have all rights and remedies pertaining to the Other Company Collateral as are provided for in any of the
Loan Documents or under any applicable law including, without limitation of
Lender's rights of enforcement with respect to the Other Company Collateral or any part thereof, exercising its rights of enforcement with respect to the Other
Company Collateral or any part thereof under the UCC as amended (or under the
UCC in force in any other state to the extent the same is applicable law) and in conjunction with, in addition to, or in substitution for, such rights and remedies of the following:

     (A) Lender may enter upon the Borrowers' premises to take possession of, assemble and collect the Other Company Collateral or to render it unusable.

     (B) Lender may require the Borrowers to assemble the Other Company
Collateral and make it available at a place Lender designates which is mutually convenient to allow Lender to take possession or dispose of the Other Company
Collateral.

     (C) Written notice mailed to the Borrowers as provided herein at least five
(5) days prior to the date of public sale of the Other Company Collateral or prior to the date after which private sale of the Other Company Collateral will be made shall constitute reasonable notice.

     (D) In the event of a foreclosure sale, the Other Company Collateral and the other Properties may, at the option of Lender, be sold as a whole.

     (E) It shall not be necessary that Lender take possession of the Other
Company Collateral or any part thereof prior to the time that any sale pursuant to the provisions of this section is conducted and it shall not be necessary that the Other Company Collateral or any part thereof be present at the location of such sale.

     (F) Prior to application of proceeds of disposition of the Other Company
Collateral to the secured indebtedness, such proceeds shall be applied to the reasonable expenses of retaking, holding, preparing for sale or lease, selling, leasing and the like and the reasonable attorneys' fees and legal expenses incurred by Lender.

     (G) Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of the secured indebtedness or as to the occurrence of any default, or as to Lender having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to any other act or thing having been duly done by Lender, shall be taken as prima facie evidence of the truth of the facts so stated and recited.

     (H) Lender may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Lender, including the sending of notices and the conduct of the sale, but in the name and on behalf of Lender.

                                   ARTICLE XI
                 RESTRICTIONS ON LIENS, TRANSFERS; ASSUMABILITY;
                              RELEASE OF PROPERTIES

SECTION 11.1 RESTRICTIONS ON TRANSFER AND ENCUMBRANCE. Except as expressly permitted under this Article XI, transfers of Properties among the Borrowers
(provided that appropriate amendments to the Loan Documents are delivered in connection with such transfer as are necessary to continue Lender's first priority perfected security interest in the Collateral), and Leases entered into as permitted hereunder, the Borrowers shall not cause or suffer to occur or exist, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, any sale, transfer, mortgage, pledge, Lien or encumbrance (other than the Permitted Encumbrances) of (i) all or any part of the Properties or any interest therein (except in connection with a termination permitted pursuant to
Section 5.9, 5.23(A) or 5.24(A)), or (ii) any direct or indirect ownership or beneficial interest in any Borrower, the Guarantor or Manager, irrespective of the number of tiers of ownership without Lender's consent and receipt of a
Rating Confirmation.

SECTION 11.2 TRANSFERS OF BENEFICIAL INTERESTS. The following voluntary or involuntary sales, encumbrances, conveyances, transfers and pledges (each, a
"TRANSFER") of a direct, indirect or beneficial interest shall be permitted without Lender's consent ("PERMITTED OWNERSHIP INTEREST TRANSFERS"):

     (A) A Transfer of no more than forty-nine percent (49%) of the direct or indirect ownership interests in Guarantor or Manager (in the aggregate).

     (B) A Transfer or a series of Transfers that result in the proposed transferee, together with Affiliates of such transferee, owning in the aggregate
(directly or indirectly) more than forty-nine percent (49%) of the economic and beneficial interests in Guarantor or Manager (where, prior to such Transfer, such proposed transferee and its Affiliates owned in the aggregate (directly or indirectly) forty-nine percent (49%) or less of such interests in Guarantor or
Manager, as applicable); and, provided that such Transfer shall not be a
Permitted Ownership Interest Transfer unless Lender receives, prior to such
Transfer, both (x) evidence reasonably satisfactory to Lender (which shall include a legal non-consolidation opinion reasonably acceptable to Lender and the Rating Agencies) that the single purpose nature and bankruptcy remoteness of the Borrowers, the Guarantor or Manager, as applicable (and their members and general partners, as applicable) following such Transfer or Transfers will be the same as prior to such Transfer or Transfers and (y) Rating Confirmation.

     (C) For so long as GSI's (or its successor's) stock is traded through the
"over-the-counter market" or through any recognized stock exchange, (x) any
Transfer of all or any portion of the issued and outstanding capital stock of
GSI, or the issuance of additional capital stock of GSI (including common or preferred shares) through the "over-the-counter market" or through any recognized stock exchange, or (y) the issuance by Global Signal Operating
Partnership, L.P. of partnership interests in connection with a permitted contribution under the IRC.

     For purposes of this Section 11.2, "control" shall have the meaning given thereto in the definition of "Affiliate" in Section 1.1 and a "change of control" of any Person shall include the Transfer of legal or equitable ownership interests in such Person which after giving effect to such Transfer results in any transferee or pledgee of such interests holding more than a forty-nine (49%) legal or equitable ownership interest or security interest in such Person.

SECTION 11.3 DEFEASANCE. At any time prior to the first Payment Date that is three (3) months prior to the Maturity Date, the Borrowers may defease the Loan at any time, in whole or, from time to time, in part in accordance with the following provisions:

     (A) Lender shall have received from the Borrowers not less than thirty (30)
days' prior written notice specifying the date proposed for such defeasance and the amount which is to be defeased, which proposed date shall be a Payment Date.

     (B) The Borrowers shall also pay to Lender all interest due through and including the last day of the Interest Accrual Period during which such defeasance is being made, together with any and all other amounts due and owing pursuant to the terms of the Loan Documents, including, without limitation, any costs incurred in connection with a defeasance.

     (C) No Event of Default shall have occurred and be continuing unless, in connection with such defeasance, the Release of one or more Properties which are the subject of a proposed defeasance will cure such Event of Default.

     (D) The Borrowers shall (i) deliver Federal Obligations sufficient to make the Scheduled Defeasance Payments to Lender (ii) deliver to Lender (1) a security agreement, in form and substance reasonably satisfactory to Lender, creating a first priority lien on the Federal Obligations purchased by Borrowers in accordance with the terms of this Section 11.3 (the

"SECURITY AGREEMENT"); (2) deliver to Lender an Officer's Certificate certifying that the requirements set forth in this Section 11.3 have been satisfied; (3)
deliver to Lender an opinion of counsel for the Borrowers in form and substance reasonably satisfactory to Lender stating, among other things, that Lender has a first priority perfected security interest in the Federal Obligations; (4) if only a portion of the Loan is being defeased, the Borrowers shall execute and deliver all necessary documents to split the Note into two substitute notes, one having a principal balance equal to the defeased portion of the Note (the
"DEFEASED NOTE") and one note having a principal balance equal to the undefeased portion of the Note (the "UNDEFEASED NOTE"), with a balloon payment on the
Defeased Note due on the first Payment Date that occurs three (3) months prior to the Maturity Date; (5) deliver to Lender a certificate, in form and substance reasonably satisfactory to Lender from an independent certified public accountant confirming that the requirements of this Section 11.3 have been satisfied; and (6) deliver to Lender such other certificates, documents, opinions or instruments as Lender may reasonably request. The Borrowers, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the Federal Obligations shall be made directly to Lender and applied to satisfy the obligations of the
Borrowers under the Defeased Note. The Defeased Note and the Undefeased Note
shall have identical terms as the Note, except for the principal balance, payment amounts and amortization schedules and with a balloon payment on the
Defeased Note due on the first Payment Date that occurs three (3) months prior to the Maturity Date. A Defeased Note cannot be the subject of a further defeasance.

     (E) Lender shall have received a Rating Confirmation.

     (F) If the Borrowers defease the Loan in whole and will continue to own any assets other than the Federal Obligations delivered to Lender, the Borrowers shall establish or designate a special-purpose bankruptcy-remote successor entity reasonably acceptable to Lender (the "SUCCESSOR BORROWERS"), with respect to which a substantive nonconsolidation opinion satisfactory to Lender has been delivered to Lender and the Borrowers shall transfer and assign to the Successor
Borrowers all obligations, rights and duties under the Note and the Security
Agreement, together with the pledged Federal Obligations. The Successor
Borrowers shall assume the obligations of the Borrowers under the Note and the
Security Agreement and the Borrowers shall be relieved of its obligations hereunder and thereunder. The Borrowers shall pay Ten and No/100 Dollars
($10.00) to the Successor Borrowers as consideration for assuming such Borrowers obligations.

SECTION 11.4 RELEASE OF PROPERTIES.

     (A) DEFEASANCE; PREPAYMENTS. If (x) the Borrowers defease all or a portion of the Loan pursuant to Section 11.3 hereof to facilitate the disposition of a
Property or (y) a prepayment is made pursuant to Section 2.6(A), Section 5.5(C),
Section 11.4(B), or Section 11.4(C) hereof, Lender shall, promptly upon satisfaction of all the following terms and conditions execute, acknowledge and deliver to the Borrowers a release of the applicable Loan Documents with respect to any such Property (a "RELEASE", and each such released Property, a "RELEASED
PROPERTY") in recordable form with respect to the applicable Released Property:

          (i) In the event of a prepayment of the Loan in part, but not in whole, Lender shall have received the Release Price on the date proposed for such prepayment, which shall be applied in accordance with Section 2.4(A)
hereof.

          (ii) Except for prepayments or defeasances, as applicable, which are made (x) contemporaneously with the application of Loss Proceeds towards the payment of the Loan where such Loss Proceeds constitute at least fifty percent
(50%) of the Release Price, or (y) under Section 11.4(B) or Section 11.4(C)
Lender shall have received from the Borrowers evidence in form and substance satisfactory to Lender that (1) the Debt Service Coverage Ratio immediately following the Release is equal to the greater of (x) 1.30:1 or (y) the Debt
Service Coverage Ratio immediately prior to effecting such Release, and (2) at least seventy-eight percent (78%) of the Operating Revenues of the Properties that remain following a proposed Release will consist of telephony revenues, unless in either such case the Borrowers have delivered a Rating Confirmation in connection with such Release, accompanied by an Officer's Certificate stating that the statements, calculations and information comprising such evidence are true, correct and complete in all respects.

          (iii) The Borrowers shall, at their sole expense, prepare any and all documents and instruments necessary to effect the Release, all of which shall be subject to the reasonable approval of Lender, and the Borrowers shall pay all costs reasonably incurred by Lender (including, but not limited to, reasonable attorneys' fees and disbursements, title search costs or endorsement premiums)
in connection with the review, execution and delivery of the Release.

          (iv) No Event of Default has occurred and is continuing, unless the proposed Release will cure such Event of Default.

          (v) Immediately following such Release, the Released Property will be owned by a Person other than the Borrowers or any of their Affiliates (unless such Release is effectuated to cure a Default, in which event the Released
Property may be owned by an Affiliate of the Borrowers).

     (B) UNDERPERFORMING OWNED PROPERTIES. The Borrowers shall be permitted, without Lender's consent, to sell any Properties which the Borrowers reasonably deem necessary in accordance with prudent business practices, provided that:

          (i) The Borrowers provide written notice to Lender of such determination not later than thirty (30) days prior to such sale.

          (ii) Together with such notice the Borrowers provide supporting information reasonably acceptable to Lender that following such sale the DSCR will be equal to or greater than the DSCR immediately prior to such sale.

          (iii) If (1) the aggregate Allocated Loan Amount of (x) each such
Property for which a sale has occurred under this Section 11.4(B) and (y) the
Property for which a sale is proposed is greater than five percent (5%) of the
Principal Amount of the Loan at Closing, or (2) at least seventy-eight percent
(78%) of the Operating Revenues of the Properties that remain following a proposed sale do not consist of telephony revenues, the Borrowers have delivered a Rating Confirmation.

          (iv) Following such sale such Property is not held by any Affiliate of the Borrowers.

     In connection with any sale permitted pursuant to the terms of this Section
11.4(B), the Borrowers may sell any Other Company Collateral associated with the applicable Mortgaged Property and no longer required in connection with the operation of the Borrowers' business, and the net proceeds of sale (after reasonable and customary expenses) of any Mortgaged Property and Other Company
Collateral pursuant to the terms of this Section 11.4 shall be deemed "Receipts"
for all intents and purposes under this Agreement and shall be applied in accordance with the terms of the Cash Management Agreement.

     (C) MASTER LEASE SITES; PRE-LEASE SITES. The Borrowers shall be permitted, without Lender's consent, to release any Master Lease Site or Pre-Lease Sites from a Master Lease Agreement to the extent required pursuant to the terms of the Sprint Acquisition Documents upon payment of the Release Price for such
Master Lease Site or Pre-Lease Site.

SECTION 11.5 SUBSTITUTION OF PROPERTY. Subject to the terms and conditions set forth in this Section 11.5, the Borrowers shall have the right to obtain a release of the lien of the applicable Deed of Trust (and the related Loan
Documents) encumbering one or more Mortgaged Properties (for purposes of this section only, hereinafter referred to as, the "SUBSTITUTED PROPERTY") by (i)
substituting therefor one or more properties of like kind and quality (which shall include, among other things, the geographic diversity of the Substituted
Property and markets and submarkets with, among other similarities, similar demographics, populations, absorption trends, accessibility and visibility) or
(ii), with respect to any of the Ground Leased Properties, subjecting the fee interest, or an easement interest, in such Ground Leased Property to the lien of a security instrument in favor of Lender as security for the Loan (individually, a "REPLACEMENT PROPERTY" and collectively, the "REPLACEMENT PROPERTIES"). In addition, any such substitution (each a "SUBSTITUTION") shall be subject, in each case, to the satisfaction of the following conditions precedent:

     (A) No Event of Default shall have occurred and be continuing, unless the release of the Substituted Property will cure such Event of Default.

     (B) The Borrowers shall have given Lender at least forty-five (45) days prior written notice of its election to seek a Substitution.

     (C) The aggregate value of the Replacement Properties, as established by the Borrowers to the reasonable satisfaction of Lender, shall be at least equal to the aggregate value of the Substituted Property as of the date immediately preceding the Substitution.

     (D) After giving effect to the Substitution, the Debt Service Coverage
Ratio of the Loan is at least equal to the Debt Service Coverage Ratio of the
Loan as of the date immediately preceding the Substitution.

     (E) Lender shall have received a copy of the instrument conveying to the applicable Borrower the transferred interests and, if such instrument creates a leasehold interest or an easement interest in favor of the Borrowers, such instrument shall be reasonably satisfactory to Lender, contain such Lender protections as are contained in similar instruments accepted by

Lender at Closing, and is accompanied by an estoppel or similar instrument reasonably satisfactory to Lender.

     (F) The Borrowers shall have executed, acknowledged and delivered to Lender
(i) a mortgage, a deed of trust, or a deed to secure debt, as applicable, with respect to the Replacement Property, so as to effectively create upon recording and filing valid and enforceable liens upon the Replacement Property, of first priority, in favor of Lender (or such other trustee as may be desired under local law), subject only to the Permitted Encumbrances and such other liens as are permitted pursuant to the Loan Documents, (ii) an environmental indemnity with respect to the Replacement Property, (iii) written confirmation from each
Guarantor regarding such Substitution, (iv) modifications to the Loan Documents as Lender deems desirable to properly reflect the Substitution, and (v) such other documents and agreements as reasonably requested to evidence the
Substitution. The security instrument and environmental indemnity shall be in the same form and substance as the counterparts of such documents executed and delivered with respect to the Substituted Property, subject to modifications reflecting the Replacement Property as the property that is the subject of such documents and such modifications reflecting the laws of the State in which the
Replacement Property is located.

     (G) Lender shall have received (i) a title insurance policy (or a marked, signed and redated commitment to issue such title insurance policy) reasonably satisfactory to Lender insuring the lien of the security instrument encumbering the Replacement Property, issued by the Title Company and dated as of the date of the Substitution, and (ii) reasonably requested endorsements to the title policies delivered to Lender in connection with the Deeds of Trust to reflect the Substitution. Lender also shall have received copies of paid receipts showing that all premiums in respect of such endorsements and title insurance policies have been paid.

     (H) The Borrowers shall deliver or cause to be delivered to Lender resolutions, if any are required, authorizing the Substitution and any actions taken in connection with such Substitution.

     (I) Lender shall have received such opinions as may be reasonably requested with respect to the Loan Documents delivered with respect to the Replacement
Property, the Borrower's qualification, and authorization substantially in the form delivered at Closing, together with an update of the insolvency opinion indicating that the Substitution does not affect the opinions set forth therein, and an opinion of counsel stating that the Substitution does not constitute a
"significant modification" of the Loan or "deemed exchange" of the Note under
Section 1001 of the Code.

     (J) The Borrowers shall have paid or reimbursed Lender for all third party out-of-pocket costs and expenses incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with the
Substitution and the Borrowers shall have paid all Rating Agency fees, recording charges, filing fees, taxes or other expenses (including, without limitation, mortgage and intangibles taxes and documentary stamp taxes) payable in connection with the Substitution.

     (K) Lender shall have received a database search environmental report prepared by Martin and Associates (or another consultant reasonably acceptable to Lender) on the

Replacement Property, together with a Phase I or Phase II environment assessment report (if any database search environmental report reveals any condition that in Lender's reasonable judgment warrants such a report) which concludes that the subject property does not contain any Hazardous Materials (except for cleaning and other products used in connection with the routine maintenance or repair of the subject property) and is not in material violation of any Environmental
Laws.

     (L) Lender shall have received a physical conditions report with respect to the Replacement Property from a nationally recognized structural consultant approved by Lender in a form recognized and approved by Lender prior to such release and Substitution stating that the Replacement Property and its use comply in all material respects with applicable legal requirements of the
Governmental Authorities and that the Replacement Property is in good condition and repair and free of damage or waste.

     (M) Except with respect to any Substitution converting Ground Leased
Properties to fee or easement owned properties, or in connection with a
Substitution to cure a Default, if (1) the aggregate Allocated Loan Amount of all Substituted Properties during any calendar year exceeds five percent (5%) of the original Principal Amount of the Loan (with any excess limit permitted to be carried over into subsequent years), (2) the percentage of Operating Revenues from the applicable Replacement Property represented by telephony and investment grade tenants (taken together) is less than that from the Substituted Property,
(3) the Substitute Property will be subject to a Ground Lease with a term
(including all available extensions) of less than fifteen (15) years following the applicable Substitution, (4) the weighted average remaining term of the
Leases with respect to the Replacement Properties is shorter than the weighted average remaining term of the Leases with respect to the Substituted Property, or (5) the Maintenance Capital Expenditures for the Replacement Properties are
materially greater than the Maintenance Capital Expenditures for the Substituted
Property, the Borrowers shall have delivered Rating Confirmation.

     (N) On or prior to the date of Substitution, the Borrowers shall deliver an
Officer's Certificate dated as of the date of Substitution certifying that the requirements set forth in this Section 11.5 have been satisfied and remaking the applicable representations and warranties as of that date.

     (O) Immediately following such Substitution, the Substituted Property will be owned by a Person other than the Borrowers or any of their Affiliates (unless such Substitution is effectuated to cure a Default, in which event the
Substituted Property may be owned by an Affiliate of the Borrowers).

     Upon the satisfaction of the foregoing conditions precedent, as reasonably determined by Lender, (i) Lender will release its lien from the Substituted
Property, (ii) the Replacement Property shall be deemed to be a "MORTGAGED
PROPERTY" hereunder, (iii) all references herein to the Deeds of Trust shall include the applicable security instrument encumbering the Replacement Property, and (iv) the applicable Allocated Loan Amount with respect to the Substituted
Property shall be deemed to be the Allocated Loan Amount with respect to the
Replacement Property for all purposes hereunder.

SECTION 11.6 SUBSTITUTION OF ADDITIONAL PLEDGED PROPERTIES. Subject to the terms and conditions set forth in this Section 11.6, the Borrowers shall have the right to transfer Additional Pledged Properties (for purposes of this section only, hereinafter referred to as, the "SUBSTITUTED ADDITIONAL PLEDGED PROPERTY")
by substituting therefor one or more properties of like kind and quality (which shall include, among other things, the geographic diversity of the Substituted
Additional Pledged Property and markets and submarkets with, among other similarities, similar demographics, populations, absorption trends, accessibility and visibility) (individually, a "REPLACEMENT ADDITIONAL PLEDGED
PROPERTY" and collectively, the "REPLACEMENT ADDITIONAL PLEDGED PROPERTIES"). In
addition, any such substitution (each an "ADDITIONAL PLEDGED PROPERTY
SUBSTITUTION") shall be subject, in each case, to the satisfaction of the following conditions precedent:

     (A) No Event of Default shall have occurred and be continuing, unless the release of the Substituted Additional Pledged Property will cure such Event of
Default.

     (B) The Borrowers shall have given Lender at least forty-five (45) days prior written notice of its election to seek an Additional Pledged Property
Substitution.

     (C) The aggregate value of the Replacement Additional Pledged Property, as established by the Borrowers to the reasonable satisfaction of Lender, shall be at least equal to the aggregate value of the Substituted Additional Pledged
Property as of the date immediately preceding the Additional Pledged Property
Substitution.

     (D) After giving effect to the Additional Pledged Property Substitution, the Debt Service Coverage Ratio of the Loan is at least equal to the Debt
Service Coverage Ratio of the Loan as of the date immediately preceding the
Additional Pledged Property Substitution.

     (E) Lender shall have received a copy of the instrument conveying to the applicable Borrower the transferred interests.

     (F) The Borrowers shall deliver or cause to be delivered to Lender resolutions, if any are required, authorizing the Additional Pledged Property
Substitution and any actions taken in connection with such Additional Pledged
Property Substitution.

     (G) The Borrowers shall have paid or reimbursed Lender for all third party out-of-pocket costs and expenses incurred by Lender (including, without limitation, reasonable attorneys fees and disbursements) in connection with the
Additional Pledged Property Substitution.

     (H) Lender shall have received a database search environmental report prepared by Martin and Associates (or another consultant reasonably acceptable to Lender) on the Replacement Additional Pledged Property, together with a Phase
I or Phase II environment assessment report (if any database search environmental report reveals any condition that in Lender's reasonable judgment warrants such a report) which concludes that the subject property does not contain any Hazardous Materials (except for cleaning and other products used in connection with the routine maintenance or repair of the subject property) and is not in material violation of any Environmental Laws.

     (I) Lender shall have received a physical conditions report with respect to the Replacement Additional Pledged Property from a nationally recognized structural consultant approved by Lender in a form recognized and approved by
Lender prior to such release and Additional Pledged Property Substitution stating that the Replacement Additional Pledged Property and its use comply in all material respects with applicable legal requirements of the Governmental
Authorities and that the Replacement Additional Pledged Property is in good condition and repair and free of damage or waste.

     (J) On or prior to the date of the Additional Pledged Property
Substitution, the Borrowers shall deliver an Officer's Certificate dated as of the date of Additional Pledged Property Substitution certifying that the requirements set forth in this Section 11.6 have been satisfied.

     (K) On or prior to the date of the Additional Pledged Property
Substitution, the Borrowers shall deliver an opinion of counsel stating that the
Additional Pledged Property Substitution does not constitute a "significant modification" of the Loan or "deemed exchange" of the Note under Section 1001 of the Code.

     (L) If (1) the aggregate Allocated Loan Amount of all Substituted
Additional Pledged Properties during any calendar year exceeds five percent (5%)
of the original Principal Amount of the Loan (with any excess limit permitted to be carried over into subsequent years), (2) the percentage of Operating Revenues from the applicable Replacement Additional Pledged Property represented by telephony and investment grade tenants (taken together) is less than that from the Substituted Additional Pledged Property, (3) the Substituted Additional
Pledged Property will be subject to a Ground Lease with a term (including all available extensions) of less than fifteen (15) years following the applicable
Additional Pledged Property Substitution, (4) the weighted average remaining term of the Leases with respect to the Replacement Additional Pledged Properties is shorter than the weighted average remaining term of the Leases with respect to the Substituted Additional Pledged Property, or (5) the Maintenance Capital
Expenditures for the Replacement Additional Pledged Properties are materially greater than the Maintenance Capital Expenditures for the Substituted Additional
Pledged Property, the Borrowers shall have delivered Rating Confirmation.

     (M) Immediately following such Additional Pledged Property Substitution, the Substituted Additional Pledged Property will be owned by a Person other than the Borrowers or any of their Affiliates (unless such Additional Pledged
Property Substitution is effectuated to cure a Default, in which event the
Substituted Additional Pledged Property may be owned by an Affiliate of the
Borrowers).

Upon the satisfaction of the foregoing conditions precedent, as reasonably determined by Lender, the Replacement Additional Pledged Property shall be deemed to be an "ADDITIONAL PLEDGED PROPERTY" hereunder.

                                  ARTICLE XII
                        RECOURSE; LIMITATIONS ON RECOURSE

SECTION 12.1 LIMITATIONS ON RECOURSE. Subject to the provisions of this Article, and notwithstanding any provision of the Loan Documents other than this Article, the personal

liability of the Borrowers (but not that of Guarantor which shall remain fully liable under the Guaranty) to pay any and all Obligations including but not limited to the principal of and interest on the debt evidenced by the Note and any other agreement evidencing the Borrowers' obligations under the Note shall be limited to (i) the Properties, (ii) the rents, profits, issues, products and income of the Properties, received or collected by or on behalf of the Borrowers or any Borrower Party after an Event of Default, and (iii) any other Collateral.

Notwithstanding anything to the contrary in this Loan Agreement, the Deeds of
Trust or any of the Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Obligations secured by the Deeds of Trust or to require that all collateral shall continue to secure all of the Obligations owing to Lender in accordance with the Loan Documents.

SECTION 12.2 PARTIAL RECOURSE. Notwithstanding Section 12.1, the Borrowers (but
not their members, partners, employees, shareholders agents, directors or officers (the "EXCULPATED PARTIES")) shall be personally liable to the extent of any liability, loss, damage, cost or expense (including, without limitation, attorneys' fees and expenses) suffered or incurred by Lender resulting from any and all of the following: (i) fraud of any of the Borrowers; (ii) any material misrepresentation made by the Borrowers in this Loan Agreement or any other Loan
Document; (iii) insurance proceeds, condemnation awards, or other sums or payments attributable to the Properties that are not applied in accordance with the provisions of the Loan Documents; (iv) all Receipts of the Properties
received by or on behalf of the Borrowers or any Borrower Party or Manager and not deposited into the Deposit Account in accordance with Article VII and the
Cash Management Agreement; (v) failure to turn over to Lender, after an Event of
Default, or misappropriation of any tenant security deposits or rents collected in advance (other than by Lender or Servicer); (vi) failure to notify Lender of any change in the jurisdiction of organization of any of the Borrowers or of any change in the name of any of the Borrowers or if any of the Borrowers takes any other action which could make the information set forth in the Financing
Statements relating to the Loan materially misleading; (vii) failure by the
Borrowers to comply with the covenants, obligations, liabilities, warranties and representations contained in the Environmental Indemnity or otherwise pertaining to environmental matters; (viii) material waste; (ix) any uncured default under
Section 11.1; and (x) any material uncured default under Article IX.

SECTION 12.3 MISCELLANEOUS. No provision of this Article shall (i) affect the enforcement of the Environmental Indemnity, the Guaranty or any guaranty or similar agreement executed in connection with the Loan, (ii) release or reduce the debt evidenced by the Note, (iii) impair the lien of any of the Deeds of
Trust or any other security document, (iv) impair the rights of Lender to enforce any provisions of the Loan Documents, or (v) limit Lender's ability to obtain a deficiency judgment or judgment on the Note or otherwise against any
Borrower Party but not any Exculpated Party to the extent necessary to obtain any amount for which such Borrower Party may be liable in accordance with this
Article or any other Loan Document.

                                  ARTICLE XIII
                 WAIVERS OF DEFENSES OF GUARANTORS AND SURETIES

SECTION 13.1 WAIVERS. To the extent that any of the Borrowers (in this Article, a "WAIVING PARTY") is deemed for any reason to be a guarantor or surety of or for any other Borrower Party or Affiliate or to have rights or obligations in the nature of the rights or obligations of a guarantor or surety (whether by reason of execution of a guaranty, provision of security for the obligations of another, or otherwise) then this Article shall apply. This Article shall not affect the rights of the Waiving Party other than to waive or limit rights and defenses that Waiving Party would have (i) in its capacity as a guarantor or surety or (ii) in its capacity as one having rights or obligations in the nature of a guarantor or surety.

     Waiving Party hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of any of the other Borrower Parties, protest or notice with respect to any of the obligations of any of the other Borrower Parties, setoffs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance, the benefits of all statutes of limitation, and all other demands whatsoever (and shall not require that the same be made on any of the other Borrower Parties as a condition precedent to the obligations of Waiving Party), and covenants that the
Loan Documents will not be discharged, except by complete payment and performance of the obligations evidenced and secured thereby, except only as limited by the express contractual provisions of the Loan Documents. Waiving
Party further waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the obligations of any of the other Borrower Parties to Lender is due, notices of any and all proceedings to collect from any of the other Borrower
Parties or any endorser or any other guarantor of all or any part of their obligations, or from any other person or entity, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to Lender to secure payment of all or any part of the obligations of any of the other Borrower Parties.

     Except only to the extent provided otherwise in the express contractual provisions of the Loan Documents, Waiving Party hereby agrees that all of its obligations under the Loan Documents shall remain in full force and effect, without defense, offset or counterclaim of any kind, notwithstanding that any right of Waiving Party against any of the other Borrower Parties or defense of
Waiving Party against Lender may be impaired, destroyed, or otherwise affected by reason of any action or inaction on the part of Lender. Waiving Party waives all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, may have destroyed the Waiving Party's rights of subrogation and reimbursement against the other Borrower Parties.

     Lender is hereby authorized, without notice or demand, from time to time,
(a) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the obligations of any of the other
Borrower Parties; (b) to accept partial payments on all or any part of the obligations of any of the other Borrower Parties; (c) to take and hold security or collateral for the payment of all or any part of the obligations of any of the other Borrower Parties; (d) to exchange, enforce, waive and release any such security or collateral for such obligations; (e) to apply such security or collateral and direct the order or manner of sale

thereof as in its discretion it may determine; (f) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of such obligations and any security or collateral for such obligations. Any of the foregoing may be done in any manner, and Waiving Party agrees that the same shall not affect or impair the obligations of Waiving Party under the Loan
Documents.

     Waiving Party hereby assumes responsibility for keeping itself informed of the financial condition of all of the other Borrower Parties and any and all endorsers and/or other guarantors of all or any part of the obligations of the other Borrower Parties, and of all other circumstances bearing upon the risk of nonpayment of such obligations, and Waiving Party hereby agrees that Lender shall have no duty to advise Waiving Party of information known to it regarding such condition or any such circumstances.

     Waiving Party agrees that neither Lender nor any person or entity acting for or on behalf of Lender shall be under any obligation to marshal any assets in favor of Waiving Party or against or in payment of any or all of the obligations secured hereby. Waiving Party further agrees that, to the extent that any of the other Borrower Parties or any other guarantor of all or any part of the obligations of the other Borrower Parties makes a payment or payments to
Lender, or Lender receives any proceeds of collateral for any of the obligations of the other Borrower Parties, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid or refunded, then, to the extent of such payment or repayment, the part of such obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

     Waiving Party (i) shall have no right of subrogation with respect to the obligations of the other Borrower Parties; (ii) waives any right to enforce any remedy that Lender now has or may hereafter have against any of the other
Borrower Parties any endorser or any guarantor of all or any part of such obligations or any other person; and (iii) waives any benefit of, and any right to participate in, any security or collateral given to Lender to secure the payment or performance of all or any part of such obligations or any other liability of the other parties to Lender.

     Waiving Party agrees that any and all claims that it may have against any of the other Borrower Parties, any endorser or any other guarantor of all or any part of the obligations of the other Borrower Parties, or against any of their respective properties, shall be subordinate and subject in right of payment to the prior payment in full of all obligations secured hereby. Notwithstanding any right of any of the Waiving Party to ask, demand, sue for, take or receive any payment from the other Borrower Parties, all rights, liens and security interests of Waiving Party, whether now or hereafter arising and howsoever existing, in any assets of any of the other Borrower Parties (whether constituting part of the security or collateral given to Lender to secure payment of all or any part of the obligations of the other Borrower Parties or otherwise) shall be and hereby are subordinated to the rights of Lender in those assets.

                                   ARTICLE XIV
                                  MISCELLANEOUS

SECTION 14.1 EXPENSES AND ATTORNEYS' FEES. Whether or not the transactions contemplated hereby shall be consummated, the Borrowers agree to promptly pay all reasonable fees, costs and expenses incurred by Lender in connection with any matters contemplated by or arising out of this Loan Agreement, including the following, and all such fees, costs and expenses shall be part of the
Obligations, payable on demand: (A) reasonable fees, costs and expenses
(including reasonable attorneys' fees, and other professionals retained by
Lender) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (B) reasonable fees, costs and expenses (including reasonable attorneys' fees and other professionals retained by Lender) incurred in connection with the administration of the Loan Documents and the Loan and any amendments, modifications and waivers relating thereto; (C) reasonable fees, costs and expenses (including reasonable attorneys' fees) incurred in connection with the review, documentation, negotiation, closing and administration of any subordination or intercreditor agreements; and (D) reasonable fees, costs and expenses (including attorneys' fees and fees of other professionals retained by
Lender) incurred in any action to enforce or interpret this Loan Agreement or the other Loan Documents or to collect any payments due from the Borrowers under this Loan Agreement, the Note or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Loan Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise. Any costs and expenses due and payable to Lender after the Closing Date may be paid to
Lender pursuant to the Cash Management Agreement.

SECTION 14.2 INDEMNITY. In addition to the payment of expenses as required elsewhere herein, whether or not the transactions contemplated hereby shall be consummated, the Borrowers agree to indemnify, defend, protect, pay and hold
Lender, Servicer and their successors and assigns (including, without limitation, the trustee and/or the trust under any trust agreement executed in connection with any Securitization backed in whole or in part by the Loan and any other Person which may hereafter be the holder of the Note or any interest therein), and the officers, directors, stockholders, partners, members, employees, agents, Affiliates and attorneys of Lender and such successors and assigns (collectively called the "INDEMNITEES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, Tax Liabilities, broker's or finders fees, reasonable costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of outside counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that are imposed on, incurred by, or asserted against that
Indemnitee, in any manner relating to or arising out of (A) the negotiation, execution, delivery, performance, administration, ownership, or enforcement of any of the Loan Documents; (B) any of the transactions contemplated by the Loan
Documents; (C) any breach by the Borrowers of any material representation, warranty, covenant, or other agreement contained in any of the Loan Documents;
(D) Lender's agreement to make the Loan hereunder; (E) any claim brought by any third party arising out of any condition or occurrence at or pertaining to the
Properties; (F) any design, construction, operation, repair, maintenance, use, non-use or condition of the Properties or Improvements, including claims or penalties arising from violation of any applicable laws or insurance requirements, as

well as any claim based on any patent or latent defect, whether or not discoverable by Lender; (G) any performance of any labor or services or the furnishing of any materials or other property in respect of the Properties or any part thereof; (H) any contest referred to in Section 5.3(B) hereof; (I) any obligation or undertaking relating to the performance or discharge of any of the terms, covenants and conditions of the landlord contained in the Leases; or (J)
the use or intended use of the proceeds of any of the Loan (the foregoing liabilities herein collectively referred to as the "INDEMNIFIED LIABILITIES");
provided that the Borrowers shall not have an obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the fraud, gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction. The obligations and liabilities of the Borrowers under this Section 14.2 shall survive the term of the Loan and the exercise by Lender of any of its rights or remedies under the Loan Documents, including the acquisition of the Properties by foreclosure or a conveyance in lieu of foreclosure.

SECTION 14.3 AMENDMENTS AND WAIVERS. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Loan
Agreement, the Note or any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and any other party to be charged. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers or other Person to any other or further notice or demand in similar or other circumstances.

SECTION 14.4 RETENTION OF THE BORROWERS' DOCUMENTS. Lender may, in accordance with Lender's customary practices, destroy or otherwise dispose of all documents, schedules, invoices or other papers, delivered by the Borrowers to
Lender (other than the Note) unless the Borrowers request in writing that same be returned. Upon such request and at the Borrowers' expense, Lender shall return such papers when Lender's actual or anticipated need for same has terminated.

SECTION 14.5 NOTICES. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing and addressed to the respective party as set forth below. Notices shall be effective
(i) three (3) days after the date such notice is sent by certified mail, return receipt requested, postage prepaid, (ii) on the next Business Day if sent by a nationally recognized overnight courier service, (iii) on the date of delivery by personal delivery and (iv) on the date of transmission if sent by telefax
(with confirmation sent by certified mail) during business hours on a Business
Day (otherwise on the next Business Day).

Notices shall be addressed as follows:

If to the Borrowers or any Borrower Party:

c/o Global Signal Inc.
301 North Cattlemen Road
Suite 300
Sarasota, Florida 34232
Attention: General Counsel
Facsimile: (941) 308-4250

With a copy to:

Sidley Austin Brown & Wood LLP
787 Seventh Avenue
New York, New York 10019
Attention: Mark Poole, Esq.
Facsimile: (212) 839-5599

If to Lender:

[______________]

With a copy to:

[______________]

Any party may change the address at which it is to receive notices to another address in the United States at which business is conducted (and not a post-office box or other similar receptacle), by giving notice of such change of address in accordance with the foregoing. This provision shall not invalidate or impose additional requirements for the delivery or effectiveness of any notice
(i) given in accordance with applicable statutes or rules of court, or (ii) by service of process in accordance with applicable law. If there is any assignment or transfer of Lender's interest in the Loan, then the new Lenders may give notice to the parties in accordance with this Section, specifying the addresses at which the new Lenders shall receive notice, and they shall be entitled to notice at such address in accordance with this Section.

SECTION 14.6 SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS. All agreements, representations and warranties made herein shall survive the execution and delivery of this Loan Agreement, the making of the Loan hereunder and the execution and delivery of the Note. Notwithstanding anything in this Loan
Agreement or implied by law to the contrary, the agreements of the Borrowers to indemnify or release Lender or Persons related to Lender, or to pay Lender's costs, expenses, or taxes shall survive the payment of the Loan and the termination of this Loan Agreement.

SECTION 14.7 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder or under the Note or any other Loan Document shall impair such power, right or privilege or be construed to be a

waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Loan Agreement, the Note and the other Loan
Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 14.8 MARSHALING; PAYMENTS SET ASIDE. Lender shall not be under any obligation to marshal any assets in favor of any Person or against or in payment of any or all of the Obligations. To the extent that any Person makes a payment or payments to Lender, or Lender enforces its remedies or exercises its rights of set off, and such payment or payments or the proceeds of such enforcement or set off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the
Obligations or part thereof originally intended to be satisfied, and all Liens, if any, and rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set off had not occurred.

SECTION 14.9 SEVERABILITY. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Loan Agreement, the
Note or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Loan
Agreement, the Note or other Loan Documents or of such provision or obligation in any other jurisdiction.

SECTION 14.10 HEADINGS. Section and subsection headings in this Loan Agreement are included herein for convenience of reference only and shall not constitute a part of this Loan Agreement for any other purpose or be given any substantive effect.

SECTION 14.11 APPLICABLE LAW. THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS
WERE NEGOTIATED IN THE STATE OF NEW YORK, AND EXECUTED AND DELIVERED IN THE
STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN WERE DISBURSED FROM NEW YORK,
WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND
TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING,
WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION,
VALIDITY AND PERFORMANCE. THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AND
THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO
CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF
THE UNITED STATES OF AMERICA EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE
CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED
PURSUANT TO THE DEEDS OF TRUST AND THE ASSIGNMENTS OF LEASES SHALL BE GOVERNED
BY THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED, EXCEPT THAT THE SECURITY
INTERESTS IN ACCOUNT COLLATERAL SHALL BE GOVERNED BY THE LAWS OF

THE STATE OF NEW YORK OR THE STATE WHERE THE SAME IS HELD, AT THE OPTION OF
LENDER.

SECTION 14.12 SUCCESSORS AND ASSIGNS. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Borrowers may not assign their rights or obligations hereunder or under any of the other Loan Documents except as expressly provided in Article XI.

SECTION 14.13 SOPHISTICATED PARTIES, REASONABLE TERMS, NO FIDUCIARY
RELATIONSHIP. The Borrowers, on behalf of themselves and all Borrower Parties, represent, warrant and acknowledge that (i) they are sophisticated real estate investors, familiar with transactions of this kind, and (ii) they have entered into this Loan Agreement and the other Loan Documents after conducting their own assessment of the alternatives available to them in the market, and after lengthy negotiations in which they have been represented by legal counsel of their choice. The Borrowers, on behalf of themselves and all Borrower Parties, also acknowledge and agree that the rights of Lender under this Loan Agreement and the other Loan Documents are reasonable and appropriate, taking into consideration all of the facts and circumstances including without limitation the quantity of the Loan, the nature of the Properties, and the risks incurred by Lender in this transaction. No provision in this Loan Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create (i) any partnership or joint venture between Lender and the
Borrowers or any other Person, or (ii) any fiduciary or similar duty by Lender to the Borrowers or any other Person. The relationship between Lender and the
Borrowers is exclusively the relationship of a creditor and a debtor, and all relationships between Lender and any other Borrower are ancillary to such creditor/debtor relationship.

SECTION 14.14 REASONABLENESS OF DETERMINATIONS. In any instance where any consent, approval, determination or other action by Lender is, pursuant to the
Loan Documents or applicable law, required to be done reasonably or required not to be unreasonably withheld, then Lender's action shall be presumed to be reasonable, and the Borrowers shall bear the burden of proof of showing that the same was not reasonable. In the event that a claim or adjudication is made that
Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where, by law or under this Loan Agreement or the other Loan Documents,
Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, neither Lender nor its agents shall be liable for any monetary damages, and the Borrowers' sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. Any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

SECTION 14.15 LIMITATION OF LIABILITY. Neither Lender, nor any Affiliate,
officer, director, employee, attorney, or agent of Lender, shall have any liability with respect to, and each of the Borrowers hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower
Parties in connection with, arising out of, or in any way related to, this Loan
Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Loan Agreement or any of the other Loan Documents, other than the gross negligence or willful misconduct of Lender. Each of the Borrowers hereby waives, releases, and agrees not to sue Lender or any of Lender's
Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in

respect of any claim in connection with, arising out of, or in any way related to, this Loan Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Loan Agreement or any of the transactions contemplated hereby, except to the extent the same is caused by the gross negligence or willful misconduct of Lender.

SECTION 14.16 NO DUTY. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any of the Borrowers or Affiliates thereof, or any other Person.

SECTION 14.17 ENTIRE AGREEMENT. This Loan Agreement, the Note, and the other
Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties to the Loan
Documents.

SECTION 14.18 CONSTRUCTION; SUPREMACY OF LOAN AGREEMENT; SPRINT ACQUISITION
DOCUMENTS. The Borrowers and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Loan Agreement and the other Loan Documents with its legal counsel and that this Loan Agreement and the other Loan Documents shall be construed as if jointly drafted by the Borrowers and Lender. If any term, condition or provision of this Loan Agreement shall be inconsistent with any term, condition or provision of any other Loan Document, then this Loan
Agreement shall control. If any term, condition or provision of the Loan
Documents, or the performance or withholding of performance under the Loan
Documents by any party, would cause a default under the Sprint Acquisition
Documents, the Sprint Acquisition Documents shall control and such performance shall be waived or shall be required to the extent disallowed or required, as applicable, under the Sprint Acquisition Documents.

SECTION 14.19 CONSENT TO JURISDICTION. EACH OF THE BORROWERS HEREBY CONSENTS TO
THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW
YORK, STATE OF NEW YORK OR WITHIN THE COUNTY AND STATE IN WHICH THE PROPERTY IS
LOCATED AND IRREVOCABLY AGREES THAT, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF
OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN
SUCH COURTS. EACH OF THE BORROWERS ACCEPTS FOR ITSELF AND IN CONNECTION WITH THE
PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE
AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY
AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS
AGREEMENT, THE NOTE, SUCH OTHER LOAN DOCUMENTS OR SUCH OBLIGATION. NOTHING
HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY
LAW OR SHALL LIMIT THE RIGHT OF LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER
IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 14.20 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS AND LENDER HEREBY
WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION
BASED UPON OR ARISING OUT OF THIS LOAN AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR
ANY DEALINGS BETWEEN ANY BORROWER PARTY AND LENDER RELATING TO THE SUBJECT
MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS
BEING ESTABLISHED. EACH OF THE BORROWER PARTIES AND LENDER ALSO WAIVES ANY BOND
OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE
REQUIRED OF IT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF
ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE
SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT
CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND
STATUTORY CLAIMS. EACH OF THE BORROWERS AND LENDER ACKNOWLEDGES THAT THIS WAIVER
IS A MATERIAL INDUCEMENT TO ENTER INTO THIS LOAN AGREEMENT, THAT EACH HAS
ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS LOAN AGREEMENT AND THAT EACH
WILL CONTINUE TO RELY ON THE WAIVER IN THE FUTURE. EACH OF THE BORROWERS AND
LENDER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS
LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL
RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE,
MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER
SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS
TO THIS LOAN AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR
AGREEMENT RELATING TO THE LOAN. IN THE EVENT OF LITIGATION, THIS LOAN AGREEMENT
MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 14.21 COUNTERPARTS; EFFECTIVENESS. This Loan Agreement and other Loan
Documents and any amendments or supplements thereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Loan Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

SECTION 14.22 SERVICER. Lender shall have the right from time to time to designate and appoint a Servicer and special servicer, and to change or replace any Servicer or special servicer. Provided that the Borrowers have been notified of such Servicer's role, all rights of the Lender hereunder may be exercised by
Servicer on behalf of Lender. Lender shall notify the Borrowers in writing as to the identity of the Servicer and any special servicer.

SECTION 14.23 OBLIGATIONS OF BORROWER PARTIES. The Borrower Parties other than the Borrowers are parties to this Loan Agreement only with regard to the representations, warranties, and covenants specifically applicable to them.

SECTION 14.24 ADDITIONAL INSPECTIONS; REPORTS. Notwithstanding anything contained in this Loan Agreement to the contrary, if for any reason whatsoever
Lender suspects that any conditions exist or may exist at any Property which might have a Material Adverse Effect, Lender shall have the right, at the
Borrowers' sole reasonable cost and expense, to cause such inspections and reports to be prepared and performed with respect to any Property as Lender shall reasonably determine.

SECTION 14.25 CROSS-DEFAULT; CROSS-COLLATERALIZATION; WAIVER OF MARSHALLING OF
ASSETS.

     (A) Each of the Borrowers acknowledges that Lender has made the Loan to each of the Borrowers upon the security of the Properties and the Other Company
Collateral and in reliance upon the aggregate value of the Properties and the
Other Company Collateral taken together being of greater value as collateral security than the sum of each such Property and each of the Borrowers' interests in the Company Collateral taken separately. Each of the Borrowers agrees that the Deeds of Trusts and other security agreements given hereunder are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default shall constitute an Event of Default under each of the Deeds of
Trusts and the other security agreements given hereunder which secure the Note;
(ii) each Deed of Trust and the other security agreements given hereunder shall constitute security for the Note as if a single blanket lien were placed on all of the Properties and the Other Company Collateral as security for the Note; and
(iii) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

     (B) To the fullest extent permitted by law, each of the Borrowers, for itself and its successors and assigns, waives all rights to a marshalling of the assets of each of the Borrowers, each of the Borrower's members and others with interests in each of the Borrowers, and of the Properties and the Other Company
Collateral, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Deeds of Trusts or the Other Company
Collateral, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan
Documents to a sale of the Properties and the Other Company Collateral for the
collection of the Loan without any prior or different resort for collection or of the right of Lender to the payment of the Loan out of the net proceeds of the
Properties and the Other Company Collateral in preference to every other claimant whatsoever. In addition, each of the Borrowers, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the
Deeds of Trusts or Other Company Collateral, any equitable right otherwise available to each of the Borrowers which would require the separate sale of the
Properties and the Other Company Collateral or require Lender to exhaust its remedies against any such Properties and the Other Company Collateral or any combination of the Properties and the Other Company Collateral before proceeding against any other Properties and the Other Company Collateral or combination of
Properties and the Other Company Collateral; and further in the event of such foreclosure each of the Borrowers does hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties and the Other Company
Collateral.

                        [signatures follow on next page]

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Loan Agreement as of the date first written above.

                                        BORROWERS:

                                        GLOBAL SIGNAL ACQUISITIONS LLC
                                        GLOBAL SIGNAL ACQUISITIONS II LLC

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                        LENDER:

                                        ----------------------------------------

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------